As filed with the Securities and Exchange Commission on March 15, 2016

Registration No.  333-209125

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

First Amended

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Premier Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2836	27-2635666
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

P.O. Box 25 Jackson Center, PA 16133	(814) 786-8849
(Address, including zip code, of registrant's principal executive offices)	(Telephone number, including area code)

William A. Hartman

Chief Executive Officer

Premier Biomedical, Inc.

P.O. Box 25

Jackson Center, PA 16133

(814) 786-8849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Brian A. Lebrecht, Esq.

Clyde Snow & Sessions, PC

201 S. Main Street, 13th Floor

Salt Lake City, UT 84111

(801) 322-2516

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock	18,600,000	(1)	$0.029	(12)	$539,400	(2)	$11.76	(3)

Total Registration Fee							$11.76	(3)

_____________

(1)

We are registering 18,600,000 shares of our common stock that will be issued to the selling shareholders named in the registration statement. The proposed maximum offering price per share will be determined by the registrant in connection with the issuance by the registrant of the securities registered hereunder.

(2)

The registration fee is calculated pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low transaction prices reported in the consolidated reporting system as reported on the OTCQB on January 19, 2016.

(3)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion	Dated March 15, 2016

PROSPECTUS

Up to 18,600,000 shares of common stock

We are hereby registering 18,600,000 shares, representing approximately 14% of our fully-diluted outstanding common stock if warrants held by our directors are exercised and all notes are sold and converted into common stock, for sale by Redwood Management, LLC, a Florida limited liability company, or its assigns, pursuant to 10% Convertible Promissory notes.

We are not selling any shares of common stock in the resale offering. We, therefore, will not receive any proceeds from the sale of the shares by the selling shareholder. This registration statement covers approximately two times the shares of common stock that will likely be issuable to the selling shareholder pursuant to the notes, as further detailed in this prospectus. We will bear all costs associated with this registration statement.

The selling shareholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling shareholder may sell their shares of common stock in the section of this prospectus entitled "Plan of Distribution." The selling shareholder is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in connection with the resale of our common stock issued pursuant to the notes.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is currently quoted on the OTCQB marketplace maintained by OTC Markets Group, Inc. under the symbol "BIEI." The closing price of our common stock as reported on the OTCQB on March 10, 2016, was $0.017.

These shares may be sold by the selling shareholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

This offering will terminate on the earlier of (i) when all 18,600,000 shares are sold, (ii) when the notes have all been converted or repaid, or (iii) on the date which is two years after the effective date hereof, unless we terminate it earlier.

Investing in the common stock involves risks. Premier Biomedical, Inc. is a development stage company with limited operations, limited income, and limited assets, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 14. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990, and as a result you may be limited in your ability to sell our stock.

The date of this Prospectus is __________________, 2016

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PROSPECTUS SUMMARY

PREMIER BIOMEDICAL, INC.

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of Alzheimer's Disease (AD), Fibromyalgia, Multiple Sclerosis (MS), Traumatic Brain Injury (TBI), Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig's Disease), Blood Sepsis and Viremia, and Cancer.

We have not generated any revenue to date, and we do not currently have a product ready for market.

Joint Venture Agreements

On July 3, 2015, we entered into a consulting agreement with FBROCCO ASSESSORIA EMPRES ARIAL LTDA ASSESSORIA EMPRESARIAL LTDA, a Brazilian company ("FBROCCO"), pursuant to which FBROCCO will provide certain consulting services to us, which shall include (i) developing a relationship between us and a Brazilian-based entity that is interested in entering into a joint venture where the purpose is to import, market and sell our products in Brazil and other South American countries and (ii) facilitating a trip for one of our officers to travel to Brazil and meet with the proposed joint venture partner and various governmental officials who have relationships that would be advantageous to the formation and success of the anticipated joint venture.

U.S. Army CRADA

On June 7, 2013, we entered into a Cooperative Research and Development Agreement (the "CRADA") with the Clinical Investigation Regulatory Office U.S. Army Medical Research and Material Command ("CIRO") for performing medical research, development, testing and evaluation.

The purpose of the CRADA is to outline the terms upon which we will collaborate with the U.S. Army Medical Research and Material Command at the William Beaumont Army Medical Center ("WBAMC") on the "Clearance of Specific Immunomodulators from Cerebrospinal Fluid via Selective Dialysis," and more specifically targeting the prevention of suicidal ideation and clinical depression, and to assist in the creation of antibodies in order to obtain a decrease in the neuropathologic findings in traumatic brain injury.

Our obligation under the CRADA, in addition to providing the basis for the study, is to cover approximately $10,000 in costs, while the U.S. Army Medical Research and Material Command will provide equipment, material and services. The CRADA can be terminated by either party pursuant to thirty (30) days' notice, or work will cease upon completion of the study, exhaustion of funds, termination, or July 31, 2016, whichever occurs first. We have the initial authorization to file patent applications on all inventions jointly developed during the term of the CRADA.

As of September 30, 2015, we have paid $9,773 to the CIRO in reimbursement of expenses associated with our research.

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University of Texas, El Paso Agreement

On May 9, 2012, we entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, we will work jointly with the University to develop a series of research and development programs around our sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas' campuses. We will pay the University's actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and us. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

On March 4, 2015, we entered into a Patent License Agreement (PLA) with the University of Texas at El Paso (UTEP) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, "Anti-CTLA-4 Blockade" (the "Application") under the definition of "Patent Rights" as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

As of September 30, 2015, we have paid $279,968 to the University in connection with our research, and owe them an additional $256,733.

License Agreements

On May 12, 2010, we entered into two separate License Agreements. One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending international, or PCT, patent application relating to the treatment of auto-immune diseases, and (ii) the "Feldetrex" trademark. The Patent Cooperation Treaty ("PCT") is an international patent law treaty which was concluded in 1970. It provides a unified procedure for filing patent applications to protect inventions in each of its contracting countries. A patent application filed under the PCT is called an international application, or PCT application. The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two international, or PCT, patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood. We started developing a business around these two licenses immediately. The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors. We decided to abandon pursuit of these international patents over our intellectual properties during 2011 and focus exclusively on the U.S. patent market.

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Under the terms of the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors' proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by licensor, our failure to diligently pursue commercialization of the licensed technology, and the presence of litigation or a regulatory action against us) are not satisfied.

Under the terms of the Marv license, which are nearly identical to the Altman license, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors' proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license is for an indefinite term, but may be terminated by either party upon a breach by the other party, or if certain conditions (including a breach of the agreement, an intentional devaluation by us of our common stock owned by licensor, our failure to diligently pursue commercialization of the licensed technology, and the presence of litigation or a regulatory action against us) are not satisfied.

We intend to uphold the license agreements and follow the terms thereof. While Dr. Felder is one of our Company's founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

As of September 30, 2015, we have not generated any revenues and thus have not paid any license fees. We have, however, paid $139,873 in reimbursement of expenses associated with the technology we have licensed, and owe them an additional $29,703.

Corporate Information

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada.

Our corporate headquarters are located at P.O. Box 25, Jackson Center, PA 16133, and our telephone number is (814) 786-8849. We have offices virtually in the homes of our management team in Texas and Pennsylvania. Our website is http://www.premierbiomedical.com/. Information contained on our website is not incorporated into, and does not constitute any part of, this Prospectus.

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The Offering

Issuer:	Premier Biomedical, Inc.

Securities Offered:	Up to 18,600,000 shares of common stock that may be acquired upon the conversion of convertible promissory notes.

Selling Shareholders:	Redwood Management, LLC, or its assigns. See selling shareholders.

Common Stock Outstanding
Before Offering:	89,579,908
After the Offering:	108,179,908

Use of Proceeds:	We will not receive any proceeds from the sale of shares of common stock by the selling shareholders in this offering.

We are hereby registering 18,600,000 shares, representing approximately 14% of our fully-diluted outstanding common stock if warrants held by our directors are exercised and all are sold and converted into common stock, for sale by Redwood Management, LLC, a Florida limited liability company, or its assigns, pursuant to 10% Convertible Promissory notes.

These shares may be sold by the selling shareholders from time to time in the over-the-counter market or other national securities exchange or automated interdealer quotation system on which our common stock is then listed or quoted, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices.

Redwood has agreed that neither it nor its affiliates will execute any short sales of any of our securities until the later of (i) the maturity date (as defined in the notes) or (ii) the date that the notes are no longer outstanding (provided that this provision shall not prohibit any sales made where a corresponding notice of conversion has been tendered to us and the shares received upon such conversion or exercise are used to close out such sale).

All of the common stock registered by this Prospectus will be sold by Redwood at the prevailing market prices at the time they are sold.

Financing Agreements

On December 28, 2015, we entered into a Securities Purchase Agreement with Redwood Management, LLC, pursuant to which we agreed to sell, and Redwood Management, LLC, or its assigns, agreed to purchase, One Million Six Hundred Thousand Dollars ($1,600,000) in 10% Convertible Promissory notes. On February 26, 2016, and again on March 7, 2016, the Securities Purchase Agreement was amended, and the total amount of funding to which Redwood is obligated was reduced to $525,000. The notes have an original issue discount of five percent (5%). The first note was issued on December 28, 2015 in the face amount of One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500), to Redwood Management, LLC. The second note was issued on January 8, 2016, in the face amount of One Hundred Thirty One Thousand Two Hundred Fifty Dollars ($131,250), to Redwood Fund III Ltd. The third note was issued on February 22, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The fourth note was issued on March 7, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The fifth and final note was issued on March 11, 2016, in the face amount of One Hundred Five Thousand Dollars ($105,000). The maturity date of each note is nine (9) months after its issuance. The notes are convertible after ninety (90) days into our common stock at a conversion price equal to 60% of the lowest traded price of the Common stock in the fifteen (15) trading days prior to the conversion date. The notes can be prepaid by us at any time upon ten (10) days written notice to Redwood for a cash amount equal to the sum of the then outstanding principal amount of the note and interest multiplied by 130%. Pursuant to a Registration Rights Agreement, we agreed to register the shares underlying conversion of the notes. Out of the proceeds of the notes, we paid a total of $52,500 to Chardan Capital Markets, LLC as a placement fee, and $10,000 to the holder's legal counsel as reimbursement of legal expenses.

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An event of default under the notes is any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of any Note or (B) interest, liquidated damages and other amounts owing to a holder on any Note, as and when the same shall become due and payable (whether on a conversion date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within 3 trading days;

ii. the Company shall materially fail to observe or perform any other material covenant or material agreement contained in the notes (other than a breach by the Company of its obligations to deliver shares of Common stock to the holder upon conversion, which breach is addressed in clause (ix) below) which failure is not cured, if possible to cure, within the earlier to occur of (A) 5 trading days after notice of such failure sent by the holder or by any other holder to the Company and (B) 10 trading days after the Company has become or should have become aware of such failure;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) any of the Financing Agreements or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Financing Agreements, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the holder or any other holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

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vii. the Common stock shall not be eligible for listing or quotation for trading on a trading market and shall not be eligible to resume listing or quotation for trading thereon within five trading days or the transfer of shares of Common stock through the Depository Trust Company System is no longer available or "chilled";

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined in the Registration Rights Agreement);

x. if, during the Effectiveness Period (as defined in the Registration Rights Agreement), either (a) the effectiveness of the registration statement lapses for any reason or (b) the holder shall not be permitted to resell Registrable Securities (as defined in the Registration Rights Agreement) under the registration statement for a period of more than 20 consecutive trading days or 30 non-consecutive trading days during any 12 month period; provided, however, that if the Company is negotiating a merger, consolidation, acquisition or sale of all or substantially all of its assets or a similar transaction and, in the written opinion of counsel to the Company, the registration statement would be required to be amended to include information concerning such pending transaction(s) or the parties thereto which information is not available or may not be publicly disclosed at the time, the Company shall be permitted an additional 10 consecutive trading days during any 12 month period pursuant to this Section 6(a)(x);

xi. the Company shall fail for any reason to deliver certificates to a holder on or prior to the third Trading Day after a conversion date pursuant to Section 4(c) or the Company shall provide at any time notice to the holder, including by way of public announcement, of the Company's intention to not honor requests for conversions of any notes in accordance with the terms hereof;

xii. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable);

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xiii. if the Company or any Significant Subsidiary shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country, or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xiv. if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Significant Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xv. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xvi. the Company shall fail to maintain sufficient reserved shares pursuant to Section 4(c)(vi);

xvii. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

xviii. the Company has not filed a Schedule 14C with the Commission to increase the number of authorized shares of Common stock to a number reasonably acceptable to the holder within thirty (30) days after the first closing date and has not used its reasonable best efforts to cause such increase to become effective.

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Upon an event of default under the notes held by a selling shareholder, such selling shareholder may accelerate the outstanding principal amount of all outstanding notes held by such selling shareholder, plus accrued and unpaid interest, and other amounts owing through the date of acceleration. In the event of such acceleration, the interest rate on the then-outstanding notes held by such selling shareholder shall accrue at an additional interest rate equal to the lesser of 2% per month or the maximum rate permitted under applicable law. Upon acceleration, the amount due will be 130% of the outstanding principal amount of the Note and accrued and unpaid interest, together with payment of all other amounts, costs, expenses and liquidated damages due under the notes held by such Selling shareholder. Upon an event of default, a Selling shareholder may choose to convert all outstanding notes held by such Selling shareholder into common stock of the Company at a conversion price equal to 50% of the of the lowest traded price of the Common stock in the fifteen (15) trading days prior to the conversion date (the "Default Conversion Price") or exercise its remedies as a secured creditor.

After taking into consideration interest accruing on the notes and the OID, the total amount repaid by the Company in cash or stock could exceed $593,000 (assuming no events of default occur). If this entire balance is satisfied by conversion of the notes to common stock, we would have to issue the selling shareholders a total of 58,044,730 shares of common stock in satisfaction of our obligations under the Financing Agreements; provided, however, that the notes each contain a limitation which provides that the Company shall not effect any conversion of principal and/or interest under any Note, and a holder of a Note shall not have the right to convert any principal and/or interest of such Note, to the extent that after giving effect to the conversion, the holder (together with the holder's affiliates, and any persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of the 4.99% of the Company's issued and outstanding shares of common stock. We are seeking to register 18,600,000 shares, which is equal to approximately 32% of the amount we estimate we would be obligated to issue on the full amount of the notes. If our stock price does not increase, we will have to file subsequent registration statements.

Pursuant to the terms of the Financing Agreements, we are required to keep available out of our authorized and unissued shares of common stock a number of shares of common stock at least equal to 300% of the maximum aggregate number of shares of common stock then issued or potentially issuable in the future pursuant to the terms of the notes.

Pursuant to the terms of the Registration Rights Agreement, within 30 days of the closing date, we must file the registration statement which relates to the resale by the holders of all of the Company's common stock issued upon conversion of the notes (or such other number as the SEC shall permit).

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The notes and the shares of common stock that may be issued to Redwood and the other selling shareholders upon conversion of the notes will be issued pursuant to an exemption from registration under the Securities Act. Pursuant to the Financing Agreements, we have filed a registration statement, of which this prospectus is a part, covering the possible resale by the selling shareholders of all of the shares that we may issue to the selling shareholders upon conversion of the notes. Through this prospectus, the selling shareholders may offer to the public for resale shares of our common stock that we may issue to Redwood and the other selling shareholders.

The Financing Agreements contain representations and warranties by us and Redwood which are typical for transactions of this type.

As set forth in the Financing Agreements, Redwood has represented to us that it has not, directly or indirectly, executed any purchases or sales, including short sales, of our common stock.

The Financing Agreements obligate us to indemnify Redwood for certain losses resulting from a misrepresentation or breach of any representation or warranty made by us or breach of any obligation of ours. Redwood also indemnifies us for similar matters.

The issuance of our shares of common stock upon conversion of the notes will have no effect on the rights or privileges of existing holders of common stock except that the economic and voting interests of each stockholder will be diluted as a result of the issuance of our shares. Although the number of shares of common stock that stockholders presently own will not decrease as a result of the transactions, these shares will represent a smaller percentage of our total shares that will be outstanding after any issuances of shares of common stock to Redwood or the other selling shareholders; provided, however, that the notes each contain a limitation which provides that the Company shall not effect any conversion of principal and/or interest under any Note, and a holder of a Note shall not have the right to convert any principal and/or interest of such Note, to the extent that after giving effect to the conversion, the holder (together with the holder's affiliates, and any persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own in excess of the 4.99% of the Company's issued and outstanding shares of common stock.

We entered into the Financing Agreements with the intention to grow our business, which in turn should increase our value. We expect to add significant positive value through the use of funds received pursuant to the financing.

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Risk Factors

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this prospectus, before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We are developing medical treatments for Cancer, Alzheimer's disease, ALS, Blood Sepsis Leukemia, and other life-threatening cancers, Multiple Sclerosis, Fibromyalgia, Neuropathic Pain and Traumatic Brain Injury. We face risks in developing our product candidates and services and eventually bringing them to market. We also face risks that our business model becomes obsolete. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Offering

Existing stockholders may experience significant dilution upon the conversion of the notes.

The sale of convertible promissory notes pursuant to the Financing Agreements, and the subsequent conversion of those notes into our common stock, may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time of note conversions, the more shares of our common stock we will have to issue to Redwood. If our stock price decreases, then our existing shareholders would experience greater dilution upon conversion of the notes.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Redwood Management, LLC will convert the notes at less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued to Redwood under the Financing Agreement will be purchased at a forty percent (40%) discount, or sixty percent (60%) of the lowest traded price of the Common stock in the fifteen (15) trading days prior to the conversion date.

Redwood has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If Redwood sells our shares, the price of our common stock may decrease. If our stock price decreases, Redwood may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreements may cause the price of our common stock to decline.

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We are registering an aggregate of 18,600,000 shares of common stock to be issued under the Financing Agreements. The sale of such shares could depress the market price of our common stock.

We are registering an aggregate of 18,600,000 shares of common stock under the registration statement of which this Prospectus forms a part for issuance pursuant to the Financing Agreements. The sale of these shares into the public market by Redwood could depress the market price of our common stock.

Risk Factors Related to the Business of the Company

We have a limited operating history and our financial results are uncertain.

We have a limited history and face many of the risks inherent to a new business. As a result of our limited operating history, it is difficult to accurately forecast our potential revenue. We were incorporated in Nevada in 2010. Our revenue and income potential is unproven and our business model is still emerging. Therefore, there can be no assurance that we will provide a return on investment in the future. An investor in our common stock must consider the challenges, risks and uncertainties frequently encountered in the establishment of new technologies, products and processes in emerging markets and evolving industries. These challenges include our ability to:

•	execute our business model;

•	create brand recognition;

•	manage growth in our operations;

•	create a customer base in a cost-effective manner;

•	retain customers;

•	access additional capital when required; and

•	attract and retain key personnel.

There can be no assurance that our business model will be successful or that it will successfully address these and other challenges, risks and uncertainties.

We will need additional funding in the future, and if we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate our product candidate development programs, commercial efforts, or sales efforts.

Developing products and methods and procedures of treatment and marketing developed products is costly. We will need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our product candidates.

In 2014, we raised funds through a public equity offering. We may need to finance future cash needs through public or private equity offerings, debt financings or strategic collaboration and licensing arrangements. To the extent that we raise additional funds by issuing equity securities, our stockholders may experience additional dilution, and debt financing, if available, may involve restrictive covenants and may result in high interest expense. If we raise additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our product candidates, processes and technologies or our development projects or to grant licenses on terms that are not favorable to us. We cannot be certain that additional funding will be available on acceptable terms, or at all. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs or curtail some of our commercialization efforts of our operations. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

14

We do not own our technologies, they are owned by, and licensed from, two entities that are under the control of the Chairman of our Board of Directors.

We do not currently own the technologies necessary to conduct our operations. The patents necessary to pursue our intended business plan are under the control of our Chairman of the Board of Directors. As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty and (ii) reimburse the licensor for any costs incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors' proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. The licensor has the sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then the licensor may pay said expenses and our licensed rights in those countries will revert to the licensor. The license agreements contain provisions that require us to indemnify the licensor for any claims, including costs of litigation, brought against them related to the licenses, and require us to maintain insurance that may be burdensome. In the event of a breach of our obligations under the license agreements, the licensors are entitled to various damages and remedies, up to and including termination of said license agreements. The licensors are entities under the control of Dr. Mitchell S. Felder, the Chairman of our Board of Directors. While Dr. Felder is one of our Company's founders and the Chairman of our Board of Directors, there can be no assurance that he will extend the offer to license these technologies to us in the future as currently contemplated.

We do not intend to take our Feldetrex® product candidate past the development stage, but instead intend to enter into collaboration agreements with collaboration partners. If we are unable to enter into an agreement with collaboration partners, our Feldetrex® product candidate cannot be marketed, and it will not generate revenue for us.

We do not intend to conduct clinical trials on our Feldetrex® product candidate. We instead intend to enter into one or more collaboration agreements with third parties to do so. However, we have not entered into any such agreements, or discussions for any such agreements, and we cannot guarantee that we will be successful in doing so. If we do not find a collaboration partner, the Feldetrex® product candidate cannot be marketed, and it will not generate any revenue for us.

The failure to generate revenue from our Feldetrex® product candidate will have a materially adverse effect on our overall revenues, profitability, and we may not be able to continue operations.

15

If an individual used any of our product candidates prior to their approval by the FDA or other regulatory authority, we face risks of unforeseen medical problems, and up to a complete ban on the sale of our product candidates.

The efficacy and safety of pharmaceutical products is established through a process of clinical testing under Federal Drug Administration ("FDA") oversight. No individual is authorized or should use any of our products outside of an established process of clinical testing and FDA approval and authorization. If an individual were to use one of our product candidates in such a manner, we cannot predict the potential medical harm to that individual. If such an event were to occur, the FDA or similar regulatory agency might impose a complete ban on the sale or use of our candidate products.

The FDA might not approve our product candidates for marketing and sale.

We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of seeking regulatory approvals. We believe that FDA approval of some of our product candidates will need to undergo a full investigational new drug (IND) application with the FDA, including clinical trials. There can be no assurance that the FDA will approve our IND application or any other applications. Failure to obtain the necessary FDA approval will have a material negative affect on our operations. While we intend to license our Feldetrex® product to a larger pharmaceutical company, they in turn, may not be able to obtain the necessary approval to market and sale the product.

We may fail to deliver commercially successful new product candidates, methods and procedures of treatment, and treatments.

Our technology is at an early stage of research and development. As of the date hereof, we have partnered with the University of Texas at El Paso (UTEP), and protocol for animal testing procedures is being developed in conjunction with UTEP at this time. Subsequent clinical trials on human patients will be coordinated with our development partners in the near future. We have also entered into a Cooperative Research and Development Agreement (the "CRADA") with the Clinical Investigation Regulatory Office U.S. Army Medical Research and Material Command ("CIRO") for performing medical research, development, testing and evaluation. Pursuant to the CRADA, we will collaborate with the U.S. Army Medical Research Material Command at the William Beaumont Army Medical Center ("WBAMC") on the "Clearance of Specific Immunomodulators from Cerebrospinal Fluid via Selective Dialysis," and more specifically, targeting the prevention of suicidal ideation and clinical depression, and assisting in the creation of antibodies in order to obtain a decrease in the neuropathologic findings in traumatic brain injuries.

The development of commercially viable new products and methods and procedures of treatment, as well as the development of additional uses for existing products and methods and procedures of treatment, is critical to our ability to generate sales and/or sell the rights to manufacture and distribute our product and process candidates to another firm. Developing new products and methods and procedures of treatment is a costly, lengthy and uncertain process. A new product or process candidate can fail at any stage of the development or commercialization, and one or more late-stage product or process candidates could fail to receive regulatory approval.

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New product and process candidates may appear promising in development, but after significant investment, fail to reach the market or have only limited commercial success. This, for example, could be as a result of efficacy or safety concerns, inability to obtain necessary regulatory approvals, difficulty or excessive costs to manufacture, erosion of patent term as a result of a lengthy development period, infringement of third-party patents or other intellectual property rights of others or inability to differentiate the product or process adequately from those with which it competes.

The commercialization of product and process candidates under development may not be profitable.

In order for the commercialization of our product candidates to be profitable, our product and process candidates must be cost-effective and economical to manufacture on a commercial scale. Furthermore, if our product candidates and methods and procedures of treatment do not achieve market acceptance, we may not be profitable. Subject to regulatory approval, we expect to incur significant development, sales and marketing expenses in connection with the commercialization of our new product and process candidates. Even if we receive additional financing, we may not be able to complete planned development and marketing of any or all of our product or process candidates. Our future profitability may depend on many factors, including, but not limited to:

•	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	the costs of establishing manufacturing and production, sales, marketing and distribution capabilities; and

•	the effect of competing technological and market developments.

Even if our collaboration partners receive regulatory approval for our product and process candidates, we may not earn significant revenues from such product or process candidates. With respect to the product and methods and procedures of treatment candidates in our development pipeline that are being developed by or in close conjunction with third parties, our ability to generate revenues from such product and process candidates will depend in large part on the efforts of such third parties. To the extent that our collaboration partners are not successful in commercializing our product or process candidates, our revenues will suffer, we will incur significant additional losses and the price of our common stock will be negatively affected.

We may engage in strategic transactions that fail to enhance stockholder value.

From time to time, we may consider possible strategic transactions, including the potential acquisitions or licensing of products or technologies or acquisition of companies, and other alternatives with the goal of maximizing stockholder value. We may never complete a strategic transaction, and in the event that we do complete a strategic transaction, implementation of such transactions may impair stockholder value or otherwise adversely affect our business. Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could harm our results of operation and business prospects.

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Our business is heavily regulated by governmental authorities, and failure to comply with such regulation or changes in such regulations could negatively impact our financial results.

We must comply with a broad range of regulatory controls on the testing, approval, manufacturing and marketing of our product candidates, procedures and other treatments, particularly in the United States and countries of the European Union, that affect not only the cost of product development but also the time required to reach the market and the uncertainty of successfully doing so. Health authorities have increased their focus on safety when assessing the benefit risk/balance of drugs in the context of not only initial product approval but also in the context of approval of additional indications and review of information regarding marketed products. Stricter regulatory controls also heighten the risk of changes in product profile or withdrawal by regulators on the basis of post-approval concerns over product safety, which could reduce revenues and can result in product recalls and product liability lawsuits. There is also greater regulatory scrutiny, especially in the United States, on advertising and promotion and in particular on direct-to-consumer advertising.

The regulatory process is uncertain, can take many years, and requires the expenditure of substantial resources. In particular, proposed human pharmaceutical therapeutic product requirements set by the FDA in the United States, and similar health authorities in other countries, require substantial time and resources to satisfy. We may never obtain regulatory approval for our product and process candidates.

We may not be able to gain or sustain market acceptance for our services and product candidates.

Failure to establish a brand and presence in the marketplace on a timely basis could adversely affect our financial condition and results of operations. Moreover, there can be no assurance that we will successfully complete our development and introduction of new products or product enhancements, or methods and procedures of treatment or that any such product candidates or methods and procedures of treatment will achieve acceptance in the marketplace. We may also fail to develop and deploy new products and product enhancements on a timely basis.

The market for products, methods and procedures of treatment and services in the pharmaceuticals industry is highly competitive, and we may not be able to compete successfully.

We intend to operate in highly competitive markets. We will likely face competition both from proprietary products of large international manufacturers and producers of generic pharmaceuticals. Most of the competitors in the industry have longer operating histories and significantly greater financial, technical, marketing and other resources than us, and may be able to respond more quickly than we can to new or changing opportunities and customer requirements. Also, many competitors have greater name recognition and more extensive customer bases that they can leverage to gain market share. Such competitors are able to undertake more extensive promotional activities, adopt more aggressive pricing policies and offer more attractive terms to purchasers than we can.

Significant product innovations, technical advances or the intensification of price competition by competitors could adversely affect our operating results. We cannot predict the timing or impact of competitive products or their potential impact on sales of our product candidates.

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If any of our major product candidates or methods and procedures of treatment were to become subject to a problem such as unplanned loss of patent protection, unexpected side effects, regulatory proceedings, publicity affecting doctor or patient confidence or pressure from competitive products and methods and procedures of treatment, or if a new, more effective treatment should be introduced, the adverse impact on our revenues and operating results could be significant.

We are dependent on the services of key personnel and failure to attract qualified management could limit our growth and negatively impact our results of operations.

We are highly dependent on the principal members of our management and scientific staff and certain key consultants, including our Chief Executive Officer and the Chairman of our Board of Directors. We will continue to depend on operations management personnel with pharmaceutical and scientific industry experience. At this time, we do not know of the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our financial condition and results of operations.

If physicians and patients do not accept our current or future product candidates or methods and procedures of treatment, we may be unable to generate significant additional revenue, if any.

The products and methods and procedures of treatment that we may develop or acquire in the future may fail to gain market acceptance among physicians, health care payors, patients and the medical community. Physicians may elect not to recommend these treatments for a variety of reasons, including:

•	timing of market introduction of competitive drugs;

•	lower demonstrated clinical safety and efficacy compared to other drugs or treatments;

•	lack of cost-effectiveness;

•	lack of availability of reimbursement from managed care plans and other third-party payors;

•	lack of convenience or ease of administration;

•	prevalence and severity of adverse side effects;

•	other potential advantages of alternative treatment methods; and

•	ineffective marketing and distribution support.

If our product candidates and processes fail to achieve market acceptance, we would not be able to generate significant revenue.

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We are exposed to the risk of liability claims, for which we may not have adequate insurance.

Since we participate in the pharmaceutical industry, we may be subject to liability claims by employees, customers, end users and third parties. We do not currently have product liability insurance. We intend to have proper insurance in place; however, there can be no assurance that any liability insurance we purchase will be adequate to cover claims asserted against us or that we will be able to maintain such insurance in the future. We intend to adopt prudent risk management programs to reduce these risks and potential liabilities; however, we have not taken any steps to create these programs and have no estimate as to the cost or time required to do so and there can be no assurance that such programs, if and when adopted, will fully protect us. We may not be able to put risk management programs in place, or obtain insurance, if we are unable to retain the necessary expertise and/or are unsuccessful in raising necessary capital in the future. Adverse rulings in any legal matters, proceedings and other matters could have a material adverse effect on our business.

Pre-clinical and clinical trials are conducted during the development of potential products and other treatments to determine their safety and efficacy for use by humans. Notwithstanding these efforts, when our treatments are introduced into the marketplace, unanticipated side effects may become evident. Manufacturing, marketing, selling and testing our product candidates under development or to be acquired or licensed, entails a risk of product liability claims. We could be subject to product liability claims in the event that our product candidates, processes, or products under development fail to perform as intended. Even unsuccessful claims could result in the expenditure of funds in litigation and the diversion of management time and resources, and could damage our reputation and impair the marketability of our product candidates and processes. While we plan to maintain liability insurance for product liability claims, we may not be able to obtain or maintain such insurance at a commercially reasonable cost. If a successful claim were made against us, and we don't have insurance or the amount of insurance was inadequate to cover the costs of defending against or paying such a claim or the damages payable by us, we would experience a material adverse effect on our business, financial condition and results of operations.

Other companies may claim that we have infringed upon their intellectual property or proprietary rights.

We do not believe that our product candidates and methods and procedures violate third-party intellectual property rights; however, we have not had an independent party conduct a study of possible patent infringements. Nevertheless, we cannot guarantee that claims relating to violation of such rights will not be asserted by third parties. If any of our product candidates or methods and procedures of treatment are found to violate third-party intellectual property rights, we may be required to expend significant funds to re-engineer or cause to be re-engineered one or more of those product candidates or methods and procedures of treatment to avoid infringement, or seek to obtain licenses from third parties to continue offering our product candidates or methods and procedures of treatment without substantial re-engineering, and such efforts may not be successful.

In addition, future patents may be issued to third parties upon which our product candidates and methods and procedures of treatment may infringe. We may incur substantial costs in defending against claims under any such patents. Furthermore, parties making such claims may be able to obtain injunctive or other equitable relief, which effectively could block our ability to further develop or commercialize some or all of our products or methods and procedures of treatment in the United States or abroad, and could result in the award of substantial damages against us. In the event of a claim of infringement, we may be required to obtain one or more licenses from third parties. There can be no assurance that we will be able to obtain such licenses at a reasonable cost, if at all. Defense of any lawsuit or failure to obtain any such license could be costly and have a material adverse effect on our business.

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Our success depends on our ability to protect our proprietary technology.

Our success depends, to a significant degree, upon the protection of our proprietary technology, and that of any licensors. Legal fees and other expenses necessary to obtain and maintain appropriate patent protection could be material. Insufficient funding may inhibit our ability to obtain and maintain such protection. Additionally, if we must resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive, and could involve a high degree of risk to our proprietary rights if we are unsuccessful in, or cannot afford to pursue, such proceedings.

Our licensors have been granted three U.S. patents: Sequential Extracorporeal Treatment of Bodily Fluids, U.S. Patent No. 9,216,386; Utilization of Stents for the Treatment of Blood Borne Carcinomas, U.S. Patent No. 8,758,287; and Medication and Treatment for Disease, U.S. Patent No. 8,865,733, in the areas of cancer, sepsis, and multiple sclerosis. We expect these patents to cover the medical treatments for Multiple Sclerosis, Blood Sepsis, and Cancer and be effective until 2029. Our licensors have licensed these technologies to us pursuant to the terms of the license agreements. We anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements. However, we have not conducted thorough prior art or novelty studies, but we are not aware of existing prior art that would prevent us from obtaining patents on our product candidates or methods and procedures of treatment. Prior art preventing us from obtaining broad patent protection is a possibility. Inability to obtain valid and enforceable patent protection would have a material negative impact on our business opportunities and success. Because the patent positions of pharmaceutical and biotechnology companies are highly uncertain and involve complex legal and factual questions, the patents may not be granted on our applications, and any future patents owned and licensed by us may not prevent other companies from developing competing products or ensure that others will not be issued patents that may prevent the sale of our products or require licensing and the payment of significant fees or royalties. Furthermore, to the extent that: (i) any of our future products or methods are not patentable; (ii) such products or methods infringe upon the patents of third parties; or (iii) our patents or future patents fail to give us an exclusive position in the subject matter to which such patents relate, our business will be adversely affected. We may be unable to avoid infringement of third-party patents and may have to obtain a license, or defend an infringement action and challenge the validity of such patents in court. A license may be unavailable on terms and conditions acceptable to us, if at all. Patent litigation is costly and time consuming, and we may be unable to prevail in any such patent litigation or devote sufficient resources to even pursue such litigation. If we do not obtain a license under such patents, are found liable for infringement and are not able to have such patents declared invalid, we may be liable for significant monetary damages, encounter significant delays in bringing products to market or may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

We may also rely on trademarks, trade secrets and contract law to protect certain of our proprietary technology. There can be no assurance that any trademarks will be approved, that such contract will not be breached, or that if breached, we will have adequate remedies. Furthermore, there can be no assurance that any of our trade secrets will not become known or independently discovered by third parties.

Additionally, we may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. There can be no assurance that we will have or be able to acquire title or exclusive rights to the inventions or technical information derived from such collaborations, or that disputes will not arise with respect to rights in derivative or related research programs conducted by us or such collaborators.

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Our future growth may be inhibited by the failure to implement new technologies.

Our future growth is partially tied to our ability to improve our knowledge and implementation of medical and pharmaceutical technologies. The inability to successfully implement commercially viable medical and pharmaceutical technologies in response to market conditions in a manner that is responsive to our customers' requirements could have a material adverse effect on our business.

Risks Related To Our Common stock

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to Biomedical Industry companies;

•	changes in financial estimates or recommendations by securities analysts;

•	announcements of innovations or new products or services by us or our competitors;

•	the emergence of new competitors;

•	operating and market price performance of other companies that investors deem comparable;

•	changes in our board or management;

•	sales or purchases of our common stock by insiders;

•	commencement of, or involvement in, litigation;

•	changes in governmental regulations; and

•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry or the stock market in general, experiences a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

If we are unable to pay the costs associated with being a public, reporting company, we may not be able to continue trading on the OTCQB and/or we may be forced to discontinue operations.

Our common stock is listed for trading on the OTCQB. We expect to have significant costs associated with being a public, reporting company, which may raise substantial doubt about our ability to continue trading on the OTCQB and/or continue as a going concern. Our ability to continue trading on the OTCQB and/or continue as a going concern will depend on positive cash flow, if any, from future operations and on our ability to raise additional funds through equity or debt financing. If we are unable to achieve the necessary product sales or raise or obtain needed funding to cover the costs of operating as a public, reporting company, our common stock may be deleted from the OTCQB and/or we may be forced to discontinue operations.

22

Our common stock is listed for quotation on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc., which may make it more difficult for investors to resell their shares due to suitability requirements.

Our common stock is currently quoted on the OTCQB tier of the marketplace maintained by OTC Markets Group, Inc. Broker-dealers often decline to trade in over-the-counter stocks given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of their shares. This could cause our stock price to decline.

Our principal stockholders have the ability to exert significant control in matters requiring stockholder approval and could delay, deter, or prevent a change in control of our company.

William A. Hartman and Dr. Mitchell S. Felder collectively own 46,767,672 shares of our outstanding common stock, 2,000,000 shares of our Series A Convertible Preferred Stock (which is convertible into an aggregate of 2,000,000 shares of our common stock), and through the exercise of warrants could acquire another 30,000,000 shares of our common stock. The shares of our preferred stock have 100 votes per share, giving these two shareholders the vast majority of our current voting securities. As a result, they have the ability to influence matters affecting our shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because they control such shares, investors may find it difficult to replace our management if they disagree with the way our business is being operated. Because the influence by these shareholders could result in management making decisions that are in the best interest of those shareholders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock. Investors who purchase our common stock should be willing to entrust all aspects of operational control to our current management team.

We do not intend to pay dividends in the foreseeable future.

We do not intend to pay any dividends in the foreseeable future. We do not plan on making any cash distributions in the manner of a dividend or otherwise. Our Board presently intends to follow a policy of retaining earnings, if any.

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We have outstanding convertible debt, which, if repaid will require a significant amount of capital, or if converted into our common stock could have a material adverse effect on our stock price.

As of September 30, 2015, we had five convertible notes outstanding with a cumulative outstanding principal balance of $234,600. Repayment of the notes must be done at a premium to the then-outstanding balance, resulting in the need for approximately $328,500 in liquid capital. If, rather than repay these notes, we allow them to convert into our common stock, which conversions would be done at a discount to the market price of our common stock, resulting in the issuance of approximately 23,460,000 shares of our common stock (based on a conversion price of $0.01 per share), all of which could be sold into the open market at the time of conversion.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors' ownership and could decrease the value of their investment.

We are authorized to issue up to 1,000,000,000 shares of common stock, of which there are currently 89,579,908 shares issued and outstanding, and up to an additional 47,841,455 of which may be issued and outstanding if all of our currently outstanding preferred stock and warrants were exercised and converted into common stock. We therefore have up to an additional 862,578,637 authorized but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders' percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized the issuance of up to 10,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but undesignated preferred stock may be issued upon filing of an amended certificate of incorporation and the payment of required fees; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Our officers and directors can sell some of their stock, which may have a negative effect on our stock price and ability to raise additional capital, and may make it difficult for investors to sell their stock at any price.

Our officers and directors, as a group, are the beneficial owners of 14,874,872 shares of our common stock, representing nearly 17% of our total issued shares, with options and warrants to purchase another 45,870,000 shares of our common stock. Each individual officer and director may be able to sell up to 1% of our outstanding stock (currently approximately 895,799 shares) every 90 days in the open market pursuant to Rule 144, which may have a negative effect on our stock price and may prevent us from obtaining additional capital. In addition, if our officers and directors are selling their stock into the open market, it may make it difficult or impossible for investors to sell their stock at any price.

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Our common stock is governed under The Securities Enforcement and Penny Stock Reform Act of 1990.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

The forward looking statements contained in this Prospectus report may prove incorrect.

This Prospectus contains certain forward-looking statements, including among others: (i) anticipated trends in our financial condition and results of operations; (ii) our business strategy for expanding distribution; and (iii) our ability to distinguish ourselves from our current and future competitors. These forward-looking statements are based largely on our current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. In addition to the other risks described elsewhere in this "Risk Factors" discussion, important factors to consider in evaluating such forward-looking statements include: (i) changes to external competitive market factors or in our internal budgeting process which might impact trends in our results of operations; (ii) anticipated working capital or other cash requirements; (iii) changes in our business strategy or an inability to execute our strategy due to unanticipated changes in the biotechnology industry; and (iv) various competitive factors that may prevent us from competing successfully in the marketplace. In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, there can be no assurance that the events predicted in forward-looking statements contained in this Prospectus will, in fact, transpire.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this Prospectus, including the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or similar expressions. These statements are only predictions and involve known and unknown risks and uncertainties, including the risks outlined under "Risk Factors" and elsewhere in this Prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We are not under any duty to update any of the forward-looking statements after the date of this Prospectus to conform these statements to actual results, unless required by law.

USE OF PROCEEDS

This Prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling shareholders. We will not receive any proceeds from the sale of shares of common stock by the selling shareholders in this offering. We will pay for expenses of this offering, except that the selling shareholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

However, we have received $525,000 from the sale of notes to Redwood under the Financing Agreements, and we will use these proceeds for working capital needs.

Our allocation of proceeds represents our best estimate based upon the expected requirements of our proposed business and marketing plan. If any of these factors change, we may reallocate some of the net proceeds. The portion of any net proceeds not immediately required will be invested in certificates of deposit or similar short-term interest bearing instruments.

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SELLING SECURITY HOLDERS

The selling shareholder is Redwood Management, LLC, a Florida limited liability company, or its assigns (including Redwood Fund III, Ltd. and RDW Capital, LLC). Redwood and the other selling shareholders may sell any number of shares of our common stock which are issuable upon conversion of amounts due under the notes. Because Redwood and the other selling shareholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by Redwood and the other selling shareholders after the offering can be provided.

As of the date of this Prospectus, assuming that $0.017 is lowest traded price of the Common stock in the fifteen (15) trading days prior to the conversion date per share, our sales price to Redwood would be $0.0102 per share and we would have to issue approximately 58,044,730 shares of our common stock.

As of the date of this Prospectus, there are approximately 64,500,000 shares of our common stock held by or currently issuable to non-affiliates, representing approximately 72% of the outstanding common stock prior to any sales to Redwood. The 18,600,000 shares we are registering for resale by Redwood represents approximately 29% of the outstanding common stock held by non-affiliates. None of the shares that we are registering are being sold by Redwood Fund III, Ltd.

We cannot sell shares to Redwood if such shares would cause Redwood to own more than 4.99% of our common stock. As a result, as of the date of this Prospectus, Redwood cannot own more than approximately 4,478,995 shares after giving effect to that issuance to Redwood. If our total number of outstanding shares of common stock increases, as it will as Redwood converts some or all of the notes, then we would be able to sell more shares to Redwood before reaching the 4.99% threshold.

Redwood intends to sell up to 18,600,000 shares and is an "underwriter" within the meaning of the Securities Act of 1933, as amended, in connection with the resale of our common stock under the Financing Agreements. As of date of this Prospectus, Redwood or its affiliates does not own any shares of our common stock

All of the shares held by the selling shareholders are restricted securities as that term is defined in Rule 144 promulgated under the Securities Act of 1933.

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PLAN OF DISTRIBUTION

The selling shareholder of the common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the principal trading market on which our common stock trades or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	privately negotiated transactions;

•	broker dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this Prospectus.

Broker dealers engaged by the selling shareholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the selling shareholder (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

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The selling shareholder is an underwriter within the meaning of the Securities Act and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common stock. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholder. The selling shareholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$981
transfer agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	25,000
Accounting and Audit Fees	Approximately	5,000
Total		$33,981

We will not receive any proceeds from the resale of any of the shares of our common stock by the selling shareholder. We may, however, receive proceeds from the sale of notes pursuant to the Financing Agreements. Neither the Financing Agreements, nor any rights of the parties thereunder, may be assigned or delegated to any other person.

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Because the selling shareholder is an "underwriter" within the meaning of the Securities Act, it will be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling shareholder.

We agreed to keep this Prospectus effective until all the shares covered by the registration statement of which this Prospectus is a part (i) have been sold, thereunder or pursuant to Rule 144; or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (II) we are in compliance with the current public information requirement under Rule 144; or (iii) the commitment period under the Committed Equity Facility Agreement has expired and no registrable securities are then held of record by the selling shareholder that are subject to any resale restriction under Rule 144, as determined by our counsel in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected selling shareholder. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling shareholder or any other person. We will make copies of this Prospectus available to the selling shareholder and have informed them of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale.

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

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DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001. As of the date of this registration statement, there are 89,579,908 shares of our common stock issued and outstanding, and 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

Common Stock. Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stockholders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock. We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,000,000 shares of Series A Convertible Preferred stock have been authorized and issued. The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold, to be voted as a group along with the common shareholders on all matters on which the shareholders are entitled to vote. The holders of our Preferred Stock have no specific rights, as a group, to elect directors (although the number of votes per share of Preferred Stock entitles the holders of at least 840,000 shares of Preferred Stock, as a group, the right to elect all directors over the holders of our currently outstanding common stock). The holders of our preferred stock are not entitled to a dividend preference over the common stock, but are entitled to a liquidation preference in the amount of $1.25 per share. The preferred stock is not redeemable. Finally, the holders of the preferred stock are entitled to protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company's assets or which results in the holders of the Company's capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company's capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company's common stock.

Dividend Policy. We have not declared or paid a cash dividend on our capital stock in our last two fiscal years and we do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

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Options and Warrants. There are outstanding warrants to acquire a total of 45,841,455 shares of our common stock at $0.00001 per share. 17,000,000 and 13,000,000 warrants are held by each of William A. Hartman and Dr. Mitchell S. Felder, respectively, and 2,250,000 warrants are held by our legal counsel.

There are outstanding warrants to acquire 2,940,000 shares of our common stock at $1.45 per share. 155,000 warrants are held by each of William A. Hartman and Dr. Mitchell S. Felder. 120,000 warrants are held by Heidi Carl. 50,000 warrants are held by Jay Rosen. 1,120,000 warrants are held by each of John S. Borza and Richard T. Najarian. The remaining 100,000 warrants are held equally by Ramon D. Foltz and Scott Barnes, former members of our Board of Directors.

There are outstanding warrants to acquire 300,000 shares of our common stock at $0.96 per share held by one (1) investor. The warrants will vest at the rate of 50,000 shares per month on the first of each month beginning October 1, 2013.

There are outstanding warrants to acquire 7,400,000 shares of our common stock at $0.25 per share. 1,600,000 warrants are held by each of William A. Hartman and Dr. Mitchell S. Felder. 1,400,000 warrants are held by Heidi Carl. 1,200,000 warrants are held by each of John S. Borza and Richard T. Najarian. 400,000 warrants are held by Jay Rosen.

There are outstanding warrants to acquire 500,000 shares of our common stock at $0.20 per share held by one (1) investor.

There are outstanding warrants to acquire 500,000 shares of our common stock at $0.10 per share held by one (1) investor.

Other than as set forth above, as of the date of this prospectus, we do not have any outstanding options, warrants, or other convertible securities.

INTEREST OF NAMED EXPERTS AND COUNSEL

Clyde Snow & Sessions, PC serves as our legal counsel in connection with this offering. Clyde Snow & Sessions does not directly own any shares of our common stock.

Brian A. Lebrecht, a Shareholder and Director of Clyde Snow & Sessions and the primary attorney serving as counsel in connection with this offering, is the President and sole shareholder of The Lebrecht Group, APLC, our previous legal counsel, which owns 2,477,336 shares of our common stock.

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DESCRIPTION OF BUSINESS

Corporate History

We were incorporated on May 10, 2010 in the State of Nevada.

Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of:

Cancer	Fibromyalgia
Multiple Sclerosis (MS)	Traumatic Brain Injury (TBI)
Neuropathic Pain	Alzheimer's Disease (AD)
Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig's Disease)	Blood Sepsis and Viremia

We have a two-fold corporate focus:

One is to target Cancer, Alzheimer's disease, ALS, Blood Sepsis, Leukemia, and other life-threatening cancers, and to do this we intend to develop our proprietary Sequential-Dialysis Technique. The methodology involved in this technique is largely unexplored and has been described by scientists as the "wild west" of modern medicine. Consequently, our first entry into the therapeutics market for medications that work against cancer, Multiple Sclerosis, infectious diseases, Alzheimer's disease, strokes and traumatic brain injury carries significant obstacles before reaching the opportunities of a $700 billion industry.

The other is the development of our proprietary drug candidate Feldetrex™, a potential treatment for Multiple Sclerosis, Fibromyalgia, Neuropathic Pain and Traumatic Brain Injury. The formulation used in the current Feldetrex™ will be individually tailored to the various illnesses we intend to target, with each formulation being given a unique proprietary brand name. The annual market size of MS treatment is $500 million and the annual market size for all proposed Feldetrex™ market segments is $16 billion.

To overcome the significant obstacles inherent to the development of our Sequential-Dialysis Technique and Feldetrex™ candidate drug, we are seeking to partner with prestigious institutions and pharmaceutical companies with the substantial infrastructure and resource capacity to perform experimentation and to engage in product development in an inexpensive and efficient manner.

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SEQUENTIAL-DIALYSIS TECHNIQUE

Our proprietary Sequential-Dialysis Technique is a methodology for the removal of those molecules which are harmful and responsible for causing diseases. A significant disappointment in the practice of modern medicine is that the capabilities do exist to eliminate the presence of most illnesses, including life-threatening diseases such as AIDS and cancer, but with a caveat that the process of treatment comes with catastrophic side effects that can and often do kill the patient.

Our development is that the innovative Sequential-Dialysis Methodology is done extracorporeally (outside the body). This is a truly unique and innovative method for alleviating disease.

We believe that this methodology can be used for the prevention of cancer metastasis, for directly attacking the causation of intractable seizures, for preventing the death of anterior motor neurons in ALS, for preventing the cause of the neuropathological changes in Alzheimer's disease and Traumatic Brain Injury and for eradicating the causations of infectious diseases, and our intention is that the effectiveness of this technique will be demonstrated and supported in future clinical studies.

Through our Sequential-Dialysis Technique, we ultimately hope to provide a cure for cancer if not only to dramatically extend the lives of suffering patients. Our initial focus is on lab and animal tests. Clinical trials, as required, will be undertaken subsequently.

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CANCER

Description of Illness

Cancer is a class of diseases in which a group of cells display 1) uncontrolled growth beyond the normal limits of cell reproduction, 2) invasion and destruction of adjacent tissues, and sometimes 3) metastasis or spread to other locations in the body via lymph or blood. These three properties of malignant cancers differentiate them from benign tumors which are self-limited and do not invade or metastasize. Most cancers form a tumor, but some, like leukemia, do not.1

Cancer may affect people at all ages but the risk for most varieties of cancer increases with age. In the United States, cancer accounts for nearly 1 in 4 deaths. According to the American Cancer Society about 577,190 Americans will die of Cancer this year, making the death toll a staggering 1,500 people per day.2 Globally and on average, 7.5 million people die of Cancer every year. There are about 12.7 million people living with cancer in the United States.3

Nearly all cancers are caused by abnormalities in the genetic material of the transformed cells. These abnormalities may be due to the effect of carcinogens, such as tobacco smoke, radiation, chemicals, or infectious agents. Other cancer-promoting genetic abnormalities may be randomly acquired through errors in DNA replication, or are inherited, and thus are present in all cells from birth. The heritability of cancers is usually affected by complex interactions between carcinogens and the host's genome. New aspects of the genetics of cancer pathogenesis, such as DNA methylation and microRNAs are increasingly recognized as important.

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1 http://www.news-medical.net/health/What-is-Cancer.aspx

2 http://www.cancer.org/acs/groups/content/@epidemiologysurveilance/documents/document/acspc-031941.pdf

3 http://costprojections.cancer.gov/

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Conventional Method of Treatment

Cancer can be treated today by surgery, chemotherapy, radiation, immunotherapy, monoclonal antibody therapy, or other methods. The choice of therapy depends upon the location and grade of the tumor and the stage of the disease, as well as the general state of the patient. A number of experimental cancer treatments are also under development. Complete removal of the cancer without damage to the rest of the body is the goal of treatment. Sometimes this can be accomplished by surgery, but the propensity of cancers to invade adjacent tissue or to spread to distant sites by microscopic metastasis often limits its effectiveness. The ffectiveness of chemotherapy is often limited by toxicity to other tissues in the body. Radiation damages normal tissue.4

Potential for Sequential Dialysis Technique

We intend to develop a methodology for treating cancer which is completely different from the standard treatments of chemotherapy and radiation therapy that are now being utilized. Due to the fact that all presently known treatments directly inject chemotherapeutic agents into the body of a patient and/or directly irradiate the patient, there is a very high level of adverse side effects, such as kidney failure, encephalopathy, neuropathy, heart toxicity, and other severe morbidities.

We intend to develop our intellectual property applications for utilizing a proprietary methodology in which the cancer patient's blood or other bodily fluid is utilized to remove metastatic cancer cells or other disease causing antigens. This is accomplished by sequentially dialyzing the patient's blood or other bodily fluid extracorporeally. The method will utilize designer antibodies to physically remove the pathophysiologic basis of the disease. For example, in sepsis there will be the physical attachment and removal of bacteria. In cancer treatment, there will be the physical attachment and then physical removal of metastasizing cancer cells. There will also be the physical attachment, and removal of those proteins which allow cancer to metastasize successfully and then thrive-such as angiogenic proteins. To date there has been no specific clinical evidence to support a conclusion that this treatment is effective for premetastatic or metastatic cancers. We hope to demonstrate this in future lab and animal experiments. Through this process, the cancer can be targeted through a number of innovative techniques being developed by the Company.

This extracorporeal sequential dialysis methodology for cancer treatment has an enormous potentiality for decreasing the side effects of chemotherapy and radiation treatment in cancer patients. Our methodology may also increase the efficacy of cancer treatment by allowing for much higher dosages of anti-neoplastic agents to be used through this extracorporeal methodology. Due to the fact that this methodology completely avoids exposure of the patient's body to these anti-cancer agents, dosages that cannot be normally tolerated can now be utilized in fighting the cancer.

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4 http://www.kfshrcj.org/NR/rdonlyres/AC6F2108-37CB-4C32-999B-B292ED658481/2846/CancerTreatment.pdf

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ALZHEIMER'S DISEASE

Description of Illness

Alzheimer's disease is a dementing illness, which induces a progressive impairment of intellectual functioning, including a loss of short term memory. There is also a progressive impairment in executive functioning with occasional psychiatric manifestations such as depression and delirium. Delirium is characterized by an acute confusion. Oftentimes patients have language impairment and apraxia-an inability to perform previously learned tasks. Patients also often times show agnosia, an inability to recognize objects, and patients have a loss of visual-spatial abilities, for example oftentimes becoming lost in familiar surroundings. Occasionally hallucinations occur in severe forms of Alzheimer's disease.

Alzheimer's disease comes from neuropathic changes in the brain which includes the accumulation of neurofibrillary tangles and amyloid plaques in the cortex of the brain.5 Neurofibrillary tangles are composed of Tau proteins, which are deposited within the neurons of the brain. Thus, Tau proteins are the causation of Alzheimer's disease and other Tauopathies such as Pick's Disease, Tuberous Sclerosis and certain forms of Parkinson's disease.

A report by the Alzheimer's Association examining the current trajectory of Alzheimer's disease shows that the number of Americans age 65 and older who have Alzheimer's disease will increase from 5.1 million in 2010 to 13.5 million by mid-century. The report entitled "Changing the Trajectory of Alzheimer's Disease: A National Imperative" shows that "in the absence of disease-modifying treatments, the cumulative cost of care for people with Alzheimer's from 2010 to 2050 will exceed $20 trillion, in today's dollars. Total costs of care for individuals with Alzheimer's disease by all payers will soar from $172 billion in 2010 to more than $1 trillion in 2050." During this time, the Medicare costs of Alzheimer's disease will soar 600% to $627 billion and the Medicaid costs of Alzheimer's disease will soar 400% to $178 billion.6

Conventional Method of Treatment

Presently, there is no cure for Alzheimer's disease. Treatments exist but only target the symptoms of Alzheimer's disease without targeting the underlying progression of the disease. Consequently the projected future life span of an individual diagnosed with Alzheimer's disease is 5 to 7 years.7

Potential for Sequential-Dialysis Technique

We believe that our proprietary Sequential-Dialysis Technique can be used to prevent the onset of Alzheimer's disease. This would be done by removing the proteins responsible for the pathologic changes in the brain, namely the protein Tau; thus, preventing the cause of the neuropathic changes that cause Alzheimer's disease. The Tau protein will be removed from the cerebral spinal fluid in which it resides utilizing a designer antibody (an antibody genetically engineered for a specific purpose) which will allow for the efficacious removal of the protein. We hope to demonstrate this in future lab and animal experiments. We believe that our Sequential-Dialysis Technique can also be used in this fashion to treat Traumatic Brain Injury.

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5 McPhee, Stephen J. Current Medical Diagnosis & Treatment. 47th ed. New York: McGraw Hill, 2008. Print.

6 http://www.alz.org/documents_custom/FINAL_Trajectory_Report_Release-EMB_5-11-10.pdf

7 http://www.webmd.com/alzheimers/news/20100413/formula-predicts-alzheimers-longevity

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ALS

Description of Illness

Amyotrophic Lateral Sclerosis (ALS) is a progressive neurodegenerative disease that affects nerve cells in the brain and spinal cord. While the cause of ALS is uncertain, the process of ALS is known to occur as motor neurons in affected patients progressively degenerate until death. As motor neurons degenerate, they can no longer send impulses to muscle fibers that normally result in muscle movement. Eventually, the motor neurons die and the ability of the brain to initiate and control muscle movements is lost. With voluntary muscle action progressively affected, patients in the later stages of the disease become totally paralyzed.8

ALS has been frequently referred to as Lou Gehrig's disease, after the famous New York Yankees baseball player diagnosed with the disease in 1939.

Annually, about 5,600 people are diagnosed with ALS in the United States. The projected future life span of a diagnosed patient is two to five years. It is projected that of the current US population, 300,000 people will die of ALS before a cure is found.

The financial cost to families of persons with ALS is exceedingly high. In the advanced stages, care can cost up to $200,000 a year. Entire savings of relatives of patients are quickly depleted because of the extraordinary cost involved in the care of ALS patients.[9]

Conventional Method of Treatment

There is currently no cure or treatment that halts or reverses ALS. However, there is one FDA approved drug, Riluzole, which modestly slows the progression of ALS.

Potential for Sequential-Dialysis Technique

Numerous medical studies have proven that the causation of ALS is an over excitation of the anterior motor neurons in the spinal cord. Our Sequential-Dialysis Technique method removes those excitatory neural transmitters that cause the death of those cells. The method will utilize designer antibodies to physically remove excitatory neurotransmitters such as glutamate from cerebrospinal fluid. We hope to demonstrate this methodology in future lab and animal experiments. Thus, we hope to prevent the development of ALS; thereby, giving hope to patients of a currently unconquerable disease.

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8 http://www.alsa.org/als/what.cfm

9 http://www.focusonals.com/alsfacts.htm

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BLOOD SEPSIS AND VIREMIA

Description of Illness

Blood Sepsis, also known as Blood Poisoning, is an infection of the blood stream. Sepsis is caused when toxin releasing bacteria, such as Staphylococcus, enter the blood. Blood Sepsis is a particularly devastating disease due to the domino-effect of organ shutdown which causes multiple organ failure. Blood Sepsis causes a whole body inflammatory state called Systemic Inflammatory Response Syndrome (SIRS).

Blood Sepsis first results in the shutdown of kidneys; thus patients require standard dialysis immediately to prevent death. As the disease progresses, vital signs collapse-the foremost of these being blood pressure. Subsequently, symptoms of Sepsis include elevated temperature, elevated heart rate, respiratory collapse, further organ failures, altered mental status and cardiac failure.

Septicemia is a major cause of death in the United States and puts people in the intensive care unit at a very high rate. Only about 1-2% of all hospitalizations in the United States are attributed to Septicemia, though Septicemia accounts for as much as 25% of bed-utilization in intensive-care units.

Conventional Method of Treatment

The traditional therapy of Blood Sepsis (bacteremia) relies on intravenous treatment using multiple antibiotics. However, in intensive care units, even with today's treatment, approximately 35% of patients with severe sepsis and 60% of patients with septic shock die within 30 days.

Septicemia is of particular concern because of the exceedingly high cost of treatment for Septicemia patients. A typical stay in the intensive care unit costs $10,000 per day with testing. Consequently, the treatment of Blood Sepsis is one of the most costly expenditures for hospitals in America.

Potential for Sequential-Dialysis Technique

We hope to conquer Blood Sepsis and Viremia (a disease having symptoms similar to Sepsis but caused by virus) by using our proprietary Sequential-Dialysis Technique. If proven successful, this technique would dialyze the toxin producing bacteria out of the blood by using antibodies; thus saving countless lives while also providing significant cost savings to hospitals around the country. The method will utilize designer antibodies to physically remove the toxin producing bacteria out of the blood. The designer antibodies will attach to the toxin producing bacteria or virus, and then the antibody-antigen compound will be efficaciously dialyzed out of the blood extracorporeally. We hope to demonstrate this methodology in future lab and animal experiments.

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FELDETREX™

Although a combination of generic medications, we have a U.S. Patent (No. 8,865,733) on our Feldetrex™ candidate drug. In this way, Feldetrex™ is similar to Viagra®, which was a proprietary cardiac drug prior to its current use and ownership by Pfizer. Consequently, we have one pending patent application for our Feldetrex™ candidate drug-intending to increase our Feldetrex™ related patent applications to three in the near future.

Feldetrex™ may serve as an additional medication utilized by physicians for the treatment of Multiple Sclerosis, Fibromyalgia, or Traumatic Brain Injury, and is designed to decrease symptomatology in those conditions. Feldetrex™ will not compete against our proprietary Sequential-Dialysis Technique in the market to treat Traumatic Brain Injury, but rather the two will work conjunctively.

Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins10 (endogenous enkephalins are pain-relieving pentapeptides produced in the body, located in the pituitary gland, brain, and GI tract. Axon terminals that release enkephalins are concentrated in the posterior horn of the gray matter of the spinal cord, in the central part of the thalamus, and in the amygdala of the limbic system of the cerebrum. Endogenous Enkephalins function as neurotransmitters that inhibit neurotransmitters in the pathway for pain perception, thereby reducing the emotional as well as the physical impact of pain). We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication. While Naltrexone in high dosages acts as an opioid antagonist, it inhibits opiate receptors. Naltrexone in low dosages causes a compensatory upregulation (increase in the number of receptors) of native endorphins and enkephalins, which last beyond the effects of the Naltrexone itself. We believe that this means, paradoxically, that a daily dose of low dose Naltrexone can be used to chronically increase endorphin and enkephalin levels. We believe that by utilizing a low dosage, Naltrexone has a unique ability to increase enkephalins and other neurotransmitters in the brainstem of patients.

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10 A. Bowling, Allen C.. "Low-dose naltrexone (LDN) The "411" on LDN" National Multiple Sclerosis Society. http://www.nationalmssociety.org/multimedia-library/momentum-magazine/back-issues/momentum-spring-09/index.aspx. Retrieved 6 July 2011.

B. Bourdette, Dennis. "Spotlight on Low Dose Naltrexone (LDN)". US Department of Veteran Affairs. http://www.va.gov/MS/articles/Spotlight_on_Low_Dose_Naltrexone_LDN.asp. Retrieved 5 July 2011.

C. Giesser, Barbara S. (2010). Primer on Multiple Sclerosis. New York: Oxford University Press US. pp. 377. ISBN978-0-19-536928-1.

D. Moore, Elaine A. 1948. The promise of low dose naltrexone therapy: potential benefits in cancer, autoimmune, neurological and infectious disorders. Elaine A. Moore and Samantha Wilkinson. ISBN 978-0-7864-3715-3.

E. Crain SM, Shen K-F (1995). Ultra-low concentrations of naloxone selectively antagonize excitatory effects of morphine on sensory neurons, thereby increasing its antinociceptive potency and attenuating tolerance/dependence during chronic cotreatment. Proc Natl Acad Sci USA 92: 10540-10544.

F. Powell KJ, Abul-Husn NS, Jhamandas A, Olmstead MC, Beninger RJ, et al. (2002). Paradoxical effects of the opioid antagonist naltrexone on morphine analgesia, tolerance, and reward in rats. J Pharmacol Exp Ther 300: 588-596.

G. Wang H-Y, Friedman E, Olmstead MC, Burns LH (2005). Ultra-low-dose naloxone suppresses opioid tolerance, dependence and associated changes in Mu opioid receptor-G protein coupling and Gβγ signaling. Neuroscience 135: 247-261

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MULTIPLE SCLEROSIS

Description of Illness

Multiple Sclerosis (MS) is a devastating inflammatory neurologic disease in which white matter, known as myelin, is damaged-causing episodic or neurological symptoms. The destruction of myelin inhibits communications between the nerves in the brain.

Symptoms of Multiple Sclerosis include extreme fatigue, numbness, weakness, difficulty with eyesight, spasticity, speech problems, and problems with coordination. Multiple Sclerosis has its greatest incidence in young adults and patients are usually diagnosed at less than 55 years of age at the onset of the illness.

The cause of Multiple Sclerosis is unknown, although the disease is believed to be an autoimmune problem triggered by a virus-meaning that the patient's immune cells attack and destroy the patient's myelin. In the United States, there are approximately 400,000 patients diagnosed with MS and approximately 200 new patients are diagnosed every week.11 Globally, Multiple Sclerosis is believed to effect 2.1 million people, mostly of European origin.

Conventional Method of Treatment

'ABC' drugs Avonex, Beta-Seron, Copaxone are used to treat Multiple Sclerosis but have been shown to barely beat out placebos in efficacy and are not approved in England for government subsidy. The drug Tysavri was deemed dangerous and was taken off the market for over a year.

Another treatment of MS is high dose steroids; though, this treatment simply decreases symptoms without curing MS.

Potential for Feldetrex™

Our proprietary Feldetrex™ candidate drug will not compete with typical treatment methods for Multiple Sclerosis, but rather, is simply an add-on drug to increase the effectiveness of treatment.

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11 http://www.nationalmssociety.org/about-multiple-sclerosis/what-we-know-about-ms/who-gets-ms/index.aspx

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FIBROMYALGIA

Description of Illness

Fibromyalgia is a common illness affecting approximately 2% of the general population, most common amongst women 20 to 50 years of age. Approximately five million Americans suffer from the debilitating illness. The cause of Fibromyalgia is officially unknown and diagnosis of Fibromyalgia is a 'diagnosis of exclusion'-meaning that Fibromyalgia is diagnosed as an illness after Rheumatoid Arthritis and Lupus have been ruled out with a blood test.

Patients with Fibromyalgia suffer from debilitating fatigue, numbness, headaches, and chronic widespread musculoskeletal pain with multiple tender points. Fibromyalgia is a chronic condition lasting 6 months to many years. Patients commonly complain of chronic aching, pain, stiffness, sleep difficulty, headaches, and irritable bowel syndrome. Consequently, approximately 25% of patients with Fibromyalgia are work disabled. The direct and indirect costs of Fibromyalgia are, on average, $5,945 per patient.[12]

Conventional Method of Treatment

Lyrica (Pregabalin) is the only FDA approved medication for the treatment of Fibromyalgia. However, Lyrica oftentimes has side effects of dizziness, drowsiness and dry mouth. Rarely, Lyrica can cause suicidal ideation and severe agitation.

Potential for Feldetrex™

Our Feldetrex™ candidate drug will not compete with currently existing treatments of Fibromyalgia, but, rather, would be an add-on-drug to increase the effectiveness of treatment.

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12 http://www.cdc.gov/arthritis/basics/fibromyalgia.htm

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TRAUMATIC BRAIN INJURY

Description of Illness

Traumatic Brain Injury (TBI) occurs when an external force traumatically injures the brain. TBI is a major cause of death and disability worldwide, especially in children and young adults. Causes of TBI include falls, vehicle accidents, and violence. Three separate processes of Traumatic Brain Injury work to injure the brain: 1) bruising (bleeding), 2) tearing, and 3) swelling. Brain trauma can be caused by a direct impact or by acceleration alone. In addition to the damage caused at the moment of injury, brain trauma causes 'secondary injury', a variety of events that take place in the minutes and days following the injury. These processes, which include alterations in the cerebral blood flow and the pressure within the skull contribute substantially to the damage from the initial injury.

Each year, an estimated two million TBI-related deaths, hospitalizations, and emergency department visits occur in the United States. Of these patients, 56,000 die and 300,000 are hospitalized. 1.7 million patients are treated and released from an emergency department.13

Conventional Method of Treatment

The present treatment methodology for Traumatic Brain Injury is centered on the treatment of symptoms. There are currently no treatments that target the underlying pathology of Traumatic Brain Injury.

Currently used medications used to treat Traumatic Brain Injury, such as narcotics and antidepressants, have many side effects including addiction, arrhythmia, liver and kidney damage, abdominal problems, nausea, and vomiting.

Potential for Feldetrex™

Our proprietary Feldetrex™ candidate drug has a mechanism of action via a manipulation of central nervous system neurotransmitters, which involves the cerebral cortex, limbic system, and spinothalamic tracts. Feldetrex™ utilizes a low dosage of Naltrexone which has been shown in multiple medical articles, in the medical literature, to increase endogenous enkephalins. We have not independently conducted medical or laboratory tests to show the mechanism of action of this medication.

___________________

13 http://www.caregiver.org/caregiver/jsp/content_node.jsp?nodeid=441

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Development Plans

Central Nervous System Disorders

Feldetrex™

Feldetrex™, our candidate drug, is a treatment for decreasing the morbidity of Multiple Sclerosis patients. Multiple Sclerosis is a chronic, progressive illness that affects the nerves in the brain, spinal cord, and other parts of the central nervous system. Multiple Sclerosis affects over 400,000 people in the United States and may affect 2.5 million people worldwide. The licensor under our License Agreements has two pending provisional patent applications with variations featuring oral and/or possibly transdermal medication applications. We intend to compare the efficacy of Feldetrex™ to the standard injectable medications currently utilized to treat Multiple Sclerosis, such as Betaseron (Interferon beta-1b), Avonex (Interferon beta-1a), and Copaxone (Glatiramer acetate). Additionally, we plan on utilizing Feldetrex™ in peer reviewed medical studies at major medical centers to ascertain the efficacy of Feldetrex™ in symbiotically increasing the efficacy of the standard FDA approved Multiple Sclerosis injection drugs.

Feldetrex™ Development Plans

We don't have the financial ability to conduct the necessary clinical trials for FDA approval of our Feldetrex™ product candidate. We intend to enter into agreements with larger pharmaceutical companies as collaboration partners, in part to help cover the cost of such processes.

At the conclusion of the studies involving Feldetrex™, we plan to publish the results in established medical journals and subsequently contact the large pharmaceutical firms for a possible sale or license of the rights to conduct clinical trials, manufacture, and distribute Feldetrex™.

Infectious Diseases

The licensor under our License Agreements has filed a provisional patent application for the dialyzation of blood from a patient who is dying from septicemia. Septicemia is a rapidly fatal condition in which bacteria have infected the bloodstream of a patient. These patients subsequently suffer from rapid renal failure, encephalopathy, and heart failure unless the septicemia is quickly reversed. Each year approximately 200,000 Americans die from septicemia.14 The traditional treatment of septicemia has been intravenous antibiotics, which have limited efficacy and are highly toxic.

Our method of treatment is to use an extracorporeal methodology of blood dialysis in which the bacteria-infected blood is sterilized through a proprietary methodology of dialyzation in which the blood is placed into contact with antibiotics within the dialysis lumen for a specified period, which subsequently kills the bacterial pathogen with a sequential removal of the antibiotic in order to negate any toxicity to the treated patient. We anticipate that this method could be utilized in place of the standard methodology or could be utilized as an adjunctive treatment for intensive care unit patients.

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14 Longo, Dan (2011). Harrison's principles of internal medicine. (18th ed.). New York: McGraw-Hill. p. Chapter 271.

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Development Plans

Initial concept experimentations began in 2012. After proof of concept experimentations, we intend to implement a clinical hospital/doctor test plan for patients using the same contacts developed in the studies described above for Feldetrex™. We anticipate that these studies will be initiated after successful laboratory testing no earlier than 2014. Actual clinical trials with patients, conducted in conjunction with our collaboration partners, may continue for many years. We plan to contact the large medical firms, such as Johnson and Johnson, Pfizer, and Eli Lilly, to attempt to sell the rights to use our technology and conduct the anticipated clinical trials, beginning as early as mid-to-late 2014.

Oncology

The licensor under our License Agreements is currently developing applications for utilizing a proprietary methodology in which the cancer patient's blood is utilized to remove metastatic cancer cells. This is accomplished by dialyzing the patient's blood extracorporeally, and, through our proprietary methodology, placing the cancer cells in contact with anti-neoplastic agents within the lumen of the dialysis apparatus. We believe this extracorporeal methodology for cancer treatment has an enormous potentiality for decreasing the side effects of chemotherapy and irradiation treatment in cancer patients. Our methodology may also increase the efficacy of cancer treatment by allowing for much higher dosages of anti-neoplastic agents to be used through this extracorporeal methodology. Because this method completely avoids exposure of the patient's corpus to these anti-cancer agents, we believe dosages that cannot be normally tolerated can now be utilized in fighting the cancer.

Development Plans

We initiated laboratory tests to prove our cancer-fighting technology in late 2012. In 2013, we completed two breast oncology studies to test the effectiveness of a treatment proposed by Premier Biomedical, Inc. on small mice populations. Premier Biomedical, Inc. believes that the results of these studies will be published in a scientific journal in January 2014, although the results will ultimately be published at the discretion of the University of Texas at El Paso. We plan to undertake additional studies at a university/hospital during 2014. We estimate the cost for each of these studies to be between $300,000 and $500,000, including actual testing with cancer patients, which we anticipate funding from additional capital raises. At the anticipated successful conclusion of these studies, we plan to contact the large pharmaceutical/medical devices firms, such as Johnson & Johnson, Boston Scientific, Medtronics, Pfizer, and E. I. Lilly, to attempt to negotiate a partnership and/or sale of the technology.

Research and Development

Innovation by our research and development operations is very important to our success. Our goal is to discover, develop and bring to market innovative products and treatments that address major unmet medical needs, including initially, Multiple Sclerosis, Septicemia, and Cancer. We expect this goal to be supported by substantial research and development investments.

We plan on conducting research internally and may also through contracts with third parties, through collaborations with universities and biotechnology companies and in cooperation with pharmaceutical firms. We may also seek out promising compounds and innovative technologies developed by third parties to incorporate into our discovery or development methods and procedures or projects, as well as our future product lines, through acquisition, licensing or other arrangements.

In addition to discovering and developing new products, methods and procedures of treatment and treatments, we expect our research operations to add value to our existing products and methods and procedures of treatment in development by improving their effectiveness and by discovering new uses for them.

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Marketing

Currently, we manage our marketing responsibilities internally. We intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms. These firms have the ability to effectively promote our product candidates to healthcare providers and patients. Through their marketing organizations, they can explain the approved uses, benefits and risks of our product candidates to healthcare providers, such as doctors, nurse practitioners, physician assistants, pharmacists, hospitals, Pharmacy Benefit Managers (PBMs), Managed Care Organizations (MCOs), employers and government agencies. They also market directly to consumers in the U.S. through direct-to-consumer advertising that communicates the approved uses, benefits, and risks of our product candidates while continuing to motivate people to have meaningful conversations with their doctors. In addition, they sponsor general advertising to educate the public on disease awareness, important public health issues, and patient assistance programs.

The large pharmaceutical/medical devices firms principally sell their products to wholesalers, but they also sell directly to retailers, hospitals, clinics, government agencies and pharmacies and also work with MCOs, PBMs, employers and other appropriate healthcare providers to assist them with disease management, patient education and other tools that help their medical treatment routines.

Patents and Intellectual Property Rights

We have licensed three U.S. patents: Sequential Extracorporeal Treatment of Bodily Fluids, U.S. Patent No. 9,216,386 and Utilization of Stents for the Treatment of Blood Borne Carcinomas, U.S. Patent No. 8,758,287 (both from Marv Enterprises, LLC), and Medication and Treatment for Disease, U.S. Patent No. 8,865,733 (from Altman Enterprises, LLC), in the areas of cancer, sepsis, and multiple sclerosis. We expect these patents to cover the medical treatments discussed above for Multiple Sclerosis, Blood Sepsis, and Cancer and be effective until 2029. Marv and Altman have licensed these technologies to us pursuant to the terms of the License Agreements. Because our license agreements cover the patents and "all applications of the United States and foreign countries that claim priority to the above PCT applications, including any non-provisionals, continuations, continuations-in-part, divisions, reissues, re-examinations or extensions thereof," we anticipate that other technologies that derive from these patents will also belong to us and are covered by the license agreements.

Patents extend for twenty years from the date of patent filing. The actual protection afforded by a patent, which can vary from country to country, depends upon the type of patent, the scope of its coverage and the availability of legal remedies in the country.

Dr. Felder is the owner of the Feldetrex mark, and has also licensed this to us pursuant to the terms of the License Agreements.

We expect our patent and related rights to be of material importance to our business.

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Competition

Our business is conducted in an intensely competitive and often highly regulated market. Our treatments face competition in the form of branded drugs, generic drugs and the currently practiced treatments for Multiple Sclerosis, Blood Sepsis, and Cancer. The principal forms of competition include efficacy, safety, ease of use, and cost effectiveness. Where possible, companies compete on the basis of the unique features of their products, such as greater efficacy, better patient ease of use or fewer side effects. A lower overall cost of therapy is also an important factor. Products that demonstrate fewer therapeutic advantages must compete for inclusion based primarily on price. Though the means of competition vary among product categories, demonstrating the value of our medications and procedures will be a critical factor for our success.

Our competitors include large worldwide research-based drug companies, smaller research companies with more limited therapeutic focus, and generic drug manufacturers. We compete with other companies that manufacture and sell products that treat similar diseases as our major medications and procedures.

Environment

Our business may be subject to a variety of federal, state and local environmental protection measures. We intend to comply in all material respects with applicable environmental laws and regulations.

Regulation

We expect our business to be subject to varying degrees of governmental regulation in the United States and any other countries in which our operations are conducted. In the United States, regulation by various federal and state agencies has long been focused primarily on product safety, efficacy, manufacturing, advertising, labeling and safety reporting. The exercise of broad regulatory powers by the FDA continues to result in increases in the amounts of testing and documentation required for FDA clearance of new drugs and devices and a corresponding increase in the expense of product introduction. Likewise, the approval process with the FDA is estimated to take approximately seven (7) years from the time it is started. Similar trends are also evident in major markets outside of the United States.

Clinical trials are a set of procedures in medical research conducted to allow safety (or more specifically, information about adverse drug reactions and adverse effects of other treatments) and efficacy data to be collected for health interventions (e.g., drugs, diagnostics, devices, therapy protocols). These trials can take place only after satisfactory information has been gathered on the quality of the non-clinical safety, and Health Authority/Ethics Committee approval is granted in the country where the trial is taking place.

Depending on the type of product and the stage of its development, investigators enroll healthy volunteers and/or patients into small pilot studies initially, followed by larger scale studies in patients that often compare the new product with the currently prescribed treatment. As positive safety and efficacy data are gathered, the number of patients is typically increased. Clinical trials can vary in size from a single center in one country to multicenter trials in multiple countries.

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Due to the sizable cost a full series of clinical trials may incur, the burden of paying for all the necessary people and services is usually borne by the sponsor who may be a governmental organization, a pharmaceutical, or biotechnology company. Since the diversity of roles may exceed resources of the sponsor, often a clinical trial is managed by an outsourced partner such as a contract research organization or a clinical trials unit in the academic sector.

The regulatory agencies under whose purview we intend to operate have administrative powers that may subject us to such actions as product withdrawals, recalls, seizure of products and other civil and criminal sanctions.

Because we intend to seek a partnership with and/or sale of our product candidates/technologies to large pharmaceutical and/or medical devices firms, we anticipate that a larger pharmaceutical company will undertake to navigate the regulatory pathway, including conducting clinical trials, for a product such as Feldetrex™.

Employees

As of the date hereof, we do not have any employees other than our officers and directors. Our officers and directors will continue to work for us for the foreseeable future. We anticipate hiring appropriate personnel on an as-needed basis, and utilizing the services of independent contractors as needed.

ORGANIZATION WITHIN LAST FIVE YEARS

Premier Biomedical, Inc. was formed on May 10, 2010 in the State of Nevada.

DESCRIPTION OF PROPERTY

We do not currently lease or use any office space. We have not paid any amounts to Mr. Hartman for the use of his personal office or for reimbursement of personal office expenses incurred by him.

LEGAL PROCEEDINGS

We are not a party to or otherwise involved in any legal proceedings.

In the ordinary course of business, we are from time to time involved in various pending or threatened legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon our financial condition and/or results of operations. However, in the opinion of our management, other than as set forth herein, matters currently pending or threatened against us are not expected to have a material adverse effect on our financial position or results of operations.

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SELECTED FINANCIAL DATA

Premier Biomedical, Inc.	As of and for the Nine Months Ended September 30, 2015	As of and for the Year Ended December 31, 2014
	(unaudited)	(audited)

Statement of Operations Data:

Revenue	$-	$-
Net operating income (loss)	$(2,253,664)	$(1,368,932)
Net income (loss)	$(2,392,750)	$(1,410,514)

Balance Sheet Data:

Cash	$73,393	$102,599
Current assets	$86,789	$115,522
Total assets	$90,788	$120,631

Current liabilities	$516,300	$188,390
Total liabilities	$516,300	$188,390
Accumulated deficit	$(10,588,376)	$(8,195,626)

Total loss per common share	$(0.11)	$(0.07)

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MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Disclaimer Regarding Forward Looking Statements

You should read the following discussion in conjunction with our financial statements and the related notes and other financial information included in this Form S-1. In addition to historical financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this Form S-1, particularly in the Section titled Risk Factors.

Although the forward-looking statements in this registration statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Summary Overview

We are a research-based company that intends to discover and develop medical treatments for humans, specifically targeting the treatment of Cancer, Alzheimer's Disease (AD), Amyotrophic Lateral Sclerosis (ALS/Lou Gehrig's Disease), Blood Sepsis, Leukemia, and other life-threatening cancers, Multiple Sclerosis, Fibromyalgia, Neuropathic Pain and Traumatic Brain Injury.

We have not generated any revenue to date, and we do not currently have a product ready for market.

Going Concern

As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2014 and 2013 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern. In order to continue as a going concern we must effectively balance many factors and begin to generate revenue so that we can fund our operations from our sales and revenues. If we are not able to do this we may not be able to continue as an operating company. At our current revenue and burn rate, our cash on hand will last less than one month, and thus we must constantly raise capital by issuing debt or through the sale of our stock. However, there is no assurance that we will be able to raise the necessary funds or that our existing cash flow will be adequate to satisfy our existing operating expenses and capital requirements.

Results of Operations for the Three and Nine Months Ended September 30, 2015 and 2014

Introduction

We had no revenues for the three and nine months ended September 30, 2015. Our operating expenses were $140,247 and $2,253,664, respectively, for the three and nine months ended September 30, 2015 compared to $247,042 and $734,722, respectively, for the three and nine months ended September 30, 2014. This represents a decrease of $106,795, or 43% for the three months ended September 30, 2015 compared to 2014, and an increase of $1,518,942, or 206%, for the nine months ended September 30, 2015 compared to 2014. Our operating expenses consisted mostly of professional fees and research and development as we provided stock based compensation to service providers and continued to incur research and development costs.

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Revenues and Net Operating Loss

Our revenue, operating expenses, net operating loss, and net loss for the three and nine months ended September 30, 2015 and 2014, were as follows:

	Three Months	Three Months	Nine Months	Nine Months
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Revenue	$-	$-	$-	$-

Operating expenses:
Research and development	59,734	25,588	233,407	80,550
General and administrative	44,786	113,769	93,584	201,883
Professional fees	35,727	107,685	1,926,673	452,289
Total operating expenses	140,247	247,042	2,253,664	734,722

Net operating loss	(140,247)	(247,042)	(2,253,664)	(734,722)
Other expense	(48,508)	-	(139,086)	(29,455)

Net loss	$(188,755)	$(247,042)	$(2,392,750)	$(764,177)

Revenues

The Company was established on May 10, 2010, and has no revenues to date.

Research and Development

Research and development expenses were $59,734 and $233,407 for the three and nine months ended September 30, 2015, respectively, compared to $25,588 and $80,550 for the three and nine months ended September 30, 2014, respectively, an increase of $34,146 and $152,857, or 133% and 190%. The expenses were the continued research and development costs through our partners, specifically the University of Texas at El Paso, incurred during the three and nine months ended September 30, 2015 related to the development of our patented technologies, and increased because we resumed efforts that had been slowed down when our cash flow would not permit it. We anticipate that research and development costs will, on average, be consistent with the costs incurred in the three and nine months ended September 30, 2015.

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General and Administrative

General and administrative expenses were $44,786 and $93,584 for the three and nine months ended September 30, 2015, respectively, compared to $113,769 and $201,883 for the three and nine months ended September 30, 2014, respectively, a decrease of $68,983 and $108,299, or 61% and 54%. The decrease in both periods was primarily due to the elimination of certain advertising and promotion expenses, including travel, as we tried to reduce our expenses.

Professional Fees

Professional fees expense was $35,727 and $1,926,673 for the three and nine months ended September 30, 2015, respectively, compared to $107,685 and $452,289 for the three and nine months ended September 30, 2014, respectively, a decrease of $71,958, or 67%, for the three months ended September 30, 2015 compared to 2014, and an increase of $1,474,384, or 326%, for the nine months ended September 30, 2015 compared to 2014. Amounts for the nine months ended September 30, 2015 include the amortization of non-cash stock based compensation related to common stock warrants granted. For the nine months ended September 30, 2015, professional fees also consisted of $1,810,368 of stock based compensation, consisting of $1,523,103 of amortization expense on warrants issued to officers and directors, and $287,264 of amortization expense on warrants issued to consultants, in addition to $116,305 of professional fees paid, or owed in cash, compared to $194,150 of stock based compensation related to the issuance of a total of 853,462 shares of common stock, including 480,000 shares that were subsequently issued during the fourth quarter of 2014, $49,751 of amortized warrant expenses related to issuances to independent contractors and approximately $139,459 of professional fees paid, or owed in cash, for the nine months ended September 30, 2014.

Net Operating Loss

Net operating loss for the three and nine months ended September 30, 2015, was $140,247 and $2,253,664, respectively, compared to $247,042 and $734,722 for the three and nine months ended September 30, 2014. The decrease in net operating loss was $106,795, or 43%, for the three months ended September 30, 2015 compared to 2014, and an increase of $1,518,942, or 207%, for the nine months ended September 30, 2015 compared to 2014. Net operating loss decreased for the three months ended September 30, 2015, compared to 2014, because of decreased general and administrative expenses and professional fees as we tried to reduce our expenses, and increased for the nine months ended September 30, 2015, compared to 2014, primarily due to an increase in research and development expenses and compensation related to stock issuances for professional fees.

Other Expense

Other expense for the three and nine months ended September 30, 2015 was $48,508 and $139,086, respectively, as compared to $-0- and $29,455 for the three and nine months ended September 30, 2014. Other expense consisted of amortization of beneficial conversion feature on convertible notes of $74,988, amortization of warrants of $32,973, interest on convertible notes of $12,194, amortization of original issue discount on convertible notes of $11,243, and amortization of loan origination costs of $7,688 during the nine months ended September 30, 2015 compared to interest on related party loans of $29,455 during the nine months ended September 30, 2014.

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Net Loss

Net loss for the three and nine months ended September 30, 2015, was $188,755, or ($0.01) per share, and $2,392,750, or $(0.11) per share, respectively, compared to $247,042, or $(0.01) per share, and $764,177, or ($0.04) per share, for the three and nine months ended September 30, 2014. Net loss decreased for the three months ended September 30, 2015, compared to 2014, because of decreased general and administrative expenses and professional fees as we tried to reduce our expenses, and increased for the nine months ended September 30, 2015, compared to 2014, primarily due to an increase in research and development expenses and compensation related to stock issuances for professional fees.

Liquidity and Capital Resources

Introduction

During the nine months ended September 30, 2015, because we did not generate any revenues, we had negative operating cash flows. Our cash on hand as of September 30, 2015 was $73,393, which was derived from the sale of convertible promissory notes to investors. Our monthly cash flow burn rate for 2014 was approximately $53,000, although we do have some flexibility with the burn rate related to our research partners, as evidenced by our reduced burn rate of approximately $30,000 in 2015. Although we have moderate short term cash needs, as our operating expenses increase we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Our cash, current assets, total assets, current liabilities, and total liabilities as of September 30, 2015 and December 31, 2014, respectively, are as follows:

	September 30,	December 31,
	2015	2014	Change

Cash	$73,393	$102,599	$(29,206)
Total Current Assets	86,789	115,522	(28,733)
Total Assets	90,788	120,631	(29,843)
Total Current Liabilities	516,300	188,390	327,910
Total Liabilities	$516,300	$188,390	$327,910

Our cash and total current assets decreased because, although we were able to raise capital from the sale of convertible notes, the amount raised was less than our cash used in operations. Our total current liabilities increased because of the sale of convertible notes, an increase in accounts payable. Our stockholders' deficit increased by $357,753 to $425,512.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of September 30, 2015 was $73,393. Based on our lack of revenues and current monthly burn rate of approximately $30,000 per month, we will need to continue to fund operations by raising capital from the sale of our stock and debt financings.

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Sources and Uses of Cash

Operations

We had net cash used in operating activities of $(269,206) for the nine months ended September 30, 2015, compared to $(571,307) for the nine months ended September 30, 2014. For the nine months ended September 30, 2015, the net cash used in operating activities consisted primarily of our net loss of $(2,392,750), offset primarily by stock based compensation to related parties of $1,523,103, stock based compensation of $287,264, an increase in accounts payable of $151,958, and amortization of debt discounts of $119,204. For the nine months ended September 30, 2014, the net cash used in operating activities consisted primarily of our net loss of $(764,177), a decrease in accounts payable of $(87,696), an increase in prepaid expenses of $8,637, and a decrease in accounts payable to related parties of $(21,161), offset by non-cash adjustments to our net loss, primarily $312,830 of stock based compensation.

Investments

We had zero net cash used in investing activities for the nine months ended September, 2015 and 2014.

Financing

Our net cash provided by financing activities for the nine months ended September 30, 2015, was $240,000, compared to $602,250 for the nine months ended September 30, 2014. For the nine months ended September 30, 2015, our financing activities consisted of proceeds from the sale of convertible note payables and notes payable to related parties.

Debt Instruments, Guarantees, and Related Covenants

On September 21, 2015, we received net proceeds of $45,000 in exchange for an 8% interest bearing; unsecured convertible promissory note dated September 3, 2015 with a face value of $48,000 ("First Vis Vires Note"), which matures on June 8, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of fifty eight percent (58%) of the average of the three (3) lowest closing bid prices over the 10 days prior to conversion, or a fixed rate of $0.00001 per share. The note includes various prepayment penalties ranging from 112% through 130%, and default provisions of 150% of the then outstanding principal and interest, and an interest rate of 22% thereafter. The debt holder is limited to owning 4.99% of the Company's issued and outstanding shares. We must at all times reserve at least 20,250,000 shares of common stock for potential conversions.

On September 2, 2015, we received net proceeds of $50,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $55,000 ("First JMJ Note"), which matures on September 1, 2016, as part of a larger financing agreement that enables us to draw total proceeds of $250,000 at the discretion of the lender. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of sixty percent (60%) of the lowest trading price of our common stock over the twenty five (25) trading days prior to the conversion request date, or a fixed rate of $0.00005 per share, as amended within the original promissory note on September 8, 2015 (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). The note carries a one-time twelve percent (12%) of principal interest charge in the event of default, and the debt holder is limited to owning 4.99% of our issued and outstanding shares. The promissory note carries a $5,000 Original Issue Discount that is being amortized over the life of the loan on the straight line method, which approximates the effective interest method. We reserved at least 24 million shares of common stock for potential conversions.

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Results of Operations for the Year Ended December 31, 2014 and 2013

Introduction

We had no revenues for the years ended December 31, 2014 and 2013. Our operating expenses were $1,368,932 for the year ended December 31, 2014 compared to $4,476,728 for the year ended December 31, 2013, a decrease of $3,107,796, or 69%. Our operating expenses consisted of research and development costs, general and administrative expenses, and professional fees as we incurred additional research and development costs and as we provided stock based compensation to our Officers and Directors.

Revenues and Net Operating Loss

Our revenues, operating expenses, and net operating loss for the years ended December 31, 2014 and 2013 were as follows:

	Year Ended	Year Ended
	December 31,	December 31,	Increase /
	2014	2013	(Decrease)

Revenue	$-	$-	$-

Operating expenses:
Research and development	196,179	217,350	(21,171)
General and administrative	223,434	3,024,108	(2,800,674)
Professional fees	949,319	1,235,270	(285,951)
Total operating expenses	1,368,932	4,476,728	(3,107,796)

Net operating loss	(1,368,932)	4,476,728	(3,107,796)
Other expense	(41,582)	(400,420)	(358,838)

Net loss	$(1,410,514)	$(4,877,148)	$(3,466,634)

Revenues

The Company was established on May 10, 2010, and has had no revenues to date.

Research and Development

Research and development expenses were $196,179 for the year ended December 31, 2014 compared to $217,350 for the year ended December 31, 2013, a decrease of $21,171, or 10%. The expenses were the continued research and development costs through our partners, specifically the University of Texas at El Paso, incurred during the year ended December 31, 2014 related to the development of our patented technologies, and decreased slightly because we asked them to slow down their efforts when our cash flow would not permit it.

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General and Administrative

General and administrative expenses were $223,434 for the year ended December 31, 2014, compared to $3,024,108 for the year ended December 31, 2013, a decrease of $2,800,674, or 93%. The decrease was primarily due to a reduction in the compensation related to stock issuances to Directors incurred during the year ended December 31, 2013 that was not incurred during the comparative year ended December 31, 2014.

Professional Fees

Professional fees expense was $949,319 for the year ended December 31, 2014, compared to $1,235,270 for the year ended December 31, 2013, a decrease of $285,951, or 23%. The decrease was primarily due to decreased stock based compensation issued to consultants for services rendered.

Net Operating Loss

Net operating loss for the year ended December 31, 2014 was $1,368,932 compared to a net operating loss of $4,476,728 for the year ended December 31, 2013, a decrease of $3,107,796, or 69%. Net operating loss decreased, as set forth above, primarily due to decreased stock based compensation issued to directors and consultants for services rendered.

Other Expense

Other expense for the year ended December 31, 2014 was $41,582 compared to $400,420 for the year ended December 31, 2013, a decrease of $358,838, or 90%. Other expense for the year ended December 31, 2014 consisted of interest and finance charges on debt and equity financing. Other expense for the year ended December 31, 2013 consisted of interest and finance charges on debt and equity financing, including $34,024 related to a convertible note, $362,258 of finance costs on our equity line financing with Redwood, including a total of $352,258 related to the fair value of a total of 559,140 commitment shares and $4,138 of interest on Officer and Director loans.

Net Loss

Net loss for the year ended December 31, 2014 was $1,410,514, or $(0.07) per share, compared to a net loss of $4,877,148, or ($0.31) per share, for the year ended December 31, 2013, a decrease of $3,466,634, or 71%. Net loss decreased, as set forth above, primarily due to decreased stock based compensation issued to directors and consultants for services rendered.

Liquidity and Capital Resources

Introduction

During the year ended December 31, 2014, because we did not generate any revenues, we had negative operating cash flows. Our cash on hand as of December 31, 2014 was $102,599, which was derived from the sale of convertible promissory notes to investors. Our monthly cash flow burn rate has increased from approximately $35,000 in 2013 to approximately $53,000 in 2014. Although we have moderate short term cash needs, as our operating expenses increase we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the issuance of debt or the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

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Our cash, current assets, total assets, current liabilities, and total liabilities as of December 31, 2014 and December 31, 2013, respectively, are as follows:

	December 31 2014	December 31, 2013	Change

Cash	$102,599	$15,800	$86,799
Total Current Assets	115,522	21,800	93,722
Total Assets	120,631	25,489	95,142
Total Current Liabilities	188,390	274,504	(86,114)
Total Liabilities	$188,390	$274,504	$(86,114)

Our cash increased by $86,799 as of December 31, 2014 as compared to December 31, 2013 because we were able to sell several convertible promissory notes. Our total current assets increased by $93,722 primarily for the same reason, plus a slight increase in prepaid expenses and loan origination costs. Our total assets increased by $95,142 primarily for the same reasons.

Our current liabilities decreased by $86,114 as of December 31, 2014 as compared to December 31, 2013 primarily due to a decrease in notes payable to related parties of $109,000 and a decrease in accounts payable to related parties of $14,573, offset in part by an increase in accounts payable of $25,157 and an increase in the current portion of convertible notes payable of $14,879. Our total liabilities decreased by the same $86,114 for the same reasons.

In order to repay our obligations in full or in part when due, we will be required to raise significant capital from other sources. There is no assurance, however, that we will be successful in these efforts.

Cash Requirements

Our cash on hand as of December 31, 2014 was $102,599, which was derived from the sale of convertible promissory notes. Our monthly cash flow burn rate is approximately $53,000. Although we have moderate short term cash needs, as our operating expenses increase we will face strong medium to long term cash needs. We anticipate that these needs will be satisfied through the sale of our securities until such time as our cash flows from operations will satisfy our cash flow needs.

Sources and Uses of Cash

Operations

Our net cash used in operating activities for the years ended December 31, 2014 and 2013 was $639,077 and $428,190, respectively, an increase of $210,887, or 49%. The increase primarily consisted of our decreased net loss from operations of $3,466,634, offset in part by a decrease in stock based compensation of $787,813 and a decrease in stock based compensation to related parties of $2,829,504, which combined with other components, resulted in an increase in cash used in operating activities.

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Investments

Our net cash used in investing activities for the years ended December 31, 2014 and 2013 was $2,374 and $1,414, respectively, an increase of $960, or 68%. The slight increase reflected an increase in purchases of property and equipment of $960.

Financing

Our net cash provided by financing activities for the years ended December 31, 2014 and 2013 was $728,250 and $405,120, respectively, an increase of $323,130, or 80%. The increase consisted of an increase in proceeds from the sale of convertible notes payable of $48,500, from $26,500 to $75,000, and an increase in the proceeds from the sale of common stock, primarily to Redwood, of $454,130, from $308,120 to $762,250, offset in part by an increase in repayments on notes payable to related parties of $106,000, from $3,000 to $109,000.

Debt Instruments, Guarantees, and Related Covenants

On November 25, 2014, we received an unsecured loan from Typenex Co-Investment, LLC (the "First Typenex Note") in the amount of $86,500, bearing interest at 10%, maturing on August 25, 2015, in exchange for net proceeds of $75,000 after the deduction of $4,000 of loan origination costs and an original issue discount ("OID") of $7,500. We also issued Typenex warrants to purchase 351,455 shares of common stock at a strike price of $0.18 per share over a five year term from the date of investment. The principal and interest is convertible into shares of common stock at the discretion of the note holder at the lesser of (i) $0.18 per share, or (ii) 70% (the "Conversion Factor") multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10 per share. Notwithstanding the foregoing, so long as no event of default has occurred, the Conversion Price shall be not less than $0.0001 (the "Conversion Floor"). The note can be prepaid upon notice to Typenex any time prior to the first conversion at a premium of 120% of the then outstanding balance of the Note. The note carries a default interest rate of 22% per annum.

Critical Accounting Policies and Estimates

Nature of Business

Premier Biomedical, Inc. was incorporated in the State of Nevada on May 10, 2010. The Company was formed to develop and market medications and procedures that address several highly visible health issues. The Company will introduce these medications and procedures to large pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

JOBS Act

We are an "emerging growth company" as defined in the recently-enacted JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not "emerging growth companies." As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain reporting and disclosure requirements, which may make our future public filings different than that of other public companies.

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Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt, or (iv) the date on which we are deemed a "large accelerated filer" as defined under the federal securities laws.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications, or when reviews determine a future economic benefit is uncertain, are expensed when the application is terminated. These circumstances did not result in a loss on disposal of patents during the years ended December 31, 2014 and 2013.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

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Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at May 10, 2010. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company recognized $263,079 of compensation expense related to common stock issued for services and $491,307 of compensation expense related to common stock warrants issued for services, including $394,540 issued to related parties, during the year ended December 31, 2014. The Company recognized $1,051,609 of compensation expense related to common stock issued for services and $435,017 of compensation expense related to common stock warrants issued for services, including $79,923 related to the modification of warrants, during the year ended December 31, 2013.

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. No sales have yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $159,411 and $25,507 for the years ended December 31, 2014 and 2013, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

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Uncertain Tax Positions

In accordance with ASC 740, "Income Taxes" ("ASC 740"), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company's income tax returns. These audits include questions regarding the Company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

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In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have no disclosure required by this item.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person, and the date such person became a director or executive officer of the Company. Our executive officers are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Family relationships among any of the directors and officers are described below.

Name	Age	Position(s)

William A. Hartman	74	President, Chief Executive Officer, and Director (June 2010)

Dr. Mitchell S. Felder	61	Chairman of the Board of Directors and the Scientific Advisory Board (June 2010)

Heidi H. Carl	45	Secretary and Treasurer, Director (June 2010)

Jay Rosen	60	Director (June 2010)

John S. Borza	62	Director (August 2012)

Richard T. Najarian	46	Director (August 2012)

William A. Hartman, age 74, is our President and Chief Executive Officer and a member of our Board of Directors. From March 2008 until June 2010, Mr. Hartman was not directly employed but was planning the formation of Premier Biomedical, Inc. From October 2006 to March 2008, Mr. Hartman was the Chief Operating Officer of Nanologix, Inc. From July 1991 to July 2000, Mr. Hartman was a Director at TRW Automotive. From 1984 to 1991, Mr. Hartman was Chief Engineer at TRW Automotive and from 1979 to 1984 he was Division Quality Compliance Manager at Ford Motor Company. At TRW Automotive, Mr. Hartman was one of the auto industry pioneers of the concept of grouping related components into systems and modules and shipping just-in-time to the vehicle assembly plants. He founded and headed a separate business group within TRW Automotive with plants in the U.S., Mexico and Europe with combined annual sales of $1.3 Billion. Academic credentials include a BSME degree from Youngstown State University and a MSIA degree (Industrial Administration/Management) from the University of Michigan.

Dr. Mitchell S. Felder, age 61, is our Chairman of the Board of Directors and our Scientific Advisory Board. Dr. Felder is a practicing Board Certified Neurologist. Dr. Felder acquired a B.A. Degree from the University of Pennsylvania in 1975 and an M.D. Degree from the University of Rome, Faculty of Medicine in 1983. He has been Board Certified by both the American Academy of Clinical Neurology and the American Board of Psychiatry and Neurology. Dr. Felder has authored or co-authored six publications, three studies, and has 18 issued patents. Dr. Felder is the former President, Chairman, and founder of Infectech/Nanologix (from its founding in 1989 through March 2007)-growing the company from startup to a $100 million market cap. During the past five years, Dr. Felder has had as his principal occupation and employment work as an attending neurologist. Dr. Felder is presently an attending neurologist at the William Beaumont Army Medical Center in El Paso, Texas. Dr. Felder has more than 20 years of management experience.

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Heidi H. Carl, age 45, is our Chief Financial Officer, Secretary, Treasurer, and a member of our Board of Directors. From May 2009 until June 2010, Ms. Carl was not directly employed but was working with Mr. Hartman in planning the formation of Premier Biomedical, Inc. From June 2007 to May 2009, Ms. Carl was the Product Development Specialist at General Motors Corporation. From May 2006 to May 2007, Ms. Carl was the Associate Marketing Manager at General Motors Corporation. From May 2003 to May 2006, Ms. Carl was the Marketing Specialist at General Motors Corporation and from May 1999 to May 2003, Ms. Carl was the District Area Parts Manager at General Motors Corporation. Academic credentials include a BSBA degree from Madonna University and an ASBA degree from Oakland Community College.

Jay Rosen, age 60, has been a member of our Board of Directors since our inception in June 2010. Mr. Rosen has been a partner at Rosen Associates, a real estate holding and management company, since 1971. He is also a partner at Midway Industrial Terminal, a real estate holding and management company, and has been since 2005. Mr. Rosen privately owns and manages the Rosen Farm, cellular towers and various other real estate properties, is the President of XintCorp, a small start-up company for developing intellectual property, and is a former member of the NY Mercantile Exchange and the New York Futures Exchange. Mr. Rosen studied economics and finance at New York University and Columbia University.

John S. Borza, PE, AVS, age 62, was appointed to our Board of Directors on August 17, 2012. Mr. Borza is currently the President and Chief Executive Officer of Value Innovation, LLC, a consulting firm focused on value engineering and creative problem solving, where he has served since August 2009. Prior to Value Innovation, Mr. Borza was a Specialist with TRW Automotive from September 2007 to September 2009, and a Director at TRW Automotive from May 1999 to September 2007. Earlier in his career, Mr. Borza worked in R&D for 12 years on a variety of products and technologies in various capacities ranging from Engineer to Chief Engineer, before moving into launch and production support roles. Mr. Borza is an Altshuller Institute certified TRIZ Practitioner, and a SAVE International certified Associate Value Specialist. He is active in the local chapter of SAVE International and currently serves as the chapter Past-President. Mr. Borza holds a BS degree in Electrical Engineering and an MBA from the University of Michigan.

Richard T. Najarian, age 46, was appointed to our Board of Directors on August 17, 2012. Mr. Najarian is currently the President of Precision Global Systems, where he has served since January 2001, and was the Vice President from 1996 to 2001. Precision Global Systems is a manufacturing services provider to the automotive industry. Mr. Najarian's skills include collaborative team building, understanding and managing regulatory controls, implementation of new technologies, creating effective key measurable tools, and the ability to manage a cohesive business environment that thrives on challenges and new process development. Mr. Najarian holds a BA from the University of Michigan and an MBA from Wayne State University.

Family Relationships

Heidi H. Carl is the daughter of William A. Hartman.

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EXECUTIVE COMPENSATION

Narrative Disclosure of Executive Compensation

Effective on September 28, 2012, we entered into employment agreements with our President and Chief Executive Officer, William A. Hartman, and our Chairman of the Board of Directors and Chairman of the Scientific Advisory Board, Dr. Mitchell S. Felder. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception.

Pursuant to the employment agreement with Hartman, he will be compensated in the amount of $150,000 per year for the duration of the agreement. Pursuant to the agreement, Hartman has waived the salary and the accrual thereof in exchange for being issued a Common Stock Purchase Warrant whereby Hartman may purchase a maximum of 105,000 shares of our common stock at a purchase price of $1.45 per share. The agreement has a one-year term and provides for two (2) years of severance in the event Hartman is terminated due to death, disability or without cause.

We do not currently have written employment agreements with our other executives. All are at-will employees or consultants whose compensation is set forth in the Summary Compensation Table below.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our Chief Executive Officer, President, and Chief Financial Officer for the years ended December 31, 2015, 2014, and 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

William A.	2015 (2)	-0-	-0-	-0-	8,296	-0-	-0-	-0-	8,296
Hartman	2014 (2)	-0-	-0-	-0-	356,771	-0-	-0-	-0-	356,771
CEO (1)	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Heidi H. Carl	2015 (4)	-0-	-0-	-0-	6,222	-0-	-0-	-0-	6,222
Secretary/Treasurer (3)	2014 (4)	-0-	-0-	-0-	312,174	-0-	-0-	-0-	312,174
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)	Mr. Hartman does not receive a salary for his services as Chief Executive Officer.

(2)

Option awards consist of warrants to purchase 1,600,000 shares of our common stock at an exercise price of $0.25 over seven (7) years from the grant date of November 18, 2014, vesting in two (2) equal tranches, on January 15, 2015 and June 15, 2015, each with the condition that the individual is an employee of or rendering services to the Company on such date.

(3)

Ms. Carl does not receive a salary for her services as Secretary and Treasurer. Ms. Carl received warrants to purchase 70,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that the individual is an employee of or rendering services to the Company on such date. In order to exercise the warrants, our common stock must reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days prior to exercise.

(4)

Option awards consist of warrants to purchase 1,400,000 shares of our common stock at an exercise price of $0.25 over seven (7) years from the grant date of November 18, 2014, vesting in two (2) equal tranches, on January 15, 2015 and June 15, 2015, each with the condition that the individual is an employee of or rendering services to the Company on such date.

Director Compensation

On November 18, 2014, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,600,000 shares); Richard Najarian (1,200,000 shares); John Borza (1,200,000 shares); Justin Felder (1,200,000 shares); Jay Rosen (400,000 shares); Heidi Carl (1,400,000 shares); and Mitchell Felder (1,600,000 shares). One half of the shares underlying each of the respective warrants vest on January 15, 2015, with the balance vesting on June 15, 2015. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on November 18, 2014, i.e., the effective date of the grant. The issuance of the warrants was fully approved by our Board of Directors on December 9, 2014, the date a fully executed resolution authorizing the issuance was delivered to us, and issued on December 10, 2014.

On October 21, 2015, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered to us.

We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. We intend to develop such a policy in the near future.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2016, certain information with respect to the Company's equity securities owned of record or beneficially by (i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.

Name and Address (1)	Common stock Ownership		Percentage of Common stock Ownership (2)	Series A Preferred Stock Ownership	Percentage of Series A Preferred Stock Ownership (3)

William A. Hartman (4)(7)	23,755,000	(5)	21.53%	1,000,000	50.0%

Dr. Mitchell S. Felder (4) P.O. Box 1332 Hermitage, PA 16148	23,012,672	(6)	21.64%	1,000,000	50.0%

Heidi H. Carl (4)(7)	3,270,000	(10)	3.56%	-	-

Jay Rosen (4)	1,670,000	(11)	1.85%	-	-

John S. Borza (4)	3,976,000	(8)	4.30%	-	-

Richard T. Najarian (4)	5,061,200	(9)	5.50%	-	-

All Officers and Directors as a Group (6 Persons)	60,744,872	(5)(6)(8)	44.85%	2,000,000	100.0%
		(9)(10)(11)

_________________

(1)	Unless otherwise indicated, the address of the shareholder is c/o Premier Biomedical, Inc.

(2)	Unless otherwise indicated, based on 89,579,908 shares of common stock issued and outstanding. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

(3)	Unless otherwise indicated, based on 2,000,000 shares of Series A Convertible Preferred Stock issued and outstanding.

66

(4)	Indicates one of our officers or directors.

(5)

Includes 17,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,600,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 1,000,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(6)

Includes 13,000,000 shares of common stock that may be acquired upon the exercise of warrants at $0.00001 per share, 1,000,000 shares of common stock that may be acquired upon the conversion of 1,000,000 shares of Series A Convertible Preferred Stock, 50,000 shares of common stock that may be acquired at $1.45 per share, 105,000 shares of common stock that may be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,600,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 1,000,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(7)	William A. Hartman is the father of Heidi H. Carl. Mr. Hartman disclaims ownership of shares held by his daughter.

(8)

Includes 20,000 shares owned by Mr. Borza's spouse, 1,050,000 shares of common stock that may be acquired by Mr. Borza at $1.45 per share, 70,000 shares of common stock that can be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,200,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 600,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(9)

Includes 1,050,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, and 70,000 shares that can be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded. Also includes 30,000 shares owned by each of Mr. Najarian's spouse, and two minor children (a total of 90,000 shares), 1,200,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 200,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(10)

Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 70,000 shares of common stock that can be acquired at $1.45 per share if the Company's common stock reaches a closing bid price of $3.00 per share and remains at or above $3.00 per share for thirty (30) consecutive trading days on any and all markets or exchanges on which the Company's common stock is traded, 1,400,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 750,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

(11)

Includes 50,000 shares of common stock that may be acquired upon the exercise of warrants at $1.45 per share, 400,000 shares that may be acquired upon the exercise of warrants at $0.25 per share, and 200,000 shares that may be acquired upon the exercise of warrants at $0.05 per share.

The issuer is not aware of any person who owns of record, or is known to own beneficially, five percent or more of the outstanding securities of any class of the issuer, other than as set forth above.

There are no current arrangements which will result in a change in control.

67

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Agreements

Effective on September 28, 2012, we entered into employment agreements with our President and Chief Executive Officer, William A. Hartman, and our Chairman of the Board of Directors and Chairman of the Scientific Advisory Board, Dr. Mitchell S. Felder. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception.

Pursuant to the employment agreement with Hartman, he will be compensated in the amount of $150,000 per year for the duration of the agreement. Pursuant to the agreement, Hartman has waived the salary and the accrual thereof in exchange for being issued a Common Stock Purchase Warrant whereby Hartman may purchase a maximum of 105,000 shares of our common stock at a purchase price of $1.45. The agreement has a one-year term and provides for two (2) years of severance in the event Hartman is terminated due to death, disability or without cause.

License Agreements

On May 12, 2010, we entered into two separate License Agreements. One License Agreement was entered into with Altman Enterprises, LLC, wherein we obtained certain exclusive rights in (i) proprietary technology that is the subject of one pending PCT patent application relating to the treatment of auto-immune diseases, and (ii) the "Feldetrex" trademark. The other License Agreement was entered into with Marv Enterprises, LLC, wherein we obtained certain exclusive rights in proprietary technology that is the subject of two PCT patent applications relating to the treatment of blood borne carcinomas and sequential extracorporeal treatment of blood. Authority to execute the License Agreements on behalf of Altman and Marv is vested in Dr. Mitchell S. Felder, the Chairman of our Board of Directors. Because the licensors are controlled by one of our directors, there may exist a conflict of interest in decisions made by the Company with respect to the licenses.

As consideration for the two licenses, we agreed to (i) pay a royalty of five percent (5%) of any sales of products using the technology, with no minimum royalty, and (ii) reimburse the licensor for any costs already incurred in pursuing its proprietary rights in the licensed technology and pay any costs incurred for maintaining or obtaining the licensors' proprietary rights in the licensed technology in the U.S. and in extending the intellectual property to other countries around the world. Licensor shall have sole discretion to select other countries into which exclusive rights in the licensed technology may be pursued, and if we decline to pay those expenses, then licensor may pay said expenses and our licensed rights in those countries will revert to the licensor.

As of September 30, 2015, we have not generated any revenues and thus have not paid any license fees. We have, however, paid $139,873 in reimbursement of expenses associated with the technology we have licensed, and owe them an additional $29,703.

68

Stock Issuances

Preferred Stock

On January 2, 2016, two of our officers and directors, William A. Hartman and Mitchell Felder, exercised warrants to acquire one million (1,000,000) shares of Series A Convertible Preferred Stock each. Each share of Series A Convertible Preferred Stock is convertible, at the election of the holder thereof, into one (1) share of our common stock, and has one hundred (100) votes per share. We issued the warrants on June 21, 2010 and they have an exercise price of $0.001 per share.

The Preferred Stock is convertible, at the option of the holder, into one share of common stock for each share of Preferred Stock converted. The holders of our Preferred Stock also have 100 votes per share of Preferred Stock that they hold. It also contains protective provisions as follows:

The Company may not take any of the following actions without the approval of a majority of the holders of the outstanding Series A Convertible Preferred Stock: (i) effect a sale of all or substantially all of the Company's assets or which results in the holders of the Company's capital stock prior to the transaction owning less than fifty percent (50%) of the voting power of the Company's capital stock after the transaction, (ii) alter or change the rights, preferences, or privileges of the Series A Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of Series A Convertible Preferred Stock, (iv) authorize the issuance of securities having a preference over or on par with the Series A Convertible Preferred Stock, or (v) effectuate a forward or reverse stock split or dividend of the Company's common stock.

Common stock

On October 21, 2015, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). We also issued warrants to purchase a total of one million eight hundred thousand (1,800,000) shares of our common stock to six members of our Scientific Advisory Board.

On October 1, 2015, we issued 3,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share.

On September 10, 2015, we issued warrants to purchase five hundred thousand (500,000) shares of our common stock to a new member of our Scientific Advisory Board. The exercise price of the warrants is Ten Cents ($0.10) per share. The warrants are vested immediately.

On September 8, 2015, we issued 1,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share.

On November 18, 2014, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,600,000 shares); Richard Najarian (1,200,000 shares); John Borza (1,200,000 shares); Justin Felder (1,200,000 shares); Jay Rosen (400,000 shares); Heidi Carl (1,400,000 shares); and Mitchell Felder (1,600,000 shares).

On September 25, 2013, we issued 1,000,000 shares of our common stock, restricted in accordance with Rule 144, to Richard T. Najarian, one of the members of our Board of Directors, for total consideration of $50,000. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited, and there was no solicitation in connection with the offering.

On February 20, 2013 and February 25, 2013, we sold an aggregate of 3,000,000 shares of our common stock, at a price of $0.05 per share, to three members of our Board of Directors as follows: Richard T. Najarian purchased 1,500,000 shares, John S. Borza purchased 1,000,000 shares, and Mitchell Felder purchased 500,000 shares, for total cash consideration of $150,000. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and all parties receiving shares of common stock were accredited investors because they are members of our Board of Directors.

On October 1, 2012, we issued Common stock Purchase Warrants to Richard T. Najarian and John S. Borza for their services as members of our Board of Directors. Pursuant to the warrants, both will be able to purchase a maximum of 1,000,000 shares of our common stock at an exercise price of $1.45. The warrants may be exercised immediately. The issuance of these warrants is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, and all parties receiving warrants were accredited investors because they are members of our Board of Directors.

69

On September 28, 2012, we issued warrants to each of the nine (9) members of our Board of Directors as compensation. Each Director received warrants to purchase 50,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that the individual is a member of our Board of Directors on such date.

On September 28, 2012, we issued warrants to each of the following six (6) executives as compensation: Hartman, Dr. Felder, Heidi H. Carl, Justin Felder, Richard T. Najarian and John S. Borza. Hartman and Dr. Felder each received warrants to purchase 105,000 shares of our common stock at an exercise price of $1.45, vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that our common stock reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days and that the individual is an employee of or rendering services to the Company on such date. In December 2012, the Company and Dr. Felder agreed to terminate his employment agreement, effective as of its date of inception. The other four (4) executives received warrants to purchase 70,000 shares of our common stock at an exercise price of $1.45, also vesting in two (2) tranches, on January 15, 2013 and June 15, 2013, each with the condition that our common stock reach a closing bid price of Three Dollars ($3.00) per share and remain at or above Three Dollars ($3.00) per share for thirty (30) consecutive trading days and that the individual is an employee of or rendering services to the Company on such date.

On January 20, 2011, we issued 500,000 founders shares of our common stock to Scott Barnes, for services rendered as a director. The shares are restricted in accordance with Rule 144. The issuances were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 since the shareholder was a sophisticated investor, had access to the type of information that is normally available in a prospectus, and agreed not to resell or distribute the securities to the public.

Directors Notes

On December 2, 2013, we entered into a Directors Bridge Loan Agreement Promissory Note dated November 18, 2013 with each of William A. Hartman, one of our officers and directors, and John S. Borza, one of our directors. Pursuant to each Promissory Note, we borrowed Fifty Thousand Dollars ($50,000). The principal amount of each Promissory Note, plus the Prepayment Premium (defined below), shall be due and payable on or before the earlier of (a) the date which is nine (9) months from the date of the note, or (b) three (3) business days following the receipt by us of funding (net of offering expenses, including finders fees, commissions, legal and other fees, and discounts) from any source, of at least One Million Dollars ($1,000,000) (the "Maturity Date"). The Prepayment Premium shall be determined by multiplying the then-outstanding principal amount of the Promissory Note by the Prepayment Premium based on the following schedule:

No. of Days After Issue Date:	Prepayment Premium:
0-30 days	115%
31-60 days	120%
61-90 days	125%
91-120 days	130%
121 days or more	135%

In the event the Promissory Note is not prepaid prior to the Maturity Date, the Prepayment Premium of 135% shall apply. Interest shall accrue on the outstanding principal amount on an annual basis at a rate of eight percent (8.0%).

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Article 9 of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Article 10 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

70

Article V of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934. We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with all amendments and exhibits thereto, under the Securities Act of 1933 with respect to the common stock offered hereby. This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

Copies of all or any part of the registration statement may be inspected without charge or obtained from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. The registration statement is also available through the Commission's website at the following address: http://www.sec.gov.

EXPERTS

The audited financial statements of Premier Biomedical, Inc. as of December 31, 2014 and 2013 appearing in this prospectus which is part of a registration statement have been so included in reliance on the report of M&K CPAS, PLLC, given on the authority of such firm as experts in accounting and auditing.

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INDEX TO FINANCIAL STATEMENTS

For the Three and Nine Months Ended September 30, 2015 and 2014

(Unaudited)

Balance Sheets as of September 30, 2015 (Unaudited) and December 31, 2014	F-1

Statements of Operations for the Three and Nine Months Ended September 30, 2015 and 2014 (unaudited)	F-2

Statements of Cash Flows for the Nine Months Ended September 30, 2015 and 2014	F-3

Notes to Financial Statements	F-4 to F-19

INDEX TO FINANCIAL STATEMENTS

For the Years ended December 31, 2014 and 2013

72

PREMIER BIOMEDICAL, INC.
CONDENSED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash	$73,393	$102,599
Prepaid expenses	8,861	9,450
Loan origination costs	4,535	3,473
Total current assets	86,789	115,522

Property and equipment, net	3,999	5,109

Total assets	$90,788	$120,631

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$299,449	$147,491
Accounts payable, related parties	45,733	25,299
Accrued interest	11,983	721
Convertible notes payable, net of discounts of $105,465 and $71,621 at September 30, 2015 and December 31, 2014, respectively	129,135	14,879
Notes payable, related parties	30,000	-
Total current liabilities	516,300	188,390
Total liabilities	516,300	188,390

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.00001 par value, 300,000,000 shares authorized, 26,324,183 and 21,757,175 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	263	218
Additional paid in capital	10,162,611	8,127,649
Accumulated deficit	(10,588,376)	(8,195,626)
Less: subscription receivable, 1,000,000 and -0- shares of common stock at September 30, 2015 and December 31, 2014, respectively	(10)	-
Total stockholders' equity (deficit)	(425,512)	(67,759)

Total liabilities and stockholders' equity (deficit)	$90,788	$120,631

See accompanying notes to financial statements.

F-1

PREMIER BIOMEDICAL, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Revenue	$-	$-	$-	$-

Operating expenses:
Research and development	59,734	25,588	233,407	80,550
General and administrative	44,786	113,769	93,584	201,883
Professional fees	35,727	107,685	1,926,673	452,289
Total operating expenses	140,247	247,042	2,253,664	734,722

Net operating loss	(140,247)	(247,042)	(2,253,664)	(734,722)

Other expense:
Interest expense	(48,508)	-	(139,086)	(29,455)
Total other expenses	(48,508)	-	(139,086)	(29,455)

Net loss	$(188,755)	$(247,042)	$(2,392,750)	$(764,177)

Weighted average number of common shares outstanding - basic and fully diluted	23,546,325	20,719,892	22,381,026	20,003,589

Net loss per share - basic and fully diluted	$(0.01)	$(0.01)	$(0.11)	$(0.04)

See accompanying notes to financial statements.

F-2

PREMIER BIOMEDICAL, INC.
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months
	Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(2,392,750)	$(764,177)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,110	698
Amortization of loan origination costs	7,688	-
Imputed interest on non-interest bearing related party debts	-	134
Amortization of debt discounts	119,204	-
Stock based compensation, related parties	1,523,103	-
Stock based compensation	287,264	312,830
Decrease (increase) in assets:
Prepaid expenses	589	(8,637)
Increase (decrease) in liabilities:
Accounts payable	151,958	(87,696)
Accounts payable, related parties	20,434	(21,161)
Accrued interest	12,194	(3,298)
Net cash used in operating activities	(269,206)	(571,307)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	210,000	-
Proceeds from notes payable, related parties	30,000	-
Repayments on notes payable, related parties	-	(109,000)
Proceeds from the sale of common stock	-	711,250
Net cash provided by financing activities	240,000	602,250

NET CHANGE IN CASH	(29,206)	30,943
CASH AT BEGINNING OF PERIOD	102,599	15,800

CASH AT END OF PERIOD	$73,393	$46,743

SUPPLEMENTAL INFORMATION:
Interest paid	$-	$32,619
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Discount on beneficial conversion feature on convertible note	$142,011	$-
Value of shares issued for conversion of debt	$82,619	$-

See accompanying notes to financial statements.

F-3

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 1 - Basis of Presentation and Significant Accounting Policies

Basis of Presentation

The accompanying unaudited, condensed financial statements of Premier Biomedical, Inc. ("the Company") have been prepared pursuant to rules and regulations of the Securities and Exchange Commission ("SEC") and, therefore, do not include all information and footnote disclosures normally included in audited financial statements. However, these statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein. It is suggested that these statements be read in conjunction with the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014.

JOBS Act

We are an "emerging growth company" as defined in the recently-enacted JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not "emerging growth companies." As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain reporting and disclosure requirements, which may make our future public filings different than that of other public companies.

Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a "large accelerated filer" as defined under the federal securities laws.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company maintains cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated.

F-4

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company's stock based compensation consisted of the following during the nine months ended September 30, 2015 and 2014, respectively:

	September 30,	September 30,
	2015	2014

Common stock issued for services	$-	$263,079
Warrants issued for services	287,264	49,751
Warrants issued for services, related parties	1,523,103	-
Total stock based compensation	$1,810,367	$312,830

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $40,874 and $150,821 for the nine months ended September 30, 2015 and 2014, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

F-5

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Uncertain Tax Positions

In accordance with ASC 740, "Income Taxes" ("ASC 740"), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company's income tax returns. These audits include questions regarding the Company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

Recent Accounting Pronouncements

In April 2015, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2015-03, Interest-Imputation of Interest (Subtopic 835-30) ("ASU 2015-03"), which changes the presentation of debt issuance costs in financial statements. ASU 2015-03 requires an entity to present such costs in the balance sheet as a direct deduction from the related debt liability rather than as an asset. Amortization of the costs will continue to be reported as interest expense. It is effective for annual reporting periods beginning after December 15, 2016. Early adoption is permitted. The new guidance will be applied retrospectively to each prior period presented. The Company is currently in the process of evaluating the impact of adoption of ASU 2015-03 on its balance sheets.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"), which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period, and early application is not permitted. ASU 2014-09 allows for either full retrospective or modified retrospective adoption. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

No other new accounting pronouncements, issued or effective during the nine months ended September 30, 2015, have had or are expected to have a significant impact on the Company's financial statements.

Note 2 - Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $10,588,376, and had negative working capital of ($429,511) at September 30, 2015. These factors raise substantial doubt about the Company's ability to continue as a going concern. The Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-6

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 3 - Related Parties

Accounts Payable

The Company owed $29,703 and $11,069 as of September 30, 2015 and December 31, 2014, respectively, to entities owned by the Chairman of the Board of Directors. The amounts are related to patent costs paid by the Chairman on behalf of the Company.

The Company owed $2,112 and $465 as of September 30, 2015 and December 31, 2014, respectively, to the Company's CEO for reimbursable expenses.

The Company owed $13,765 and $13,765 as of September 30, 2015 and December 31, 2014, respectively, to one of the Company's Board of Directors for reimbursable expenses.

The Company owed $153 and $-0- as of September 30, 2015 and December 31, 2014, respectively, to another one of the Company's Board of Directors for reimbursable expenses.

Notes Payable

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company's CEO.

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company's Chairman of the Board.

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from one of the Company's Directors.

Warrants

A total of $1,523,103 and $-0- of previously issued warrants were amortized and expensed to professional fees as stock-based compensation during the nine months ending September 30, 2015 and 2014, respectively.

Common Stock Warrants Exercised

On September 10, 2015, the Company issued 1,000,000 shares of common stock pursuant to the exercise of warrants by the Company's Chairman of the Board at $0.00001 per share for total proceeds of $10. The proceeds were subsequently received during the fourth quarter and therefore was recognized as a subscription receivable.

Note 4 - Patent Rights and Applications

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications. The Company has elected to expense all of their patent rights and application costs due to difficulties associated with having to prove the value of their future economic benefits. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company's policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis.

On March 4, 2015, we entered into a Patent License Agreement ("PLA") with the University of Texas at El Paso ("UTEP") regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, "Anti-CTLA-4 Blockade" (the "Application") under the definition of "Patent Rights" as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System.

F-7

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 5 - Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of September 30, 2015 and December 31, 2014, respectively:

	Fair Value Measurements at September 30, 2015
	Level 1	Level 2	Level 3
Assets
Cash	$73,393	$-	$-
Total assets	73,393	-	-
Liabilities
Convertible note payable, net of discounts		129,135
Notes payable, related parties	-	30,000	-
Total liabilities	-	159,135	-
	$73,393	$(159,135)	$-

	Fair Value Measurements at December 31, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$102,599	$-	$-
Total assets	102,599	-	-
Liabilities
Convertible note payable, net of discounts	-	14,879	-
Total liabilities	-	14,879	-
	$102,599	$(14,879)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the nine months ended September 30, 2015 or the year ended December 31, 2014.

F-8

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 6 - Convertible Notes Payable

Convertible notes payable consist of the following at September 30, 2015 and December 31, 2014, respectively:

September 30,	December 31,
2015	2014

On September 21, 2015, the Company received net proceeds of $45,000 in exchange for an 8% interest bearing; unsecured convertible promissory note dated September 3, 2015 with a face value of $48,000 ("First Vis Vires Note"), which matures on June 8, 2016. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of fifty eight percent (58%) of the average of the three (3) lowest closing bid prices over the 10 days prior to conversion, or a fixed rate of $0.00001 per share. The note includes various prepayment penalties ranging from 112% through 130%, and default provisions of 150% of the then outstanding principal and interest, and an interest rate of 22% thereafter. The debt holder is limited to owning 4.99% of the Company's issued and outstanding shares. The Company must at all times reserve at least 20,250,000 shares of common stock for potential conversions.

$48,000	$-

On September 2, 2015, the Company received net proceeds of $50,000 in exchange for a non-interest bearing, unsecured convertible promissory note with a face value of $55,000 ("First JMJ Note"), which matures on September 1, 2016, as part of a larger financing agreement that enables the Company to draw total proceeds of $250,000 at the discretion of the lender. The principal and interest is convertible into shares of common stock at the discretion of the note holder at a price equal to the greater of sixty percent (60%) of the lowest trading price of the Company's common stock over the twenty five (25) trading days prior to the conversion request date, or a fixed rate of $0.00005 per share, as amended within the original promissory note on September 8, 2015 (In the case that conversion shares are not deliverable by DWAC an additional 10% discount will apply; and if the shares are ineligible for deposit into the DTC system and only eligible for Xclearing deposit an additional 5% discount shall apply; in the case of both an additional cumulative 15% discount shall apply). The note carries a one-time twelve percent (12%) of principal interest charge in the event of default, and the debt holder is limited to owning 4.99% of the Company's issued and outstanding shares. The promissory note carries a $5,000 Original Issue Discount that is being amortized over the life of the loan on the straight line method, which approximates the effective interest method. The Company reserved at least 24 million shares of common stock for potential conversions.

55,000	-

On February 24, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC ("Adar Bays"), pursuant to which we sold to Adar Bays an 8% Convertible Promissory Note in the original principal amount of $44,100.00 (the "First Adar Note"). The Note has a maturity date of February 24, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from Adar Bays. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows:

(a) between 1 and 30 days after issuance - 115% of the principal amount;

(b) between 31 and 60 days after issuance - 121% of the principal amount;

(c) between 61 and 90 days after issuance - 127% of the principal amount;

(d) between 91 and 120 days after issuance - 133% of the principal amount;

(e) between 121 and 150 days after issuance - 139% of the principal amount; and

(f) between 151 and 180 days after issuance - 140% of the principal amount.

There is no right to pre-payment after 180 days. The purchase and sale of the Note closed on March 2, 2015, the date that the purchase price was delivered to us. The note holder elected to convert a total of $7,000 of principal in exchange for 459,242 shares of common stock on September, 2015.

37,100	-

F-9

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

On January 30, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG Capital"), pursuant to which we sold to LG Capital a 8% Convertible Promissory Note in the original principal amount of $82,687.00 (the " Second LG Note"). The Note has a maturity date of January 29, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing bid prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from LG Capital. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows:

(a) between 1 and 30 days after issuance - 115% of the principal amount;

(b) between 31 and 60 days after issuance - 121% of the principal amount;

(c) between 61 and 90 days after issuance - 126% of the principal amount;

(d) between 91 and 120 days after issuance - 132% of the principal amount;

(e) between 121 and 150 days after issuance - 138% of the principal amount; and

(f) between 151 and 180 days after issuance - 140% of the principal amount.

There is no right to pre-payment after 180 days. The purchase and sale of the Note closed on January 30, 2015, the date that the purchase price was delivered to us. The note holder elected to convert a total of $21,619, consisting of $20,687 of principal and $932 of interest, in exchange for a total of 1,792,248 shares of common stock on various dates between August 4, 2015 and September 18, 2015.

	62,000	-

On November 25, 2014, the Company received an unsecured loan from Typenex Co-Investment, LLC ("First Typenex Note") in the amount of $86,500, bearing interest at 10%, maturing on August 25, 2015, in exchange for net proceeds of $75,000 after the deduction of $4,000 of loan origination costs and an original issue discount ("OID") of $7,500. The Company also issued Typenex warrants to purchase 351,455 shares of common stock at a strike price of $0.18 per share over a five year term from the date of investment. The principal and interest is convertible into shares of common stock at the discretion of the note holder at the lesser of (i) $0.18 per share, or (ii) 70% (the "Conversion Factor") multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10 per share. Notwithstanding the foregoing, so long as no Event of Default has occurred, the Conversion Price shall be not less than $0.0001 (the "Conversion Floor"). For the avoidance of doubt, upon the occurrence of an Event of Default, the Conversion Floor shall not apply to any future Conversions and shall be of no further force or effect. The note can be prepaid upon notice to Typenex any time prior to the first conversion at a premium of 120% of the then outstanding balance of the Note. The note carries a default interest rate of 22% per annum. The note holder elected to convert a total of $54,000 of principal in exchange for 1,465,518 shares of common stock on various dates between June 3, 2015 and August 25, 2015.

	32,500	86,500

Total convertible notes payable	234,600	86,500
Less unamortized debt discounts:
Discount on beneficial conversion feature	99,160	32,137
Original issue discount	6,305	6,511
Discount on warrants	-	32,973
Convertible notes payable	129,135	14,879
Less: current portion	129,135	14,879
Convertible notes payable, less current portion	$-	$-

F-10

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

The Company recognized interest expense for the nine months ended September 30, 2015 and 2014, respectively, as follows:

	September 30,	September 30,
	2015	2014

Interest on convertible notes	$12,194	$-
Interest on related party loans	-	29,455
Amortization of loan origination costs	7,688	-
Amortization of beneficial conversion feature	74,988	-
Amortization of OID	11,243	-
Amortization of warrants	32,973	-
Total interest expense	$139,086	$29,455

In addition, the Company recognized and measured the embedded beneficial conversion feature present in the convertible debts by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature was calculated on the commitment date using the effective conversion price of the convertible debt. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

The aforementioned accounting treatment resulted in debt discounts equal to $153,048 and $82,500 during the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. The discount, including Original Issue Discounts of $11,037 and $7,500 and Warrant Discounts of $-0- and $37,981 during the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively, is amortized on a straight line basis from the dates of issuance until the earlier of the stated redemption date of the debts, as noted above or the actual settlement date. During the nine months ended September 30, 2015 and 2014, the Company recorded debt amortization expense in the amount of $119,204 and $-0-, respectively, attributed to the aforementioned debt discounts.

The convertible notes, consisting of total original face values of $48,000 from Vis Vires Group, Inc., JMJ Financial $44,100, from Adar Bays, LLC, $82,687 from LG Capital Funding, LLC, and $86,500 from Typenex Co-Investment, LLC that created the beneficial conversion features carried a default provision that placed a "maximum share amount" on the note holder that can be owned as a result of the conversions to common stock by the note holder of 4.99% of the issued and outstanding shares of the Company.

F-11

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Vis Vires Group, Inc. Convertible Note

On September 21, 2015, we received proceeds from a Securities Purchase Agreement we entered into on September 3, 2015 with VIS Vires Group, Inc., pursuant to which we sold to VIS Vires an 8% Convertible Promissory Note ("First VIS Vires Note") in the original principal amount of $48,000. The First VIS Vires Note has a maturity date of June 8, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.00001 cents per share or (ii) fifty eight percent (58%) of the average of the three (3) lowest closing bid prices over the 10 days prior to receipt of a conversion notice.

The shares of common stock issuable upon conversion of the First Vis Vires Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the First Vis Vires Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the First Vis Vires Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, did not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.00747 below the market price on September 21, 2015 of $0.016 provided a value of $39,448, of which $1,360 and $-0- was amortized during the nine months ended September 30, 2015 and 2014, respectively.

JMJ Financial Convertible Note

On September 2, 2015, we entered into a Securities Purchase Agreement with JMJ Financial, pursuant to which we sold to JMJ Financial a 12% Convertible Promissory Note ("First JMJ Note") in the original principal amount of $55,000. The First JMJ Note has a maturity date of September 1, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.00005 cents per share or (ii) sixty percent (60%) of the lowest trading price of the Company's common stock over the twenty five (25) trading days prior to receipt of a conversion notice.

The shares of common stock issuable upon conversion of the First JMJ Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the First JMJ Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the First JMJ Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, did not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.0194 below the market price on September 2, 2015 of $0.032 provided a value of $50,000, of which $3,836 and $-0- was amortized during the nine months ended September 30, 2015 and 2014, respectively.

Adar Bays, LLC Convertible Note

On February 24, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC, pursuant to which we sold to Adar Bays an 8% Convertible Promissory Note ("First Adar Bays Note") in the original principal amount of $44,100. The First Adar Bays Note has a maturity date of February 24, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice.

The shares of common stock issuable upon conversion of the First Adar Bays Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the First Adar Bays Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the First Adar Bays Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, did not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.0473 below the market price on February 24, 2015 of $0.14 provided a value of $20,420, of which $13,501 and $-0- was amortized during the nine months ended September 30, 2015 and 2014, respectively.

F-12

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

LG Capital Funding, LLC Convertible Note

On January 30, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, pursuant to which we sold to LG Capital an 8% Convertible Promissory Note ("Second LG Capital Note") in the original principal amount of $82,687. The Second LG Capital Note has a maturity date of January 29, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice.

The shares of common stock issuable upon conversion of the Second LG Capital Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the Second LG Capital Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the Second LG Capital Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, did not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.042 below the market price on January 30, 2015 of $0.14 provided a value of $32,143, of which $24,154 and $-0- was amortized during the nine months ended September 30, 2015 and 2014, respectively.

Typenex Co-Investment, LLC Convertible Note

On November 25, 2014, we entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC, pursuant to which we sold to Typenex a 10% Convertible Promissory Note ("First Typenex Note") in the original principal amount of $86,500. The First Typenex Note has a maturity date of August 25, 2015, and is convertible into our common stock at the lesser of (i) $0.18 per share, or (ii) 70% (the "Conversion Factor") multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10 per share. Notwithstanding the foregoing, so long as no Event of Default has occurred, the Conversion Price shall be not less than $0.0001 (the "Conversion Floor"). For the avoidance of doubt, upon the occurrence of an Event of Default, the Conversion Floor shall not apply to any future Conversions and shall be of no further force or effect.

The shares of common stock issuable upon conversion of the First Typenex Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the First Typenex Note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the First Typenex Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, does not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.1019 below the market price on November 25, 2014 of $0.225 provided a value of $37,019, of which $32,137 and $-0- was amortized during the nine months ended September 30, 2015 and 2014, respectively.

F-13

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 7 - Notes Payable, Related Parties

Notes payable, related parties consist of the following at September 30, 2015 and December 31, 2014, respectively:

	September 30,	December 31,
	2015	2014

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company's CEO.	$10,000	$-

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from the Company's Chairman of the Board.	10,000	-

On July 6, 2015, the Company received an unsecured loan in the amount of $10,000, due on demand, bearing interest at a simple interest rate of 8%, from one of the Company's Directors.	10,000	-

Total notes payable, related parties	30,000	-
Less: current portion	30,000	-
Notes payable, related parties, less current portion	$-	$-

The Company recorded interest expense in the amount of $564 and $-0- for the nine months ended September 30, 2015 and 2014, respectively related to notes payable, related parties.

Note 8 - Commitments and Contingencies

Collaborative Patent License Agreements

On May 9, 2012, the Company entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, the Company will work jointly with the University to develop a series of research and development programs around its sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas' campuses. The Company will pay the University's actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and the Company. The Agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

On March 4, 2015, we entered into a Patent License Agreement (PLA) with the University of Texas at El Paso (UTEP) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

On June 19, 2015, we entered into Amendment No. 1 to this Agreement, pursuant to which we explicitly included Provisional Patent Application No. 62/161,116 entitled, "Anti-CTLA-4 Blockade" (the "Application") under the definition of "Patent Rights" as set forth in the PLA. The Application was filed with the United States Patent and Trademarks Office on May 13, 2015; the underlying technology was invented by Robert Kirken and Georgialina Rodriguez, and is solely-owned by The Board of Regents of The University of Texas System. A total of $256,733 and $93,530 was owed to UTEP as of September 30, 2015 and December 31, 2014, respectively.

Common Stock Commitments

On July 3, 2015, we entered into a consulting agreement with FBROCCO ASSESSORIA EMPRES ARIAL LTDA ASSESSORIA EMPRESARIAL LTDA, a Brazilian company ("FBROCCO"), pursuant to which FBROCCO will provide certain consulting services to us, which shall include (i) developing a relationship between us and a Brazilian-based entity that is interested in entering into a joint venture where the purpose is to import, market and sell our products in Brazil and other South American countries; and (ii) facilitating a trip for one of our officers to travel to Brazil and meet with the proposed joint venture partner and various governmental officials who have relationships that would be advantageous to the formation and success of the anticipated joint venture.

In addition to a $10,000 payment made in July, we agreed to pay FBROCCO a total of 1,500,000 shares of our common stock if a successful joint venture is formed and generates One Million U.S. Dollars ($1,000,000) in gross revenues by June 23, 2016.

F-14

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 9 - Changes in Stockholders' Equity (Deficit)

Convertible Preferred Stock, Series A

The Company has 10,000,000 authorized shares of Preferred Stock, of which 2,000,000 shares of $0.001 par value Series A Convertible Preferred Stock ("Series A Preferred Stock") have been designated. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares sufficient to effect the conversions. No shares of Series A Preferred Stock have been granted to date.

No preferred shares were issued during the nine months ended September 30, 2015.

Common Stock

The Company has 300,000,000 authorized shares of $0.00001 par value Common Stock.

Common Stock Issuances for Debt Conversions

On September 18, 2015, the Company issued 681,800 shares of common stock pursuant to the conversion of $6,300, consisting of $6,000 of principal and $300 of interest on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On September 3, 2015, the Company issued 459,242 shares of common stock pursuant to the conversion of $7,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 26, 2015, the Company issued 446,711 shares of common stock pursuant to the conversion of $6,270, consisting of $6,000 of principal and $270 of interest on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 25, 2015, the Company issued 823,121 shares of common stock pursuant to the conversion of $13,500 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 17, 2015, the Company issued 371,556 shares of common stock pursuant to the conversion of $5,215, consisting of $5,000 of principal and $215 of interest on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On August 4, 2015, the Company issued 292,181 shares of common stock pursuant to the conversion of $3,835, consisting of $3,687 of principal and $148 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

F-15

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

On July 23, 2015, the Company issued 260,866 shares of common stock pursuant to the conversion of $13,000 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On June 25, 2015, the Company issued 208,719 shares of common stock pursuant to the conversion of $15,000 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On June 3, 2015, the Company issued 172,812 shares of common stock pursuant to the conversion of $12,500 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Issuances for Exercise of Warrants, Related Party

On September 10, 2015, the Company issued 1,000,000 shares of common stock pursuant to the exercise of warrants by the Company's Chairman of the Board at $0.00001 per share for total proceeds of $10. The proceeds were subsequently received during the fourth quarter and therefore was recognized as a subscription receivable.

Common Stock Cancellations

On August 12, 2015, the Company cancelled and returned to treasury a total of 150,000 shares of common stock previously issued to a consultant for services provided.

Beneficial Conversion Feature

On September 21, 2015, the Company entered into a convertible promissory note with Vis Vires Group, Inc. The beneficial conversion feature discount resulting from the conversion price that was $0.00747 below the market price of $0.016 on the origination date of September 21, 2015, resulted in a debt discount value of $39,448 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On September 2, 2015, the Company entered into a convertible promissory note with JMJ Financial. The beneficial conversion feature discount resulting from the conversion price that was $0.0194 below the market price of $0.032 on the origination date of September 2, 2015, resulted in a debt discount value of $50,000 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On February 24, 2015, the Company entered into a convertible promissory note with Adar Bays, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.0473 below the market price of $0.14 on the origination date of February 24, 2015, resulted in a debt discount value of $20,420 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On January 30, 2015, the Company entered into a convertible promissory note with LG Capital Funding, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.042 below the market price of $0.14 on the origination date of January 30, 2015, resulted in a debt discount value of $32,143 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

F-16

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 10 - Common Stock Warrants

Common Stock Warrants Granted

On July 25, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.10 per share for advisory services. The warrants are exercisable over seven (7) years from July 25, 2015. The warrants vest in full on December 1, 2015. The initial estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 204% and a call option value of $0.0497, was $24,872. In accordance with Accounting Standards Codification ("ASC") 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 500,000 common stock warrants using the Black-Scholes option-pricing model was re-measured at $4,720, or $0.0094 per share as of September 30, 2015, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 7 years. The Company recognized a total of $2,452 and $-0- of professional fee expense during the nine months ended September 30, 2015 and 2014, respectively.

On May 30, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.25 per share for advisory services. The warrants are exercisable over seven (7) years from May 30, 2015. The warrants vest in full on December 1, 2015. The initial estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 199% and a call option value of $0.13751, was $68,756. In accordance with Accounting Standards Codification ("ASC") 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 500,000 common stock warrants using the Black-Scholes option-pricing model was re-measured at $4,706, or $0.0094 per share as of September 30, 2015, based on a volatility rate of 232%, a risk-free interest rate of 1.75% and an expected term of 7 years. The Company recognized a total of $3,129 and $-0- of professional fee expense during the nine months ended September 30, 2015 and 2014, respectively.

On March 20, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.20 per share for investor relation services. The warrants are exercisable over five (5) years from March 20, 2015. The warrants vest in accordance with the schedule presented below, whereby the price per share is defined by the closing bid price over three consecutive trading days:

•	125,000 warrants will vest at $0.20 per share

•	125,000 warrants will vest at $0.30 per share

•	125,000 warrants will vest at $0.40 per share

•	125,000 warrants will vest at $0.50 per share

The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 204% and a call option value of $0.1166, was $58,301. The vesting period is indeterminate, therefore, the Company recognized the entire $58,301 of stock based compensation expense during the nine months ended September 30, 2015.

A total of $1,810,367 and $49,751 of warrants were amortized and expensed to professional fees as stock-based compensation during the nine months ending September 30, 2015 and 2014, respectively, including $1,523,103 during the nine months ending September 30, 2015 related to warrants previously issued to related parties.

Common Stock Warrants Exercised, Related Party

On September 10, 2015, the Company issued 1,000,000 shares of common stock pursuant to the exercise of warrants by the Company's Chairman of the Board at $0.00001 per share for total proceeds of $10. The proceeds were subsequently received during the fourth quarter and therefore was recognized as a subscription receivable.

F-17

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 11 - Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the nine months ended September 30, 2015, and the year ended December 31, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At September 30, 2015, and December 31, 2014, the Company had approximately $2,512,000 and $1,930,314 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company's deferred tax asset are as follows:

	September 30,	December 31,
	2015	2014
Deferred tax assets:
Net operating loss carry forwards	$879,200	$675,610

Net deferred tax assets before valuation allowance	$879,200	$675,610
Less: Valuation allowance	(879,200)	(675,610)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at September 30, 2015, and December 31, 2014, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and state statutory income tax rate to pre-tax loss is as follows:

	September 30,	December 31,
	2015	2014

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

F-18

Premier Biomedical, Inc.

Notes to Condensed Financial Statements

(Unaudited)

Note 12 - Subsequent Events

Common Stock Issuances for Debt Conversions

On November 17, 2015, the Company awarded 2,261,963 shares of common stock pursuant to the conversion of $3,721, consisting of $3,500 of principal and $221 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized. These shares have not yet been issued by the transfer agent.

On November 16, 2015, the Company awarded 6,040,000 shares of common stock pursuant to the conversion of $10,081, consisting of $5,566 of principal and $4,515 of interest, on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized. These shares have not yet been issued by the transfer agent.

On November 16, 2015, the Company issued 2,400,940 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.<>

On November 13, 2015, the Company issued 2,259,167 shares of common stock pursuant to the conversion of $3,256, consisting of $3,070 of principal and $186 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 13, 2015, the Company issued 2,375,275 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 11, 2015, the Company issued 2,375,000 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 9, 2015, the Company issued 3,510,000 shares of common stock pursuant to the conversion of $6,234 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 6, 2015, the Company issued 1,979,568 shares of common stock pursuant to the conversion of $3,256, consisting of $3,070 of principal and $186 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On November 2, 2015, the Company issued 2,168,067 shares of common stock pursuant to the conversion of $5,160 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 29, 2015, the Company issued 1,620,522 shares of common stock pursuant to the conversion of $3,256, consisting of $3,070 of principal and $186 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 27, 2015, the Company issued 1,839,530 shares of common stock pursuant to the conversion of $4,700 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 26, 2015, the Company issued 1,753,425 shares of common stock pursuant to the conversion of $4,480 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 26, 2015, the Company issued 3,091,128 shares of common stock pursuant to the conversion of $7,700 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 19, 2015, the Company issued 1,284,109 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 13, 2015, the Company issued 1,076,992 shares of common stock pursuant to the conversion of $4,222, consisting of $4,000 of principal and $222 of interest, on the First LG Capital Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 8, 2015, the Company issued 1,116,799 shares of common stock pursuant to the conversion of $6,000 of principal on the First Adar Bay Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

On October 1, 2015, the Company issued 2,344,032 shares of common stock pursuant to the conversion of $13,000 of principal on the First Typenex Note. The note was converted in accordance with the conversion terms; therefore no gain or loss has been recognized.

Common Stock Warrants Exercised, Related Party

On October 1, 2015, the Company issued 3,000,000 shares of common stock pursuant to the exercise of warrants by the Company's Chairman of the Board at $0.00001 per share for total proceeds of $30.

Common Stock Warrants Issued, Related Parties

On October 7, 2015, we granted warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). We also issued warrants to purchase a total of one million eight hundred thousand (1,800,000) shares of our common stock to six members of our Scientific Advisory Board. The exercise price of the foregoing warrants is Five Cents ($0.05) per share.

One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered to us. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Premier Biomedical, Inc.

We have audited the accompanying balance sheets of Premier Biomedical, Inc. (the Company) as of December 31, 2014 and 2013, and the related statements of operations, changes in stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Premier Biomedical, Inc. as of December 31, 2014 and 2013, and the results of its operations, changes in stockholders' deficit and cash flows for the periods described above in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has insufficient working capital, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

March 31, 2015

F-20

PREMIER BIOMEDICAL, INC.
BALANCE SHEETS

	December 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$102,599	$15,800
Prepaid expenses	9,450	6,000
Loan origination costs	3,473	-
Total current assets	115,522	21,800

Property and equipment, net	5,109	3,689

Total assets	$120,631	$25,489

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$147,491	$122,334
Accounts payable, related parties	25,299	39,872
Accrued interest	721	3,298
Convertible notes payable, net of discounts of $71,621 and $-0- at December 31, 2014 and 2013, respectively	14,879	-
Notes payable, related parties	-	109,000
Total current liabilities	188,390	274,504

Commitments and contingencies	-	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.00001 par value, 300,000,000 shares authorized, 21,757,175 and 18,355,819 shares issued and outstanding at December 31, 2014 and 2013, respectively	218	184
Additional paid in capital	8,127,649	6,535,913
Accumulated deficit	(8,195,626)	(6,785,112)
Total stockholders' equity (deficit)	(67,759)	(249,015)

Total liabilities and stockholders' equity (deficit)	$120,631	$25,489

The accompanying notes are an integral part of these financial statements.

F-21

PREMIER BIOMEDICAL, INC.
STATEMENTS OF OPERATIONS

	For the Years
	Ended December 31,
	2014	2013

Revenue	$-	$-

Operating expenses:
Research and development	196,179	217,350
General and administrative	223,434	3,024,108
Professional fees	949,319	1,235,270
Total operating expenses	1,368,932	4,476,728

Net operating loss	(1,368,932)	(4,476,728)

Other expense:
Interest expense	(41,582)	(400,420)
Total other expenses	(41,582)	(400,420)

Net loss	(1,410,514)	(4,877,148)

Deemed dividend	-	(79,923)

Net loss attributable to common stockholders	$(1,410,514)	$(4,957,071)

Weighted average number of common shares outstanding - basic and fully diluted	20,408,658	15,829,277

Net loss per share - basic and fully diluted	$(0.07)	$(0.31)

The accompanying notes are an integral part of these financial statements.

F-22

PREMIER BIOMEDICAL, INC.
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

					Additional			Total Stockholders'
	Preferred Stock		Common Stock		Paid-In	Subscriptions	Accumulated	Equity
	Shares	Amount	Shares	Amount	Capital	Payable	Deficit	(Deficit)

Balance, December 31, 2012	-	$-	12,374,479	$124	$1,732,151	$20,000	$(1,828,041)	$(75,766)

Imputed interest on non-interest bearing related party debts	-	-	-	-	840	-	-	840

Warrants granted for services	-	-	-	-	21,736	-	-	21,736

Amortization of warrants granted for services, related parties	-	-	-	-	259,044	-	-	259,044

Amortization of warrants granted for services	-	-	-	-	74,314	-	-	74,314

Modication of warrants, expiration of 190,289 warrants extended to July 23, 2013	-	-	-	-	79,923	-	(79,923)	-

Common stock issued as a commitment fee on financing, Kodiak Capital Group, LLC	-	-	559,140	6	352,253	-	-	352,259

Common stock issued for services	-	-	985,000	10	699,340	-	-	699,350

Common stock sold to Directors at $0.05 per share	-	-	4,000,000	40	199,960	-	-	200,000

Fair value of common stock in excess of cash value of stock sold to Directors	-	-	-	-	2,965,000	-	-	2,965,000

Exercise of warrants at $0.50 per share	-	-	61,000	1	30,499	-	-	30,500

Exercise of warrants at $0.10 per share	-	-	226,200	2	22,618	-	-	22,620

Units of common stock and warrants sold at $0.50 per share	-	-	150,000	1	74,999	(20,000)	-	55,000

Beneficial conversion feature of convertible note	-	-	-	-	23,236	-	-	23,236

Net loss for the year ended December 31, 2013	-	-	-	-	-	-	(4,877,148)	(4,877,148)

Balance, December 31, 2013	-	$-	18,355,819	$184	$6,535,913	$-	$(6,785,112)	$(249,015)

Imputed interest on non-interest bearing related party debts	-	-	-	-	134	-	-	134

Warrants granted as debt discount on convertible note	-	-	-	-	37,981	-	-	37,981

Exercise of warrants at $0.75 per share	-	-	15,000	-	11,250		-	11,250

Common stock sold for cash to Kodiak Capital Group, LLC	-	-	2,022,894	20	699,980	-	-	700,000

Common stock sold for cash at $0.10 per share	-	-	510,000	5	50,995	-	-	51,000

Common stock issued for services	-	-	853,462	9	263,070	-	-	263,079

Amortization of warrants granted for services, related parties	-	-	-	-	394,540	-	-	394,540

Amortization of warrants granted for services	-	-	-	-	96,767	-	-	96,767

Beneficial conversion feature of convertible note	-	-	-	-	37,019	-	-	37,019

Net loss for the year ended December 31, 2014	-	-	-	-	-	-	(1,410,514)	(1,410,514)

Balance, December 31, 2014	-	$-	21,757,175	$218	$8,127,649	$-	$(8,195,626)	$(67,759)

The accompanying notes are an integral part of these financial statements.

F-23

PREMIER BIOMEDICAL, INC.
STATEMENTS OF CASH FLOWS

	For the Years
	Ended December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(1,410,514)	$(4,877,148)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	954	767
Amortization of loan origination costs	527	-
Imputed interest on non-interest bearing related party debts	134	840
Amortization of debt discounts	10,879	23,236
Stock based compensation, related parties	394,540	3,224,044
Stock based compensation	359,846	1,147,659
Decrease (increase) in assets:
Prepaid expenses	(3,450)	(5,931)
Increase (decrease) in liabilities:
Accounts payable	25,157	33,736
Accounts payable, related parties	(14,573)	21,309
Accrued interest	(2,577)	3,298
Net cash used in operating activities	(639,077)	(428,190)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(2,374)	(1,414)
Net cash used in investing activities	(2,374)	(1,414)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from convertible notes payable	75,000	26,500
Repayments on convertible notes payable	-	(26,500)
Proceeds from notes payable, related parties	-	100,000
Repayments on notes payable, related parties	(109,000)	(3,000)
Proceeds from the sale of common stock	762,250	308,120
Net cash provided by financing activities	728,250	405,120

NET CHANGE IN CASH	86,799	(24,484)
CASH AT BEGINNING OF PERIOD	15,800	40,284

CASH AT END OF PERIOD	$102,599	$15,800

SUPPLEMENTAL INFORMATION:
Interest paid	$32,619	$20,787
Income taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Discount on beneficial conversion feature on convertible note	$37,019	$23,236
Cashless exercise of common stock warrants, 250,000 warrants exercised	$37,981	$-
Deemed dividend on modification of warrants issued in equity offering	$-	$79,923

The accompanying notes are an integral part of these financial statements.

F-24

Premier Biomedical, Inc.

Notes to Financial Statements

Note 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Premier Biomedical, Inc. ("the Company") was incorporated in the State of Nevada on May 10, 2010 ("Inception"). The Company was formed to develop and market medications and procedures that address a significant number of the most highly visible health issues currently affecting mankind. The Company will market these medications and procedures to leading worldwide pharmaceutical firms via publication in medical journals and by direct contact.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

JOBS Act

We are an "emerging growth company" as defined in the recently-enacted JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not "emerging growth companies." As an "emerging growth company" under the JOBS Act, we are permitted to, and intend to, rely on exemptions from certain reporting and disclosure requirements, which may make our future public filings different than that of other public companies.

Section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain new accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an "emerging growth company" until the earliest of: (i) the last day of the fiscal year during which we had total annual gross revenues of $1 billion or more, (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement, (iii) the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt or (iv) the date on which we are deemed a "large accelerated filer" as defined under the federal securities laws.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

F-25

Premier Biomedical, Inc.

Notes to Financial Statements

Patent Rights and Applications

Patent rights and applications costs include the acquisition costs and costs incurred for the filing of patents. Patent rights and applications are amortized on a straight-line basis over the legal life of the patent rights beginning at the time the patents are approved. Patent costs for unsuccessful patent applications are expensed when the application is terminated.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company's financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Stock-Based Compensation

Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company's stock based compensation consisted of the following during the years ended December 31, 2014 and 2013, respectively:

	December 31,	December 31,
	2014	2013

Common stock issued for services	$263,079	$1,051,609
Common stock issued for services, related parties	-	2,965,000
Warrants issued for services	96,767	96,050
Warrants issued for services, related parties	394,540	259,044
Total stock based compensation	$754,386	$4,371,703

F-26

Premier Biomedical, Inc.

Notes to Financial Statements

Revenue Recognition

Sales on fixed price contracts are recorded when services are earned, the earnings process is complete or substantially complete, and the revenue is measurable and collectability is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue from sales in which payment has been received, but the earnings process has not occurred. Sales have not yet commenced.

Advertising and Promotion

All costs associated with advertising and promoting products are expensed as incurred. These expenses were $159,411 and $25,507 for the years ended December 31, 2014 and 2013, respectively.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, "Income Taxes" ("ASC 740"), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company's income tax returns. These audits include questions regarding the Company's tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company's tax position relies on the judgment of management to estimate the exposures associated with the Company's various filing positions.

F-27

Premier Biomedical, Inc.

Notes to Financial Statements

Recently Issued Accounting Pronouncements

In June 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-12, Compensation - Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. The new guidance requires that share-based compensation that require a specific performance target to be achieved in order for employees to become eligible to vest in the awards and that could be achieved after an employee completes the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. Compensation costs should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. If the performance target becomes probable of being achieved before the end of the requisite service period, the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. The total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest and should be adjusted to reflect those awards that ultimately vest. The requisite service period ends when the employee can cease rendering service and still be eligible to vest in the award if the performance target is achieved. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2015. Early adoption is permitted. Entities may apply the amendments in this Update either (a) prospectively to all awards granted or modified after the effective date or (b) retrospectively to all awards with performance targets that are outstanding as of the beginning of the earliest annual period presented in the financial statements and to all new or modified awards thereafter. The adoption of ASU 2014-12 is not expected to have a material impact on our financial position or results of operations.

In June 2014, the FASB issued ASU No. 2014-10: Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements of development stage entities. The amendments in this update remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments in this Update also eliminate an exception provided to development stage entities in Topic 810, Consolidation, for determining whether an entity is a variable interest entity on the basis of the amount of investment equity that is at risk. The amendments to eliminate that exception simplify U.S. GAAP by reducing avoidable complexity in existing accounting literature and improve the relevance of information provided to financial statement users by requiring the application of the same consolidation guidance by all reporting entities. The elimination of the exception may change the consolidation analysis, consolidation decision, and disclosure requirements for a reporting entity that has an interest in an entity in the development stage. The amendments related to the elimination of inception-to-date information and the other remaining disclosure requirements of Topic 915 should be applied retrospectively except for the clarification to Topic 275, which shall be applied prospectively. For public companies, those amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early adoption is permitted. The adoption of ASU 2014-10 is not expected to have a material impact on our financial position or results of operations.

In July 2013, the FASB issued ASU No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists.The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. We do not expect the adoption of the new provisions to have a material impact on our financial condition or results of operations.

F-28

Premier Biomedical, Inc.

Notes to Financial Statements

Note 2 - Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $8,195,626, and had negative working capital of ($72,868) at December 31, 2014. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management is actively pursuing new products and services to begin generating revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful; therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company's ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Related Party

Accounts Payable

The Company owed $11,069 and $37,690 as of December 31, 2014 and 2013, respectively, to entities owned by the Chairman of the Board of Directors. The amounts are related to patent costs paid by the Chairman on behalf of the Company.

The Company owed $465 and $2,182 as of December 31, 2014 and 2013, respectively, to the Company's CEO for reimbursable expenses.

The Company owed $13,765 and $-0- as of December 31, 2014 and 2013, respectively, to one of the Company's Board of Directors for reimbursable expenses.

Notes Payable

From time to time, the Company has received short term loans from officers and directors as disclosed in Note 6 below.

Common Stock

On September 25, 2013, the Company sold 1,000,000 shares of its common stock to a director in exchange for proceeds of $50,000. Board of director compensation expense of $650,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 27, 2013, the Company sold 500,000 shares of its common stock to the Chairman of the Board of Directors in exchange for proceeds of $25,000. Board of director compensation expense of $365,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,000,000 shares of its common stock to a director in exchange for proceeds of $50,000. Board of director compensation expense of $780,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,500,000 shares of its common stock to a director in exchange for proceeds of $75,000. Board of director compensation expense of $1,170,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

F-29

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock Warrants

On November 18, 2014, the Company granted common stock warrants to the Company's CEO to purchase a total of 1,600,000 shares of common stock at $0.25 per share for his services as an Officer. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The warrants are exercisable over seven (7) years. The fair value of the 1,600,000 common stock warrants using the Black-Scholes option-pricing model is $356,771, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $73,403 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted common stock warrants to the Company's Chairman of the Board of Directors to purchase a total of 1,600,000 shares of common stock at $0.25 per share for his services as the Chairman of the Board. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The warrants are exercisable over seven (7) years. The fair value of the 1,600,000 common stock warrants using the Black-Scholes option-pricing model is $356,771, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $73,403 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted common stock warrants to one of the Directors to purchase a total of 1,400,000 shares of common stock at $0.25 per share over a seven year period from the grant date for their services as Directors. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The total fair value of the 1,400,000 common stock warrants using the Black-Scholes option-pricing model is $312,174, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $64,227 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted 1,200,000 common stock warrants to each of three Directors to purchase a total of 3,600,000 shares of common stock at $0.25 per share over a seven year period from the grant date for their service as Directors. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The total fair value of the 3,600,000 common stock warrants using the Black-Scholes option-pricing model is $802,734, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $165,156 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted common stock warrants to one of the Directors to purchase a total of 400,000 shares of common stock at $0.25 per share over a seven year period from the grant date for their services as Directors. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The total fair value of the 400,000 common stock warrants using the Black-Scholes option-pricing model is $89,193, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $18,351 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

F-30

Premier Biomedical, Inc.

Notes to Financial Statements

Note 4 - Patent Rights and Applications

The Company amortizes its patent rights and applications on a straight line basis over the expected useful technological or economic life of the patents, which is typically 17 years from the legal approval of the patent applications. As of January 1, 2013, the Company has elected to expense all of their patent rights and application costs due to difficulties associated with having to prove the value of their future economic benefits. All patent applications are currently pending and the Company has no patents that have yet been approved. It is the Company's policy that it performs reviews of the carrying value of its patent rights and applications on an annual basis.

Note 5 - Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company's financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

F-31

Premier Biomedical, Inc.

Notes to Financial Statements

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheets as of December 31, 2014 and 2013, respectively:

	Fair Value Measurements at December 31, 2014
	Level 1	Level 2	Level 3
Assets
Cash	$102,599	$-	$-
Total assets	102,599	-	-
Liabilities
Convertible note payable, net of discounts	-	14,879	-
Total liabilities	-	14,879	-
	$102,599	$(14,879)	$-

	Fair Value Measurements at December 31, 2013
	Level 1	Level 2	Level 3
Assets
Cash	$15,800	$-	$-
Total assets	15,800	-	-
Liabilities
Notes payable, related parties	-	109,000	-
Total liabilities	-	109,000	-
	$15,800	$(109,000)	$-

The fair values of our related party debts are deemed to approximate book value, and are considered Level 2 inputs as defined by ASC Topic 820-10-35.

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the years ended December 31, 2014 or the year ended December 31, 2013.

F-32

Premier Biomedical, Inc.

Notes to Financial Statements

Note 6 - Convertible Notes Payable

Convertible notes payable consist of the following at December 31, 2014 and 2013, respectively:

	December 31,	December 31,
	2014	2013

On November 25, 2014, the Company received an unsecured loan from Typenex Co-Investment, LLC ("First Typenex Note") in the amount of $86,500, bearing interest at 10%, maturing on August 25, 2015, in exchange for net proceeds of $75,000 after the deduction of $4,000 of loan origination costs and an original issue discount ("OID") of $7,500. The Company also issued Typenex warrants to purchase 351,455 shares of common stock at a strike price of $0.18 per share over a five year term from the date of investment. The principal and interest is convertible into shares of common stock at the discretion of the note holder at the lesser of (i) $0.18 per share, or (ii) 70% (the "Conversion Factor") multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10 per share. Notwithstanding the foregoing, so long as no Event of Default has occurred, the Conversion Price shall be not less than $0.0001 (the "Conversion Floor"). For the avoidance of doubt, upon the occurrence of an Event of Default, the Conversion Floor shall not apply to any future Conversions and shall be of no further force or effect. The note can be prepaid upon notice to Typenex any time prior to the first conversion at a premium of 120% of the then outstanding balance of the Note. The note carries a default interest rate of 22% per annum.

	$86,500	$-

On August 13, 2013, the Company received an unsecured loan from LG Capital Funding, LLC ("LG Capital") in the amount of $26,500, bearing interest at 8%, maturing on May 13, 2014. The principal and interest was convertible into shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the two (2) lowest closing bid prices of the Common Stock during the ten (10) trading day period ending one trading day prior to the date the Conversion Notice was delivered, or $0.01 per share, whichever was greater. On November 6, 2013, the Company repaid the convertible note in full with a payment of $33,788, consisting of $26,500 of principal, $530 of interest and $6,758 as a prepayment penalty.

	-	-

Total convertible notes payable	86,500	-
Less unamortized debt discounts:
Discount on beneficial conversion feature	32,137	-
Original issue discount	6,511	-
Discount on warrants	32,973	-
Convertible notes payable	14,879	-
Less: current portion	14,879	-
Convertible notes payable, less current portion	$-	$-

F-33

Premier Biomedical, Inc.

Notes to Financial Statements

The Company recognized interest expense related to the convertible debts for the years ended December 31, 2014 and 2013, respectively, as follows:

	December 31,	December 31,
	2014	2013

Accrued interest	$721	$530
Prepayment penalty	-	6,758
Amortization of loan origination costs	527	-
Amortization of beneficial conversion feature	4,882	-
Amortization of OID	989	-
Amortization of warrants	5,008	-
Total interest expense	$12,127	$7,288

In addition, the Company recognized and measured the embedded beneficial conversion feature present in the convertible debts by allocating a portion of the proceeds equal to the intrinsic value of the feature to additional paid-in-capital. The intrinsic value of the feature was calculated on the commitment date using the effective conversion price of the convertible debt. This intrinsic value is limited to the portion of the proceeds allocated to the convertible debt.

The aforementioned accounting treatment resulted in total debt discounts equal to $37,019 and $23,236 during the years ended December 31, 2014 and 2013, respectively. The discount is amortized on a straight line basis from the dates of issuance until the earlier of the stated redemption date of the debts, as noted above or the actual settlement date. During the years ended December 31, 2014 and 2013, the Company recorded debt amortization expense in the amount of $4,882 and $23,236, respectively, attributed to the aforementioned debt discounts.

The convertible notes, consisting of total original face values of $86,500 from Typenex Co-Investment, LLC and $26,500 from LG Capital Funding, LLC that created the beneficial conversion features carried a default provision that placed a "maximum share amount" on the note holder that can be owned as a result of the conversions to common stock by the note holder of 4.99% of the issued and outstanding shares of the Company.

Typenex Co-Investment, LLC Convertible Note

On November 25, 2014, we entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC, pursuant to which we sold to Typenex a 10% Convertible Promissory Note in the original principal amount of $86,500. The First Typenex Note had a maturity date of August 25, 2015, and was convertible into our common stock at the lesser of (i) $0.18 per share, or (ii) 70% (the "Conversion Factor") multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10 per share. Notwithstanding the foregoing, so long as no Event of Default has occurred, the Conversion Price shall be not less than $0.0001 (the "Conversion Floor"). For the avoidance of doubt, upon the occurrence of an Event of Default, the Conversion Floor shall not apply to any future Conversions and shall be of no further force or effect.

F-34

Premier Biomedical, Inc.

Notes to Financial Statements

The shares of common stock issuable upon conversion of the First Typenex Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the First Typenex Note is exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the First Typenex Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, does not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.1019 below the market price on November 25, 2014 of $0.225 provided a value of $37,019, of which $4,882 and $-0- was amortized during the years ended December 31, 2014 and 2013, respectively.

LG Capital Funding, LLC Convertible Note

On August 13, 2013, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, pursuant to which we sold to LG Capital an 8% Convertible Promissory Note in the original principal amount of $26,500. The First LG Capital Note had a maturity date of May 13, 2014, and was convertible into our common stock shares of common stock at the discretion of the note holder at a price equal to fifty five percent (55%) of the average of the two (2) lowest closing bid prices of the Common Stock during the ten (10) trading day period ending one trading day prior to the date the Conversion Notice was delivered, or $0.01 per share, whichever was greater.

The shares of common stock issuable upon conversion of the First LG Capital Note are restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The issuance of the First LG Capital Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Rule 506 of Regulation D promulgated thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

The Company evaluated the First LG Capital Note and determined that the shares issuable pursuant to the conversion option were determinate due to the Fixed Conversion Price and, as such, did not constitute a derivative liability. The beneficial conversion feature discount resulting from the conversion price of $0.3737 below the market price on August 13, 2013 of $0.80 provided a value of $23,236, of which $-0- and $23,236 was amortized during the years ended December 31, 2014 and 2013, respectively.

F-35

Premier Biomedical, Inc.

Notes to Financial Statements

Note 7 - Notes Payable, Related Parties

Notes payable, related parties consist of the following at December 31, 2014 and 2013, respectively:

		December 31,	December 31,
		2014	2013

On November 18, 2013, the Company received an unsecured, 8% interest bearing loan in the amount of $50,000, due on August 18, 2014, or three business days following the receipt of one million dollars in funding, net of expenses, from the Company's CEO. The note carries an additional prepayment premium of 35% of the principal if the note is not paid prior to maturity, and whereby the note holder is entitled to additional interest on the principal pursuant to the schedule listed below if the note is paid prior to maturity:
No. of days after issuance date:	Prepayment Premium:
0-30 days	15%
31-60 days	20%
61-90 days	25%
91-120 days	30%
121 days or more	35%
The note was repaid in full on March 12, 2014, in the total amount of $66,381, consisting of $50,000 of principal, $1,381 of interest and $15,000 of prepayment premium.		$-	$50,000

On November 18, 2013, the Company received an unsecured, 8% interest bearing loan in the amount of $50,000, due on August 18, 2014, or three business days following the receipt of one million dollars in funding, net of expenses, from one of the Company's Directors. The note carries an additional prepayment premium of 35% of the principal if the note is not paid prior to maturity, and whereby the note holder is entitled to additional interest on the principal pursuant to the same schedule listed above in the $50,000 note from the Company's CEO. The note was repaid in full on March 12, 2014, in the total amount of $66,238, consisting of $50,000 of principal, $1,238 of interest and $15,000 of prepayment premium.

		-	50,000

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from the Company's CEO. The note was repaid in full on March 7, 2014.		-	3,000

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand and a from the Company's Chairman of the Board of Directors. The note was repaid in full on March12,2014.		-	3,000

On May 4, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company's directors. The loan was repaid in full on July 2, 2013.		-	-

On May 7, 2012, the Company received an unsecured, non-interest bearing loan in the amount of $3,000, due on demand from one of the Company's directors. The note was repaid in full on March12,2014.		-	3,000

Total notes payable, related parties		-	109,000
Less: current portion		-	109,000
Notes payable, related parties, less current portion		$-	$-

The Company recorded interest expense in the amount of $29,321 and $3,298 for the years ended December 31, 2014 and 2013, respectively, and imputed interest expense in the amount of $134 and $840 for the years ended December 31, 2014 and 2013, respectively related to notes payable, related parties

F-36

Premier Biomedical, Inc.

Notes to Financial Statements

Note 8 - Commitments and Contingencies

On May 9, 2012, the Company entered into a Collaborative Agreement with the University of Texas at El Paso. Pursuant to the terms of the Agreement, the Company will work jointly with the University to develop a series of research and development programs around its sequential-dialysis technology in the areas of Alzheimer's Disease, Traumatic Brain Injury (TBI), Chronic Pain Syndrome, Fibromyalgia, Multiple Sclerosis, Amyotrophic Lateral Sclerosis (ALS or Lou Gehrig's disease), Blood Sepsis, Cancer, Heart Attacks and Strokes. The programs will utilize the facilities at one or more of the University of Texas' campuses. The Company will pay the University's actual overhead for the projects, plus a negotiated facility and administration overhead expense, and 10% of all gross revenues associated with the sale, license and/or royalties of all products and treatment procedures directly affiliated with programs. Intellectual property jointly invented and developed as a result of the projects will be owned jointly by the University and the Company. The agreement has an initial term of five (5) years, and is renewable upon mutual agreement of the parties.

Note 9 - Equity Line of Credit

On January 17, 2014, the Company's registration statement became effective whereby it registered 15 million shares of common stock that it would sell to Kodiak Capital Group, LLC ("Kodiak") over time pursuant to an Investment Agreement entered into on December 5, 2013 wherein Kodiak agreed to invest up to five million dollars ($5,000,000). The offering was to terminate on the earlier of (i) when all 15 million shares are sold, (ii) when the maximum offering amount of $5,000,000 has been achieved, or (iii) on January 17, 2016, unless the Company terminated it earlier. The investment Agreement included a termination date of July 17, 2014, but on July 9, 2014 it was extended to run through July 17, 2015. On October 16, 2014, we exercised our right to terminate the contract upon written notice to Kodiak.

The Company could not submit a new put notice until after the closing of the previous notice. The purchase price for the shares pursuant to the put notice was to be equal to seventy-five percent (75%) of the lowest closing best bid price of the common stock during the five consecutive trading days immediately following the date of our notice to Kodiak ("Put Notice") of our election to put shares pursuant to the Investment Agreement, subject to a limitation, whereby Kodiak's holdings could not exceed 9.9% of the outstanding shares of common stock. The shares had to be paid for and share certificates delivered within the "pricing period," which was five (5) trading days from the date the put notice is delivered ("Put Date").

On October 15, 2013, the Company paid to Kodiak an initial fee of $10,000 and issued 391,398 shares of common stock following execution of the Agreement, along with the issuance of another 167,742 shares to Manners, Inc. as commitment fees. In addition, the Company agreed to pay a consulting firm, Cambridge Partners Atlanta Group, LLC ("Cambridge"), an introduction fee payable as follows: (i) ten percent (10%) of the first $1,000,000 in total draws, (ii) seven percent (7%) on the draws from $1,000,000 to $1,500,000; and (iii) five percent (5%) on all draws in excess of $1,500,000. Cambridge was entitled to these introduction fees on all proceeds received from Kodiak until the termination date of the consulting agreement, which was September 26, 2015 until we exercised our right to terminate the contract on October 16, 2014.

The Company used the proceeds from the sale of common stock pursuant to the agreement to pay down debt, research and development activities, general corporate and working capital purposes, and for other purposes that the board of directors deems to be in the best interest of the Company.

As of the date of this report, the Company had sold a total of 2,022,894 shares of common stock in exchange for total proceeds of $700,000 pursuant to the investment agreement, in addition to the initial issuance of 559,140 common shares as a commitment fee.

F-37

Premier Biomedical, Inc.

Notes to Financial Statements

Note 10 - Stockholders' Equity

Convertible Preferred Stock, Series A

The Company has 10,000,000 authorized shares of Preferred Stock, of which 2,000,000 shares of $0.001 par value Series A Convertible Preferred Stock ("Series A Preferred Stock") have been designated. Each share of Series A Preferred Stock is convertible, at the option of the holder thereof, at any time after the issuance of such share into one (1) fully paid and non-assessable share of Common Stock. Each outstanding share of Series A Preferred Stock is entitled to one hundred (100) votes per share on all matters to which the shareholders of the Corporation are entitled or required to vote. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares sufficient to effect the conversions. No shares of Series A Preferred Stock have been granted to date.

Common Stock

The Company has 300,000,000 authorized shares of $0.00001 par value Common Stock.

Common Stock (2014)

On October 2, 2014, the Company sold 500,000 shares of common stock in exchange for total proceeds of $50,000.

On October 2, 2014, the Company sold 10,000 shares of common stock in exchange for total proceeds of $1,000.

On September 19, 2014, the Company granted 70,000 shares of common stock for services performed. The total fair value of the common stock was $7,959 based on the closing price of the Company's common stock on the date of grant. The shares were subsequently issued on October 6, 2014.

On September 19, 2014, the Company granted 100,000 shares of common stock for services performed. The total fair value of the common stock was $11,370 based on the closing price of the Company's common stock on the date of grant. The shares were subsequently issued on October 15, 2014.

On September 13, 2014, the Company granted 15,000 shares of common stock for services performed. The total fair value of the common stock was $2,250 based on the closing price of the Company's common stock on the date of grant.

On September 6, 2014, the Company granted 120,000 shares of common stock for services performed. The total fair value of the common stock was $19,200 based on the closing price of the Company's common stock on the date of grant. The shares were subsequently issued on November 3, 2014.

On September 6, 2014, the Company granted another 120,000 shares of common stock for services performed. The total fair value of the common stock was $19,200 based on the closing price of the Company's common stock on the date of grant. The shares were subsequently issued on November 3, 2014.

F-38

Premier Biomedical, Inc.

Notes to Financial Statements

On September 6, 2014, the Company granted 70,000 shares of common stock for services performed. The total fair value of the common stock was $11,200 based on the closing price of the Company's common stock on the date of grant. The shares were subsequently issued on November 3, 2014.

On August 12, 2014, the Company granted 75,000 shares of common stock for services performed. The total fair value of the common stock was $12,000 based on the closing price of the Company's common stock on the date of grant.

On June 19, 2014, the Company granted 100,000 shares of common stock for services performed. The total fair value of the common stock was $42,400 based on the closing price of the Company's common stock on the date of grant.

On May 8, 2014, we sold 588,235 shares of our common stock to Kodiak in exchange for proceeds of $100,000 pursuant to our fifth Put Notice under our equity line of credit as delivered on April 30, 2014.

On April 10, 2014, we sold 211,641 shares of our common stock to Kodiak in exchange for proceeds of $100,000 pursuant to our fourth Put Notice under our equity line of credit as delivered on April 2, 2014.

On April 3, 2014, the Company granted 50,000 shares of common stock for services performed. The total fair value of the common stock was $40,500 based on the closing price of the Company's common stock on the date of grant.

On March 19, 2014, the Company granted 100,000 shares of common stock for services performed. The total fair value of the common stock was $70,000 based on the closing price of the Company's common stock on the date of grant. The shares were subsequently issued on April 17, 2014.

On March 14, 2014, we sold 181,819 shares of our common stock to Kodiak in exchange for proceeds of $100,000 pursuant to our third Put Notice under our equity line of credit as delivered on March 6, 2014.

On March 7, 2014, the Company granted 15,000 shares of common stock for services performed. The total fair value of the common stock was $15,000 based on the closing price of the Company's common stock on the date of grant.

On February 24, 2014, we sold 374,532 shares of our common stock to Kodiak in exchange for proceeds of $250,000 pursuant to our second Put Notice under our equity line of credit as delivered on February 12, 2014.

On February 20, 2014, a warrant holder elected to exercise warrants consisting of 10,000 shares of its common stock pursuant to a unit offering previously sold on March 11, 2013 in exchange for proceeds of $7,500.

On February 12, 2014, a warrant holder elected to exercise warrants consisting of 5,000 shares of its common stock pursuant to a unit offering previously sold on February 20, 2013 in exchange for proceeds of $3,750.

On February 10, 2014, the Company granted 18,462 shares of common stock for services performed. The total fair value of the common stock was $12,000 based on the closing price of the Company's common stock on the date of grant.

On February 3, 2014, we sold 666,667 shares of our common stock to Kodiak in exchange for proceeds of $150,000 pursuant to our first Put Notice under our equity line of credit as delivered on January 25, 2014.

F-39

Premier Biomedical, Inc.

Notes to Financial Statements

Common Stock (2013)

On December 19, 2013, the Company granted 200,000 shares of common stock for services performed. The total fair value of the common stock was $140,000 based on the closing price of the Company's common stock on the date of grant.

On December 17, 2013, the Company granted 150,000 shares of common stock for services performed. The total fair value of the common stock was $100,500 based on the closing price of the Company's common stock on the date of grant.

On October 31, 2013, the Company granted 10,000 shares of common stock for services performed. The total fair value of the common stock was $7,400 based on the closing price of the Company's common stock on the date of grant.

On October 31, 2013, the Company granted 25,000 shares of common stock for services performed. The total fair value of the common stock was $18,500 based on the closing price of the Company's common stock on the date of grant.

On October 17, 2013, the Company granted 200,000 shares of common stock for services performed. The total fair value of the common stock was $140,000 based on the closing price of the Company's common stock on the date of grant.

On October 15, 2013, the Company granted 391,398 shares of common stock to Kodiak Capital Group, LLC as a commitment fee for a potential future financing. The total fair value of the common stock was $246,581 based on the closing price of the Company's common stock on the date of grant.

On October 15, 2013, the Company granted 167,742 shares of common stock to Manners, Inc. as a commitment fee for a potential future financing by Kodiak Capital Group, LLC. The total fair value of the common stock was $105,678 based on the closing price of the Company's common stock on the date of grant.

On September 25, 2013, the Company sold 1,000,000 shares of its common stock to a director in exchange for proceeds of $50,000. Board of director compensation expense of $650,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On September 25, 2013, the Company granted 300,000 shares of common stock for services performed. The total fair value of the common stock was $210,000 based on the closing price of the Company's common stock on the date of grant.

On July 19, 2013, the Company issued a total of 20,000 shares of its common stock that were sold on June 27, 2013 pursuant to warrant exercises amongst seven investors in exchange for total proceeds of $2,000.

On July 15, 2013, the Company granted 50,000 shares of common for services performed. The total fair value of the common stock was $46,500 based on the closing price of the Company's common stock on the date of grant.

F-40

Premier Biomedical, Inc.

Notes to Financial Statements

On various dates between July 2, 2013 and July 25, 2013, the Company issued a total of 61,000 shares of its common stock pursuant to warrant exercises at $0.50 per share amongst eight investors in exchange for total proceeds of $30,500.

On various dates between July 6, 2013 and July 25, 2013, the Company issued a total of 161,200 shares of its common stock pursuant to warrant exercises at $0.10 per share amongst twenty one investors in exchange for total proceeds of $16,120.

On July 3, 2013, the Company issued a total of 35,000 shares of its common stock that were sold on June 21, 2013 pursuant to warrant exercises amongst seven investors in exchange for total proceeds of $3,500.

On June 27, 2013, two warrant holders elected to exercise warrants consisting of a total of 20,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $2,000. The shares were subsequently issued on July 19, 2013.

On June 21, 2013, a total of seven warrant holders elected to exercise warrants consisting of a total of 35,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $3,500. The shares were subsequently issued on July 3, 2013.

On March 11, 2013, a warrant holder elected to exercise warrants consisting of a 10,000 shares of its common stock pursuant to a unit offering previously sold on February 28, 2011 in exchange for proceeds of $1,000.

On March 11, 2013, the Company sold 10,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $5,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On March 2, 2013, the Company granted 50,000 shares of common for services performed. The total fair value of the common stock was $36,450 based on the closing price of the Company's common stock on the date of grant.

On February 27, 2013, the Company sold 500,000 shares of its common stock to the Chairman of the Board of Directors in exchange for proceeds of $25,000. Board of director compensation expense of $365,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,000,000 shares of its common stock to a director in exchange for proceeds of $50,000. Board of director compensation expense of $780,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 20, 2013, the Company sold 1,500,000 shares of its common stock to a director in exchange for proceeds of $75,000. Board of director compensation expense of $1,170,000 was recognized due to the fair value of the shares in excess of the $0.05 per share purchase price.

On February 17, 2013, the Company sold 5,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $2,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

F-41

Premier Biomedical, Inc.

Notes to Financial Statements

On February 10, 2013, the Company sold 20,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $10,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 30, 2013, the Company sold 60,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $30,000. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 22, 2013, the Company sold 15,000 shares of its common stock and an equal number of warrants exercisable at $0.75 per share over a one year term pursuant to a unit offering in exchange for proceeds of $7,500. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 9, 2013, the Company issued 40,000 shares of its common stock that were sold on December 31, 2012 pursuant to a unit offering in exchange for proceeds of $20,000 that were presented as a subscriptions payable at December 31, 2012.

Beneficial Conversion Feature

On November 25, 2014, the Company entered into a convertible promissory note with Typenex Co-Investments, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.1019 below the market price of $0.225 on the November 25, 2014 origination date resulted in a debt discount value of $37,019 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan.

On August 13, 2013, the Company entered into a convertible promissory note with LG Capital Funding, LLC. The beneficial conversion feature discount resulting from the conversion price that was $0.3737 below the market price of $0.80 on the August 13, 2013 origination date resulted in a debt discount value of $23,236 that was recognized as additional paid in capital and was amortized on a straight line basis over the life of the loan, which was accelerated upon the repayment prior to maturity on November 6, 2013.

Note 11 - Series A Convertible Preferred Stock Warrants

Series A Convertible Preferred Stock Warrants Granted

No series A preferred stock warrants were cancelled during the years ended December 31, 2014 and 2013.

Series A Preferred Stock Warrants Cancelled

No series A preferred stock warrants were cancelled during the years ended December 31, 2014 and 2013.

Series A Preferred Stock Warrants Expired

No series A preferred stock warrants were expired during the years ended December 31, 2014 and 2013.

F-42

Premier Biomedical, Inc.

Notes to Financial Statements

Series A Preferred Stock Warrants Exercised

No series A preferred stock warrants were exercised during the years ended December 31, 2014 and 2013.

The following is a summary of information about the Series A Preferred Stock Warrants outstanding at December 31, 2014.

Shares Underlying
Shares Underlying Warrants Outstanding				Warrants Exercisable
Weighted
	Shares	Average	Weighted	Shares	Weighted
Range of	Underlying	Remaining	Average	Underlying	Average
Exercise	Warrants	Contractual	Exercise	Warrants	Exercise
Prices	Outstanding	Life	Price	Exercisable	Price

$0.001	2,000,000	5.5 years	$0.001	2,000,000	$0.001

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2014	2013

Average risk-free interest rates	N/A	N/A
Average expected life (in years)	N/A	N/A

F-43

Premier Biomedical, Inc.

Notes to Financial Statements

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's series A preferred stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its series A preferred stock warrants. During the years ended December 31, 2014 and 2013 there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

There were no series A preferred stock warrants granted during the years ended December 31, 2014 and 2013.

The following is a summary of activity of outstanding series A preferred stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2012	2,000,000	$0.001
Warrants cancelled	-	-
Warrants granted	-	-
Warrants exercised	-	-
Balance, December 31, 2013	2,000,000	$0.001
Warrants cancelled	-	-
Warrants granted	-	-
Warrants exercised	-	-
Balance, December 31, 2014	2,000,000	$0.001

Exercisable, December 31, 2014	2,000,000	$0.001

Note 12 - Common Stock Warrants

Common Stock Warrants Granted (2014)

On November 25, 2014, the Company issued warrants to purchase 351,455 shares of common stock, exercisable at $0.18 per share over a five (5) year period pursuant to a convertible debenture offering in exchange for net proceeds of $75,000 with an $86,500 face value. The fair value of the 351,455 common stock warrants using the Black-Scholes option-pricing model is $76,950, or $0.21895 per share based on a volatility rate of 193%, a risk-free interest rate of 1.58% and an expected term of 5 years. The proceeds received were allocated between the debt and warrants on a relative fair value basis, resulting in a debt discount of $37,981, which is being amortized over the life of the loan. The Company recognized $5,008 and $-0- of amortization recorded to interest expense during the years ended December 31, 2014 and 2013, respectively.

F-44

Premier Biomedical, Inc.

Notes to Financial Statements

On November 18, 2014, the Company granted common stock warrants to the Company's CEO to purchase a total of 1,600,000 shares of common stock at $0.25 per share for his services as an Officer. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The warrants are exercisable over seven (7) years. The fair value of the 1,600,000 common stock warrants using the Black-Scholes option-pricing model is $356,771, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $73,403 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted common stock warrants to the Company's Chairman of the Board of Directors to purchase a total of 1,600,000 shares of common stock at $0.25 per share for his services as the Chairman of the Board. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The warrants are exercisable over seven (7) years. The fair value of the 1,600,000 common stock warrants using the Black-Scholes option-pricing model is $356,771, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized $73,403 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted common stock warrants to one of the Directors to purchase a total of 1,400,000 shares of common stock at $0.25 per share over a seven year period from the grant date for their services as Directors. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The total fair value of the 1,400,000 common stock warrants using the Black-Scholes option-pricing model is $312,174, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $64,227 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted 1,200,000 common stock warrants to each of three Directors to purchase a total of 3,600,000 shares of common stock at $0.25 per share over a seven year period from the grant date for their service as Directors. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The total fair value of the 3,600,000 common stock warrants using the Black-Scholes option-pricing model is $802,734, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $165,156 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

On November 18, 2014, the Company granted common stock warrants to one of the Directors to purchase a total of 400,000 shares of common stock at $0.25 per share over a seven year period from the grant date for their services as Directors. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The total fair value of the 400,000 common stock warrants using the Black-Scholes option-pricing model is $89,193, or $0.22298 per share, based on a volatility rate of 192%, a risk-free interest rate of 0.96% and an expected term of 3.54 years, and is being amortized over the implied service term, or vesting period, of the warrants. The Company recognized a total of $18,351 and $-0- of amortization recorded to professional fee expense during the years ended December 31, 2014 and 2013, respectively.

F-45

Premier Biomedical, Inc.

Notes to Financial Statements

On November 18, 2014, the Company granted 700,000 common stock warrants to each of three new advisors to purchase a total of 2,100,000 shares of common stock at $0.25 per share for services provided. The warrants carry a vesting period of 50% on January 15, 2015, and the remaining 50% vest on June 15, 2015. The warrants are exercisable over seven (7) years. In accordance with Accounting Standards Codification ("ASC") 505-50, non-employee stock based compensation awards are re-measured at each period. The total fair value of the 2,100,000 common stock warrants using the Black-Scholes option-pricing model is $228,516, or $0.1088 per share as of December 31, 2014, based on a volatility rate of 201%, a risk-free interest rate of 1.97% and an expected term of 7 years. The Company recognized a total of $47,016 and $-0- of professional fee expense during the years ended December 31, 2014 and 2013, respectively.

Amendment of Common Stock Warrants (2013)

On June 28, 2013, the Company extended a total of 190,289 previously granted common stock warrants issued amongst a total of ten former investors, with an exercise price of $0.50 for approximately an additional 25 days from their expiration. All other terms remained the same as originally issued. These modified warrants are fully vested and expired on July 23, 2013. The total estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 32% and a call option value of $0.4200, was $79,923. The value immediately preceding the modification was $-0- due to their expiration. As a result, the entire $79,923 was recognized as a deemed dividend on June 28, 2013.

Common Stock Warrants Granted (2013)

On December 12, 2013, the Company granted common stock warrants to an independent contractor to purchase a total of 50,000 shares of common stock at $0.25 per share for consulting services. The warrants are exercisable over two (2) years from December 12, 2013. In accordance with Accounting Standards Codification ("ASC") 505-50, non-employee stock based compensation awards are re-measured at each period. The fair value of the 50,000 common stock warrants using the Black-Scholes option-pricing model is $21,736, or $0.4347 per share as of December 31, 2013, based on a volatility rate of 104%, a risk-free interest rate of 0.34% and an expected term of 2 years, and was expensed as professional fee expense during the year ended December 31, 2013.

On September 25, 2013, the Company granted common stock warrants to an independent contractor to purchase a total of 300,000 shares of common stock at $0.96 per share for consulting services. The warrants vest monthly in 50,000 increments over six months commencing on October 1, 2013. The warrants are exercisable over three (3) years from October 1, 2013. In accordance with Accounting Standards Codification ("ASC") 505-50, non-employee stock based compensation awards are re-measured at each period. The fair value of the 300,000 common stock warrants using the Black-Scholes option-pricing model is $134,709, or $0.4490 per share as of December 31, 2013, based on a volatility rate of 105%, a risk-free interest rate of 1.75% and an expected term of 3 years. A total of $74,314 was expensed as professional fee expense during the year ended December 31, 2013.

On March 11, 2013, the Company sold warrants to purchase 10,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $5,000 in conjunction with the sale of 10,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

F-46

Premier Biomedical, Inc.

Notes to Financial Statements

On February 20, 2013, the Company sold warrants to purchase 5,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $2,500 in conjunction with the sale of 5,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 20, 2013, the Company sold warrants to purchase 20,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $10,000 in conjunction with the sale of 20,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On February 14, 2013, the Company sold warrants to purchase 60,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $30,000 in conjunction with the sale of 60,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 30, 2013, the Company sold warrants to purchase 15,000 shares of common stock at $0.75 per share over a one year period from the date of sale, in exchange for total proceeds of $7,500 in conjunction with the sale of 15,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Common Stock Warrants Cancelled

No warrants were cancelled during the years ended December 31, 2014 and 2013.

Common Stock Warrants Expired

A total of 95,000 and 209,289 warrants expired during years ended December 31, 2014 and 2013, respectively.

Common Stock Warrants Exercised (2014)

On February 20, 2014, a warrant holder elected to exercise warrants consisting of a total of 10,000 shares of its common stock pursuant to a unit offering previously sold on March 11, 2013, in exchange for total proceeds of $7,500.

On February 12, 2014, a warrant holder elected to exercise warrants consisting of a total of 5,000 shares of its common stock pursuant to a unit offering previously sold on February 20, 2013 in exchange for total proceeds of $3,750.

Common Stock Warrants Exercised (2013)

On various dates between July 2, 2013 and July 25, 2013, the Company issued a total of 61,000 shares of its common stock pursuant to warrant exercises at $0.50 per share amongst eight investors in exchange for total proceeds of $30,500.

F-47

Premier Biomedical, Inc.

Notes to Financial Statements

On various dates between July 6, 2013 and July 25, 2013, the Company issued a total of 161,200 shares of its common stock pursuant to warrant exercises at $0.10 per share amongst twenty one investors in exchange for total proceeds of $16,120.

On June 27, 2013, two warrant holders elected to exercise warrants consisting of a total of 20,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $2,000. The shares were subsequently issued on July 19, 2013, as such, the proceeds were presented as a subscriptions payable at June 30, 2013.

On June 21, 2013, a total of seven warrant holders elected to exercise warrants consisting of a total of 35,000 shares of its common stock pursuant to unit offerings previously sold on February 28, 2011 in exchange for total proceeds of $3,500. The shares were subsequently issued on July 3, 2013, as such, the proceeds were presented as a subscriptions payable at June 30, 2013.

On March 11, 2013, there were 10,000 common stock warrants exercised in exchange for proceeds of $1,000.

The following is a summary of information about the Common Stock Warrants outstanding at December 31, 2014.

Shares Underlying Warrants Outstanding				Shares Underlying Warrants Exercisable
	Shares	Weighted	Weighted	Shares	Weighted
Range of	Underlying	Average	Average	Underlying	Average
Exercise	Warrants	Remaining	Exercise	Warrants	Exercise
Prices	Outstanding	Contractual Life	Price	Exercisable	Price

$0.00001 - $1.45	50,591,455	5.7 years	$0.14434	$39,891,455	$0.1160

The fair value of each warrant grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants under the fixed option plan:

	December 31,	December 31,
	2014	2013

Average risk-free interest rates	1.18%	2.80%
Average expected life (in years)	4.24	1.40

F-48

Premier Biomedical, Inc.

Notes to Financial Statements

The Black-Scholes option pricing model was developed for use in estimating the fair value of short-term traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including expected stock price volatility. Because the Company's common stock warrants have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of its common stock warrants. During the years ended December 31, 2014 and 2013 there were no warrants granted with an exercise price below the fair value of the underlying stock at the grant date.

The weighted average fair value of warrants granted with exercise prices at the current fair value of the underlying stock was approximately $0.2256 and $0.4084 per warrant granted during the years ended December 31, 2014 and 2013, respectively.

The following is a summary of activity of outstanding common stock warrants:

		Weighted
		Average
	Number of	Exercise
	Shares	Price

Balance, December 31, 2012	39,686,489	$0.1114
Warrants cancelled	(209,289)	(0.4962)
Warrants granted	460,000	0.8326
Warrants exercised	(287,200)	(0.1850)
Balance, December 31, 2013	39,650,000	$0.1172
Warrants cancelled	(95,000)	(0.75)
Warrants granted	11,051,455	0.2477
Warrants exercised	(15,000)	(0.75)
Balance, December 31, 2014	50,591,455	$0.1443

Exercisable, December 31, 2014	39,891,455	$0.1160

F-49

Premier Biomedical, Inc.

Notes to Financial Statements

Note 12 - Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the years ended December 31, 2014 and 2013, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 31, 2014 and December 31, 2013, the Company had approximately $1,930,314 and $1,306,637 of federal net operating losses, respectively. The net operating loss carry forwards, if not utilized, will begin to expire in 2031.

The components of the Company's deferred tax asset are as follows:

	December 31,	December 31,
	2014	2013
Deferred tax assets:
Net operating loss carry forwards	$675,610	$457,320

Net deferred tax assets before valuation allowance	$675,610	$457,320
Less: Valuation allowance	(675,610)	(457,320)
Net deferred tax assets	$-	$-

Based on the available objective evidence, including the Company's history of losses, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 31, 2014 and 2013, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

	December 31,	December 31,
	2014	2013

Federal and state statutory rate	35%	35%
Change in valuation allowance on deferred tax assets	(35%)	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

F-50

Premier Biomedical, Inc.

Notes to Financial Statements

Note 13 - Subsequent Events

Patent License Agreement

On March 4, 2015, we entered into a Patent License Agreement (PLA) with the University of Texas at El Paso (UTEP) regarding our joint research and development of CTLA-4 Blockade with Metronomic Chemotherapy for the Treatment of Breast Cancer. This is the first PLA with UTEP following our Collaborative Agreement with them dated May 9, 2012, and memorializes the joint ownership of the applicable patent and the financial and other terms related thereto.

Convertible Debts

On March 4, 2015, we entered into an Amendment to the First Typenex Note dated November 25, 2014 that revised the conversion terms to provide that, so long as no Event of Default (as defined in the Note) has occurred, the Conversion Price shall be not less than $0.0001 (the "Conversion Floor") and that, upon the occurrence of an Event of Default, the Conversion Floor shall not apply to any future Conversions and shall be of no further force or effect.

On February 24, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC ("Adar Bays"), pursuant to which we sold to Adar Bays an 8% Convertible Promissory Note in the original principal amount of $44,100.00 (the "First Adar Note"). The Note has a maturity date of February 24, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from Adar Bays. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 1 and 30 days after issuance - 115% of the principal amount; (b) between 31 and 60 days after issuance - 121% of the principal amount; (c) between 61 and 90 days after issuance - 127% of the principal amount; (d) between 91 and 120 days after issuance - 133% of the principal amount; (e) between 121 and 150 days after issuance - 139% of the principal amount; and (f) between 151 and 180 days after issuance - 140% of the principal amount. There is no right to pre-payment after 180 days. The purchase and sale of the Note closed on March 2, 2015, the date that the purchase price was delivered to us.

On January 30, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG Capital"), pursuant to which we sold to LG Capital a 8% Convertible Promissory Note in the original principal amount of $82,687.00 (the " Second LG Note"). The Note has a maturity date of January 29, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing bid prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from LG Capital. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 1 and 30 days after issuance - 115% of the principal amount; (b) between 31 and 60 days after issuance - 121% of the principal amount; (c) between 61 and 90 days after issuance - 126% of the principal amount; (d) between 91 and 120 days after issuance - 132% of the principal amount; (e) between 121 and 150 days after issuance - 138% of the principal amount; and (f) between 151 and 180 days after issuance - 140% of the principal amount. There is no right to pre-payment after 180 days. The purchase and sale of the Note closed on January 30, 2015, the date that the purchase price was delivered to us.

Warrant Issuances

On March 20, 2015, the Company granted cashless common stock warrants to an independent contractor to purchase a total of 500,000 shares of common stock at $0.20 per share for investor relation services. The warrants are exercisable over five (5) years from March 20, 2015. The warrants vest in accordance with the schedule presented below, whereby the price per share is defined by the closing bid price over three consecutive trading days:

•	125,000 warrants will vest at $0.20 per share
•	125,000 warrants will vest at $0.30 per share
•	125,000 warrants will vest at $0.40 per share
•	125,000 warrants will vest at $0.50 per share

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We will pay all expenses in connection with the registration and sale of the common stock by the selling shareholder, who is an underwriter in connection with their offering of shares. The estimated expenses of issuance and distribution are set forth below:

Registration Fees	Approximately	$981
Transfer Agent Fees	Approximately	2,000
Costs of Printing and Engraving	Approximately	1,000
Legal Fees	Approximately	25,000
Accounting and Audit Fees	Approximately	5,000
Total		$33,981

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article 9 of our Articles of Incorporation provides that, the personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph 1 of Section 78.037 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Paragraph 1 of Section 78.037 states that the articles of incorporation of a Nevada corporation may contain any provision, not contrary to the laws of the State of Nevada, for the management of the business and for the conduct of the affairs of the corporation.

Article 10 of our Articles of Incorporation provides that, the corporation shall, to the fullest extent permitted by Section 78.751 of the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all expenses, liabilities, or other matters referred to in or covered by said section. Section 78.751 states that the articles of incorporation of a Nevada corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition. It further states that indemnification does not exclude any other rights that an officer or director may have pursuant to the articles, bylaws, shareholders agreement or otherwise, and that it continues for a person who has ceased to be a director, officer, or employee of the company.

Article V of our Bylaws further addresses indemnification, including procedures for indemnification claims. Indemnification applies to any person that is made a party to, or threatened to be made a party to, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer or director of the company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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RECENT SALES OF UNREGISTERED SECURITIES

The following is a list of unregistered sales of equity securities issued by the Company from January 1, 2013 through the date hereof.

Common Stock

2013

From January 9, 2013 to March 11, 2013, we issued 150,000 shares of our common stock to six (6) investors, plus warrants to purchase an additional 150,000 shares of our common stock at a purchase price of $0.75 per share, for a period of one year, in exchange for cash consideration of $75,000.

On February 20, 2013 and February 25, 2013, we sold an aggregate of 3,000,000 shares of our common stock, at a price of $0.05 per share, to three (3) members of our Board of Directors as follows: Richard T. Najarian purchased 1,500,000 shares, John S. Borza purchased 1,000,000 shares, and Mitchell Felder purchased 500,000 shares, for total cash consideration of $150,000.

On March 11, 2013, we issued 50,000 shares of our common stock to one (1) individual for consulting services.

From July 2, 2013, to July 25, 2013, we issued an aggregate of 61,000 shares of our common stock to a total of eight (8) individuals pursuant to the exercise of common stock purchase warrants at $0.50 per share for total proceeds of $30,500.

On July 3, 2013, we issued an aggregate of 35,000 shares of our common stock to a total of seven (7) individuals pursuant to the exercise of common stock purchase warrants at $0.10 per share for total proceeds of $3,500.

From July 6, 2013, to July 25, 2013, we issued an aggregate of 161,200 shares of our common stock to a total of twenty-one (21) individuals pursuant to the exercise of common stock purchase warrants at $0.10 per share for total proceeds of $16,120.

On July 15, 2013, we issued 50,000 shares of our common stock to one (1) individual for consulting services.

On July 19, 2013, we issued an aggregate of 20,000 shares of our common stock to a total of seven (7) individuals pursuant to the exercise of common stock purchase warrants at $0.10 per share for total proceeds of $2,000.

On August 13, 2013, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG Capital"), pursuant to which we sold to LG Capital an 8% Convertible Promissory Note in the original principal amount of $26,500 (the "Note"). The Note has a maturity date of May 13, 2014, and is convertible after 180 days into the greater of: (i) the Variable Conversion Price or (ii) the Fixed Conversion Price. The "Variable Conversion Price" shall mean 55% multiplied by the Market Price (representing a discount rate of 45%). "Market Price" means the average of the lowest two (2) Trading Prices for the Common Stock during the ten (10) Trading Day period ending one Trading Day prior to the date we receive the Conversion Notice from LG Capital. "Trading Price" means the closing bid price on the applicable day. The "Fixed Conversion Price" shall mean $0.01. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933.

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On September 25, 2013, we entered into a consulting agreement with a third-party to provide investor communication and public relations services. Pursuant to the agreement, we agreed to issue to the consultant (a) 300,000 shares of our common stock, restricted in accordance with Rule 144, and (b) warrants to purchase an additional 300,000 shares of our common stock, exercisable at $0.96 per share for a period of three years after their issuance. The Warrants will vest at the rate of 50,000 shares per month on the first of each month beginning October 1, 2013. The total fair market value of the common stock issued was $210,000 based on the closing price of our common stock on the date of the grant.

On September 25, 2013, we issued 1,000,000 shares of our common stock, restricted in accordance with Rule 144, to Richard T. Najarian, one of the members of our Board of Directors, for total consideration of $50,000.

On or about November 11, 2013, as a commitment fee in connection with the Investment Agreement, we issued an aggregate of 559,140 shares of our common stock, restricted in accordance with Rule 144, to Kodiak Capital Group, LLC. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On or about November 18, 2013, we issued 200,000 shares of our common stock, restricted in accordance with Rule 144, to a consultant in exchange for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On December 20, 2013, we delivered to a third-party warrants dated December 12, 2013 to acquire fifty thousand (50,000) shares of our common stock at $0.25 per share, exercisable until December 12, 2015, pursuant to a service agreement dated December 12, 2013 and signed and delivered to them on December 17, 2013. On December 23, 2013, we issued one hundred fifty thousand (150,000) shares of our common stock, restricted in accordance with Rule 144, to the same party pursuant to the same agreement. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On December 23, 2013, we issued two hundred thousand (200,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party pursuant to an Engagement Agreement for Corporate Advisory Services signed and delivered to them on December 19, 2013. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

2014

On February 12, 2014 and March 10, 2014, we issued 18,462 and 15,000 shares of our common stock, respectively, restricted in accordance with Rule 144, to a third-party pursuant to a Service Provider Agreement dated January 29, 2014. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On April 7, 2014, we issued 50,000 shares of our common stock to one individual for consulting services. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the individual was either accredited or sophisticated and familiar with our operations, and there was no solicitation.

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On each of April 17, 2014, and June 27, 2014, we issued one hundred thousand (100,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party pursuant to an Engagement Agreement for Corporate Advisory Services signed and delivered to them on December 19, 2013. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On September 22, 2014, we issued seventy five thousand (75,000) shares of our common stock, restricted in accordance with Rule 144, to a third party as partial consideration for services rendered pursuant to a letter agreement dated August 12, 2014. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On September 26, 2014, we approved the issuance of seventy thousand (70,000) shares of our common stock, restricted in accordance with Rule 144, to K. Adam Dubov as partial consideration for services rendered pursuant to a Consulting Agreement dated September 19, 2014. In conjunction with the Consulting Agreement, Mr. Dubov was appointed as a member of our Scientific Advisory Board. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance. The shares were issued on October 6, 2014.

On September 30, 2014, we issued fifteen thousand (15,000) shares of our common stock, restricted in accordance with Rule 144, to a third party as consideration for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On October 15, 2014, we issued one hundred thousand (100,000) shares of our common stock, restricted in accordance with Rule 144, to a third-party pursuant to an Engagement Agreement for Corporate Advisory Services, signed and delivered to them on December 19, 2013. This was the third and final tranche of shares issuable pursuant to the Engagement Agreement. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, and the investor was accredited and familiar with our operations and there was no solicitation in connection with the issuance.

On November 4, 2014, we issued a total of three hundred and ten thousand (310,000) shares of our common stock, restricted in accordance with Rule 144, to three (3) individuals for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

On October 20, 2014, we issued a total of five hundred and ten thousand (510,000) shares of our common stock, restricted in accordance with Rule 144, to two (2) individuals for services rendered. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

Typenex Co-Investment, LLC

On November 25, 2014, we entered into a Securities Purchase Agreement with Typenex Co-Investment, LLC, a Utah limited liability company, pursuant to which we sold to Typenex a 10% Convertible Promissory Note in the original principal amount of $86,500 (the "Note"). The Note has a maturity date of August 25, 2015, and is convertible after 6 months into our common stock at the lesser of (i) $0.18 per share, or (ii) 70% (the "Conversion Factor") multiplied by the Market Price (as defined in the Note). If the Market Price of our common stock falls below $0.10 per share after the issuance of the Note, the Conversion Factor will automatically be reduced by 5% for all conversions completed while the Market Price is below $0.10. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at any time and upon notice to Typenex at a premium of 120% of the then outstanding balance of the Note. The purchase and sale of the Note closed on December 1, 2014, the date that the purchase price was delivered to us. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereunder. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Officer and Director Warrants

Effective as of November 18, 2014, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,600,000 shares); Richard Najarian (1,200,000 shares); John Borza (1,200,000 shares); Justin Felder (1,200,000 shares); Jay Rosen (400,000 shares); Heidi Carl (1,400,000 shares); and Mitchell Felder (1,600,000 shares). We also issued warrants to purchase a total of two million one hundred thousand (2,100,000) shares of our common stock, divided equally among three new members of our Scientific Advisory Board. The exercise price of the foregoing warrants is Twenty Five Cents ($0.25) per share.

One half of the shares underlying each of the respective warrants vest on January 15, 2015, with the balance vesting on June 15, 2015. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on November 18, 2014, i.e., the effective date of the grant. The issuance of the warrants was fully approved by our Board of Directors on December 9, 2014, the date a fully executed resolution authorizing the issuance was delivered to us, and issued on December 10, 2014. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

2015

LG Capital Funding, LLC

On January 30, 2015, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC ("LG Capital"), pursuant to which we sold to LG Capital a 8% Convertible Promissory Note in the original principal amount of $82,687.00 (the "Note"). The Note has a maturity date of January 29, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing bid prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from LG Capital. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 1 and 30 days after issuance - 115% of the principal amount; (b) between 31 and 60 days after issuance - 121% of the principal amount; (c) between 61 and 90 days after issuance - 126% of the principal amount; (d) between 91 and 120 days after issuance - 132% of the principal amount; (e) between 121 and 150 days after issuance - 138% of the principal amount; and (f) between 151 and 180 days after issuance - 140% of the principal amount. There is no right to pre-payment after 180 days. The purchase and sale of the Note closed on January 30, 2015, the date that the purchase price was delivered to us. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Adar Bays, LLC

On February 24, 2015, we entered into a Securities Purchase Agreement with Adar Bays, LLC ("Adar Bays"), pursuant to which we sold to Adar Bays an 8% Convertible Promissory Note in the original principal amount of $44,100.00 (the "Note"). The Note has a maturity date of February 24, 2016, and is convertible after 180 days into our common stock at the higher of (i) $0.001 cents per share or (ii) 70% of the average of the two (2) lowest closing prices of our common stock for the fifteen (15) trading days prior to receipt of a conversion notice from Adar Bays. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 1 and 30 days after issuance - 115% of the principal amount; (b) between 31 and 60 days after issuance - 121% of the principal amount; (c) between 61 and 90 days after issuance - 127% of the principal amount; (d) between 91 and 120 days after issuance - 133% of the principal amount; (e) between 121 and 150 days after issuance - 139% of the principal amount; and (f) between 151 and 180 days after issuance - 140% of the principal amount. There is no right to pre-payment after 180 days. The purchase and sale of the Note closed on March 2, 2015, the date that the purchase price was delivered to us. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Services

On March 20, 2015, we issued a warrant to acquire five hundred thousand (500,000) shares of our common stock in exchange for services rendered. The warrant is exercisable for five (5) years at $0.20 per share, but only vests to the extent that the closing bid price of our common stock reaches the following levels over three consecutive trading days:

•	125,000 warrants will vest at $0.20 per share;
•	125,000 warrants will vest at $0.30 per share;
•	125,000 warrants will vest at $0.40 per share; and
•	125,000 warrants will vest at $0.50 per share.

The issuance of the warrants was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was a sophisticated investor, familiar with our operations, and there was no solicitation.

On May 30, 2015, we issued a warrant to acquire up to five hundred thousand (500,000) shares of our common stock to Ryan Fields, one of the members of our Scientific Advisory Board, in exchange for services related thereto. The warrant is exercisable for seven (7) years at $0.25 and shall vest in its entirety on December 1, 2015, subject to the condition that Mr. Fields is still a member of our Scientific Advisory Board at that time. If Mr. Fields ceases to be a member of our Scientific Advisory Board for any reason prior to December 1, 2015, the warrant shall terminate immediately. The issuance of the warrant was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was a sophisticated investor, familiar with our operations, and there was no solicitation.

JMJ Financial

On September 2, 2015, we entered into a Convertible Promissory Note with JMJ Financial ("JMJ") in the original principal amount of up to $250,000 (the "Note"). The initial amount of funding under the Note was $50,000. The Note has a maturity date of two (2) years from each funding and is convertible at any time by the holder into our common stock at 60% of the lowest trade price in the twenty five (25) trading days previous to the conversion, with a floor of $0.0001 per share. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. Any funding under the Note can be prepaid by us within ninety (90) days without a premium and without interest. After ninety (90) days, a one-time interest charge of twelve percent (12%) is applied, and the Note may not be prepaid without the holder's consent. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Warrant Exercise

On September 8, 2015, we issued 1,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

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Advisory Board Warrants

On September 10, 2015, we issued warrants to purchase five hundred thousand (500,000) shares of our common stock to a new member of our Scientific Advisory Board. The exercise price of the warrants is Ten Cents ($0.10) per share. The warrants are vested immediately. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

Vis Vires Group, Inc.

On September 8, 2015, we entered into a Securities Purchase Agreement with Vis Vires Group, Inc., pursuant to which we sold to Vires a 8% Convertible Promissory Note in the original principal amount of Forty Eight Thousand Dollars ($48,000.00) (the "Note"). The Note has a maturity date of June 8, 2016, and is convertible after 180 days into our common stock at the greater of (i) the Variable Conversion Price and (ii) the Fixed Conversion Price. The "Variable Conversion Price" shall mean 58% multiplied by the Market Price (representing a discount rate of 42%). "Market Price" means the average of the lowest three (3) Trading Prices for the Common Stock during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. "Trading Price" means the closing bid price on the applicable day. The "Fixed Conversion Price" shall mean $0.00001. The shares of common stock issuable upon conversion of the Note will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The Note can be prepaid by us at a premium as follows: (a) between 0 and 30 days after issuance - 110% of the principal amount and any accrued and unpaid interest; (b) between 31 and 60 days after issuance - 115% of the principal amount and any accrued and unpaid interest; (c) between 61 and 90 days after issuance - 120% of the principal amount and any accrued and unpaid interest; (d) between 91 and 120 days after issuance - 125% of the principal amount and any accrued and unpaid interest; (e) between 121 and 150 days after issuance - 130% of the principal amount and any accrued and unpaid interest; and (f) between 151 and 180 days after issuance - 135% of the principal amount and any accrued and unpaid interest. The purchase and sale of the Note closed on September 21, 2015, the date that the purchase price was delivered to us. The issuance of the Note was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

On February 12, 2016, we issued 600,000 shares of our common stock, restricted in accordance with Rule 144, to a third-party for services rendered in connection with our recent financing transactions. The issuance was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investor was sophisticated and familiar with our operations, and there was no solicitation in connection with the sale.

Warrant Exercise

On October 1, 2015, we issued 3,000,000 shares of common stock, restricted in accordance with Rule 144, to Mitchell Felder, one of our directors, upon the exercise of warrants at $0.00001 per share. The issuance was exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Effective as of October 21, 2015, we issued warrants to the following officers and directors, which will allow them to purchase shares of our common stock in the amounts indicated: William Hartman (1,000,000 shares); Mitchell Felder (1,000,000 shares), Heidi Carl (750,000 shares), John Borza (600,000 shares), Richard Najarian (200,000 shares), and Jay Rosen (200,000 shares). We also issued warrants to purchase a total of one million eight hundred thousand (1,800,000) shares of our common stock to six members of our Scientific Advisory Board. The exercise price of the foregoing warrants is Five Cents ($0.05) per share. One half of the shares underlying each of the respective warrants vest on June 15, 2016, with the balance vesting on December 15, 2016. In order for the warrants to vest on each of the foregoing dates, however, the holders must be serving in the same capacity on behalf of the Company as he or she was serving on October 21, 2015. The issuance of the warrants was fully approved by our Board of Directors on October 21, 2015, the date a fully executed resolution authorizing the issuance was delivered to us. The issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, the investors are sophisticated and familiar with our operations, and there was no solicitation in connection with the issuance.

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Redwood Management, LLC

On December 28, 2015, we entered into a Securities Purchase Agreement with Redwood Management, LLC ("Redwood"), pursuant to which we agreed to sell, and Redwood agreed to purchase, One Million Six Hundred Thousand Dollars ($1,600,000) in 10% Convertible Promissory Notes. On February 26, 2016, and again on March 7, 2016, the Securities Purchase Agreement was amended, and the total amount of funding to which Redwood is obligated was reduced to $525,000. The Notes have an original issue discount of five percent (5%). The first note was issued on December 28, 2015 in the face amount of One Hundred Fifty Seven Thousand Five Hundred Dollars ($157,500), to Redwood Management, LLC. The second note was issued on January 8, 2016, in the face amount of One Hundred Thirty One Thousand Two Hundred Fifty Dollars ($131,250), to Redwood Fund III Ltd. The third note was issued on February 22, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The fourth note was issued on March 7, 2016, in the face amount of Seventy Eight Thousand Seven Hundred Fifty Dollars ($78,750), to Redwood Management, LLC. The fifth and final note was issued on March 11, 2016, in the face amount of One Hundred Five Thousand Dollars ($105,000). The maturity date of each note is nine (9) months after its issuance. Each note will be convertible after ninety (90) days into our common stock at a conversion price equal to 60% of the lowest traded price of the Common Stock in the fifteen (15) Trading Days prior to the Conversion Date. The shares of common stock issuable upon conversion of the notes will be restricted securities as defined in Rule 144 promulgated under the Securities Act of 1933. The notes can be prepaid by us at any time upon ten (10) days written notice to Redwood for a cash amount equal to the sum of the then outstanding principal amount of the note and interest multiplied by 130%. Pursuant to a Registration Rights Agreement, we agreed to register the shares underlying conversion of the notes. The purchase and sale of the initial Note closed on December 28, 2015, the date that the purchase price was delivered to us.The issuance of the Note was exempt from registration pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933. The purchaser was an accredited and sophisticated investor, familiar with our operations, and there was no solicitation.

Preferred Stock

On January 2, 2016, two of our officers and directors, William A. Hartman and Mitchell Felder, exercised warrants to acquire one million (1,000,000) shares of Series A Convertible Preferred Stock each. Each share of Series A Convertible Preferred Stock is convertible, at the election of the holder thereof, into one (1) share of our common stock, and has one hundred (100) votes per share.

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EXHIBITS

3.1 (1)	Articles of Incorporation of Premier Biomedical, Inc.

3.2 (2)	Amendment to Articles of Incorporation of Premier Biomedical, Inc.

3.2 (1)	Bylaws of Premier Biomedical, Inc., as amended

3.3 (1)	Certificate of Designation of Series A Convertible Preferred Stock

5.1 (2)	Legal Opinion of Clyde Snow & Sessions, PC

10.1 (1)	License Agreement dated May 12, 2010 with Altman Enterprises, Inc.

10.2 (1)	License Agreement dated May 12, 2010 with Marv Enterprises, LLC.

10.3 (1)	Preferred Stock Purchase Warrant issued to Mitchell Felder

10.4 (1)	Preferred Stock Purchase Warrant issued to William A. Hartman

10.5 (1)	Common Stock Purchase Warrant issued to Mitchell Felder

10.6 (1)	Common Stock Purchase Warrant issued to William A. Hartman

10.7 (1)	Common Stock Purchase Warrant issued to The Lebrecht Group, APLC

10.8 (1)	Promissory Note issued to William A. Hartman dated December 31, 2010

10.9 (1)	Promissory Note issued to Mitchell Felder dated December 31, 2010

10.10 (1)	Promissory Note issued to William A. Hartman dated March 31, 2011

10.11 (1)	Promissory Note issued to Mitchell Felder dated March 31, 2011

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10.12 (1)	Form of Warrant Sold in Private Placement

10.13 (3)	First Addendum to License Agreement dated August 17, 2011 with Marv Enterprises, LLC.

10.14 (3)	Frist Addendum to License Agreement dated August 17, 2011 with Altman Enterprises, LLC.

10.15 (4)	Collaboration Agreement with the University of Texas System dated May 9, 2012

10.16 (5)	Employment Agreement with William A. Hartman, dated September 28, 2012

10.17 (6)	Form of Directors and Officers Warrant

10.18 (7)	Form of Directors Stock Purchase Agreement

10.19 (8)	Cooperative Research and Development Agreement with U.S. Army Medical Research and Material Command

10.20 (9)	Securities Purchase Agreement dated August 13, 2013

10.21 (9)	Convertible Promissory Note dated August 13, 2013

10.22 (10)	Form of Directors Bridge Loan Agreement Promissory Note dated November 18, 2013

10.23 (11)	Securities Purchase Agreement dated November 25, 2014

10.24 (11)	Convertible Promissory Note dated November 25, 2014

10.25 (12)	Securities Purchase Agreement dated January 30, 2015

10.26 (12)	Convertible Promissory Note dated January 30, 2015

10.27 (13)	Securities Purchase Agreement dated February 24, 2015

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10.28 (13)	Convertible Promissory Note dated February 24, 2015

10.29 (14)	Amendment to Note dated March 4, 2015

10.30 (15)	Patent License Agreement dated March 4, 2015

10.31 (16)	Common Stock Purchase Warrant dated March 20, 2015

10.32 (17)	Amendment No. 1 to Patent License Agreement dated June 19, 2015.

10.33 (18)	Common Stock Purchase Warrant issued to Ryan Fields dated March 30, 2015

10.34 (19)	Consulting Agreement with FBROCCO dated June 23, 2015

10.35 (20)	Convertible Promissory Note dated September 2, 2015

10.36 (21)	Securities Purchase Agreement dated September 3, 2015 with Vis Vires Group, Inc.

10.37 (21)	Convertible Promissory Note dated September 3, 2015 with Vis Vires Group, Inc.

10.38 (22)	Securities Purchase Agreement dated December 28, 2015 with Redwood Management, LLC

10.39 (22)	Convertible Promissory Note dated December 28, 2015 with Redwood Management, LLC

10.40 (22)	Registration Rights Agreement dated December 28, 2015 with Redwood Management, LLC

10.41 (23)	Convertible Promissory Note dated January 8, 2016, with Redwood Fund III Ltd.

10.42 (24)	Convertible Promissory Note dated February 22, 2016 with Redwood Management, LLC

10.43 (25)	First Amendment to Securities Purchase Agreement dated February 22, 2016

10.44 (25)	Second Amendment to Securities Purchase Agreement dated March 7, 2016

10.45 (25)	Convertible Promissory Note dated March 7, 2016 with Redwood Management, LLC

10.46	Convertible Promissory Note dated March 11, 2016 with Redwood Management, LLC

23.1	Consent of M&K CPAS, PLLC

23.2	Consent of Clyde Snow & Sessions, PC (included in Exhibit 5.1)
________________

(1)	Incorporated by reference from our Registration Statement on Form S-1 dated June 13, 2011, filed with the Commission on June 14, 2011.

(2)	To be filed by amendment.

(3)	Incorporated by reference from our Registration Statement on Form S-1/A dated and filed with the Commission on October 4, 2011.

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(4)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on May 14, 2012.

(5)	Incorporated by reference from our Current Report on Form 8-K filed with the Commission on October 10, 2012.

(6)	Incorporated by reference from our Annual Report on Form 10-K filed with the Commission on April 1, 2013.

(7)	Incorporated by reference from our Current Report on Form 8-K dated February 20, 2013, filed with the Commission on February 27, 2013.

(8)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on June 12, 2013.

(9)	Incorporated by reference from our Current Report on Form 8-K dated August 22, 2013, filed with the Commission on August 28, 2013.

(10)	Incorporated by reference from our Current Report on Form 8-K dated December 6, 2013, filed with the Commission on December 9, 2013.

(11)	Incorporated by reference from our Current Report on Form 8-K dated December 1, 2014, filed with the Commission on December 2, 2014.

(12)	Incorporated by reference from our Current Report on Form 8-K dated February 2, 2015, filed with the Commission on February 4, 2015.

(13)	Incorporated by reference from our Current Report on Form 8-K dated March 2, 2015, filed with the Commission on March 4, 2015.

(14)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on March 6, 2015.

(15)	Incorporated by reference from our Current Report on Form 8-K dated March 16, 2015, filed with the Commission on March 18, 2015.

(16)	Incorporated by reference from our Quarterly Report on Form 10-Q dated May 14, 2015, filed with the Commission on May 15, 2015.

(17)	Incorporated by reference from our Current Report on Form 8-K dated June 19, 2015, filed with the Commission on June 23, 2015.

(18)	Incorporated by reference from our Quarterly Report on Form 10-Q dated and filed with the Commission on August 14, 2015.

(19)	Incorporated by reference from our Current Report on Form 8-K dated July 6, 2015, filed with the Commission on July 9, 2015.

(20)	Incorporated by reference from our Current Report on Form 8-K dated September 8, 2015, filed with the Commission on September 9, 2015.

(21)	Incorporated by reference from our Current Report on Form 8-K dated September 21, 2015, filed with the Commission on September 23, 2015.

(22)	Incorporated by reference from our Current Report on Form 8-K dated December 30, 2015, filed with the Commission on December 31, 2015.

(23)	Incorporated by reference from our Current Report on Form 8-K dated January 11, 2016, filed with the Commission on January 12, 2016.

(24)	Incorporated by reference from our Current Report on Form 8-K dated March 1, 2016, filed with the Commission on March 3, 2016.

(25)	Incorporated by reference from our Current Report on Form 8-K dated and filed with the Commission on March 11, 2016.

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Undertakings

A.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B.	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of Regulation S-K) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Jackson Center, State of Pennsylvania.

Premier Biomedical, Inc.

Dated: March 15, 2016	/s/ William A. Hartman
By: William A. Hartman
Its: Chief Executive Officer

Dated: March 15, 2016	/s/ Heidi H. Carl
By: Heidi H. Carl
Its: Chief Financial Officer, Treasurer and Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Dated: March 15, 2016	/s/ William A. Hartman
By: William A. Hartman, President and Director

Dated: March 15, 2016	/s/ Mitchell S. Felder
By: Mitchell S. Felder, Chairman of the Board

Dated: March 15, 2016	/s/ Heidi H. Carl
By: Heidi H. Carl, Secretary and Director

Dated: March 15, 2016	/s/ John S. Borza
By: John S. Borza, Director

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